As filed with the Securities and Exchange Commission on February 14, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kennedy-Wilson Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6500	26-0508760	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AND

Kennedy-Wilson, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6500	95-4364537	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AND

The Other Registrants Named in the Table of Additional Registrants Below

William J. McMorrow

Chief Executive Officer

Kennedy-Wilson, Inc.

9701 Wilshire Boulevard, Suite 700

Beverly Hills, California 90212

(310) 887-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Julian T.H. Kleindorfer

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

(213) 485-1234

Fax: (213) 891-8763

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Note(1)	Maximum Aggregate Offering Price	Amount of Registration Fee
8.750 % Senior Notes due 2019 of Kennedy-Wilson, Inc.	$100,000,000	100% of Principal Amount	$100,000,000	$13,640
Guarantees of 8.750% Senior Notes due 2019(2)	N/A	N/A	N/A	$0(3)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Consists of guarantees of the 8.750 % Senior Notes due 2019 of Kennedy-Wilson, Inc. by Kennedy-Wilson Holdings, Inc. and the additional guarantor registrants listed on the Table of Additional Registrants below.
(3)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Additional Registrants (as Guarantors of 8.750% Senior Notes due 2019)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
Kennedy-Wilson Properties, Ltd.	DE	95-4697159	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Services, Inc.	DE	95-4812579	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Services II, Inc.	DE	20-3693493	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Property Services III, L.P.	DE	26-1558520	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Equity, Inc.	DE	95-4812580	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Equity II, Inc.	DE	20-3812712	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Special Equity, Inc.	DE	95-4812583	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Special Equity II, Inc.	DE	20-3693618	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Property Special Equity III, LLC	DE	26-1558607	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

K-W Properties	CA	95-4492564	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Property Services III GP, LLC	DE	26-3806726	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
KW BASGF II Manager, LLC	DE	20-5523327	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors I, LLC	DE	27-3337920	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors II, LLC	DE	27-3788594	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors III, LLC	DE	27-4110400	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager I, LLC	DE	27-3337771	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager II, LLC	DE	27-3788479	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager III, LLC	DE	27-4110811	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Overseas Investments, Inc.	DE	20-2715619	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Fairways 340 Corp.	DE	20-4169707	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW—Richmond, LLC	DE	26-2852263	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

SG KW Venture I Manager LLC	DE	27-1366657	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Loan Partners I LLC	DE	27-1944476	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
KW Loan Partners II LLC	CA	27-2450209	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Summer House Manager, LLC	DE	27-2502491	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Montclair, LLC	DE	26-2942185	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Blossom Hill Manager, LLC	DE	26-3330309	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Serenade Manager, LLC	DE	27-3271987	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

K-W Santiago Inc.	CA	95-4704530	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Redmond Manager, LLC	DE	26-2773678	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Dillingham Ranch Aina LLC	DE	20-4635382	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

68-540 Farrington, LLC	DE	20-4879846	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Dillingham Aina LLC	DE	20-4788802	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Fund Management Group, LLC	CA	20-8342380	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson International	CA	95-3379144	6521-18	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Tech, Ltd.	CA	95-4725845	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
KWP Financial I	CA	95-4506679	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Auction Group Inc.	CA	26-0808460	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kenney-Wilson Properties, LTD.	IL	36-2709910	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager IV, LLC	DE	45-1836132	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager V, LLC	DE	45-2477455	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Ireland, LLC	DE	45-1840083	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Property Equity IV, LLC	DE	45-2147199	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Builder Marketing Services, Inc.	CA	45-2718656	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Fund IV—Kohanaiki, LLC	DE	45-2718657	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Telstar Partners, LLC	DE	45-2718658	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors IV, LLC	DE	45-837186	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors V, LLC	DE	45-477357	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
Meyers Research, LLC	DE	45-4723472	6531-08	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Armacost, LLC	DE	45-2727561	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Santa Maria Land Partners Manager, LLC	DE	45-3630097	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Investment Adviser, LLC	DE	45-4320018	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy-Wilson Capital	CA	20-0315687	6199-07	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Captowers Partners, LLC	DE	45-5023899	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Four Points, LLC	DE	45-5152394	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Loan Partners VII, LLC	DE	45-5153987	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors VII, LLC	DE	90-0845725	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager VII, LLC	DE	90-0846443	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Residential Capital, LLC	DE	46-0678305	6199-07	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Boise Plaza, LLC	DE	45-5471242	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices
KW Loan Partners VIII, LLC	DE	36-4735475	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW UR Investments 1, LLC	DE	45-4366281	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW UR Investments 2, LLC	DE	45-4366392	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Property Services IV, L.P.	DE	27-4787414	6531-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Kennedy Wilson Property Services IV GP, LLC	DE	27-4786391	6591-06	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW/CV Third Pacific Manager, LLC	DE	46-0708946	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW EU Loan Partners II, LLC	DE	46-0961139	6162-01	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Investors VIII, LLC	DE	46-0726774	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager VIII, LLC	DE	46-0726923	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW 1200 Main, LLC	DE	46-1064734	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW Harrington LLC	DE	46-0995523	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KW 5200 Lankershim Manager, LLC	DE	46-0941753	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices

KWF Manager X, LLC	DE	46-1265534	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager XI, LLC	DE	46-1264104	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

KWF Manager XII, LLC	DE	46-1271047	6531-04	9701 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 (310) 887-6400

The information in this preliminary prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2013

PRELIMINARY PROSPECTUS

$100,000,000

Kennedy-Wilson, Inc.

Exchange Offer for

8.750% Senior Notes due 2019

We are offering to issue up to $100,000,000 aggregate principal amount of our 8.750% Senior Notes due 2019, which will be fully and unconditionally guaranteed by Kennedy-Wilson Holdings, Inc., our parent company, and certain subsidiaries of Kennedy-Wilson, Inc. (the “exchange notes”), in an exchange offer that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for any and all of our $100,000,000 aggregate principal amount of outstanding 8.750% Senior Notes due 2019 that we issued on December 6. 2012, which are fully and unconditionally guaranteed by Kennedy-Wilson Holdings, Inc. and certain subsidiaries of Kennedy-Wilson, Inc. (the “outstanding notes”). We are offering to exchange the outstanding notes for the exchange notes to satisfy our obligations in the registration rights agreement that we entered into when the outstanding notes were sold pursuant to Rule 144A and Regulation S under the Securities Act. The outstanding notes were issued in a private placement as additional notes under an indenture pursuant to which we originally issued $200.0 million aggregate principal amount of our 8.750% Senior Notes due 2019 on April 5, 2011 and an additional $50.0 million aggregate principal amount of such notes on April 12, 2011 (together, the “initial notes”). In February 2012, we consummated an exchange offer pursuant to which all initial notes were exchanged for newly issued notes, which we refer to as the “initial exchange notes.” The exchange offer we are making pursuant to this prospectus does not extend to the initial notes or the initial exchange notes. However, when issued, the exchange notes will be fungible with the initial exchange notes.

The Exchange Offer

•

We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable, except in limited circumstances as described below.

•	You may withdraw tenders of your outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at midnight, New York City time, in the evening of [__], 2013, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

The Exchange Notes

•

The terms of the exchange notes to be issued in the exchange offer are identical in all material respects to the outstanding notes, except that the exchange notes will be freely tradable, except in limited circumstances as described below.

Resales of the Exchange Notes

•

The exchange notes may be resold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on any securities exchange or market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the related indenture. In general, the outstanding notes may not be offered or sold, except in transactions that are registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate that we will register the resale of the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 18 for a discussion of certain risks that you should consider before participating in the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. We have agreed that, for a period of 180 days after the date of this prospectus, we will make this prospectus available to any broker-dealer for use in connection with such resales. See “Plan of Distribution.”

If you are an affiliate of ours or any guarantor, or are engaged in, or intend to engage in, or have an agreement or understanding to participate in, a distribution of the exchange notes, then you cannot rely on the applicable interpretations of the Securities and Exchange Commission and you must comply with the registration requirements of the Securities Act in connection with any resale of the exchange notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [__], 2013.

You should rely only on the information contained or incorporated by reference in this prospectus or in any additional written communication prepared by or authorized by us. We have not authorized anyone to provide you with any information or represent anything about us, our financial results or the exchange offer that is not contained in or incorporated by reference into this prospectus or in any additional written communication prepared by or on behalf of us. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to exchange the outstanding notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus or in any additional written communication prepared by or on behalf of us is accurate only as of the date on its cover page and that any information incorporated by reference herein is accurate only as of the date of the document containing such information incorporated by reference.

As used in this prospectus, references to “company,” “we,” “us” and “our” and similar expressions refer to Kennedy-Wilson Holdings, Inc., and its subsidiaries, including Kennedy-Wilson, Inc., the issuer of the outstanding notes and the exchange notes, unless otherwise stated or the context otherwise requires. However, in the cover page of this prospectus and the sections of this prospectus titled “Prospectus Summary—The Exchange Offer,” “Prospectus Summary—The Exchange Notes,” “The Exchange Offer” and “Description of the Notes,” references to “company,” “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

Kennedy-Wilson Holdings, Inc., Kennedy-Wilson, Inc. and certain subsidiaries of Kennedy-Wilson, Inc., have filed with the United States Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, to the extent that contract or document is filed or incorporated as an exhibit to the registration statement, we refer you to the that exhibit.

Kennedy-Wilson Holdings, Inc. is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files periodic reports, proxy statements and other information with the SEC. Materials that it files with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov from which interested persons can electronically access reports, proxy statements and other information relating to SEC registrants, including our company. Kennedy-Wilson Holdings, Inc.’s common stock is listed on the New York Stock Exchange, and reports, proxy statements and other information that it provides to the New York Stock Exchange can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Our Internet website at http://www.kennedywilson.com contains information concerning us. On the Investor Relations page of that website, we provide access to all of Kennedy-Wilson Holdings, Inc.’s SEC filings free of charge, as soon as reasonably practicable after filing with the SEC. The information on, or that can be accessed through, our Internet website is not incorporated in this prospectus by reference, and you should not consider it a part of this prospectus.

ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows certain issuers, including us, to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to those documents that are considered part of this prospectus but are filed separately with the SEC. Any statement in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded to the extent that a statement contained in this prospectus, or in any other document subsequently filed with the SEC and incorporated by reference, modifies or supersedes that statement. If any statement is so modified or superseded, it does not constitute a part of this prospectus, except as modified or superseded. Information that is “furnished to” the SEC shall not be deemed “filed with” the SEC and shall not be deemed incorporated by reference into this prospectus or the registration statement of which this prospectus is a part. The following documents of Kennedy-Wilson Holdings are deemed to be incorporated by reference:

•

our Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on March 14, 2012 (including the information specifically incorporated by reference in Part III of such Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2012) (File No. 001-33824);

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 9, 2012, August 9, 2012 and November 9, 2012, respectively (File No. 001-33824);

•

our Current Reports on Form 8-K, filed with the SEC on October 3, 2011, January 11, 2012, January 30, 2012, April 10, 2012, June 15, 2012, June 29, 2012, July 24, 2012, November 6, 2012, November 21, 2012, November 28, 2012, December 7, 2012 and December 14, 2012 (File No. 001-33824);

•

any future filings of Kennedy-Wilson Holdings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, and on or after the date of this prospectus and on or prior to the completion or termination of the exchange offer (or, in the case of the reoffering of exchange notes by broker-dealers as described in this prospectus, the termination of such reoffering).

See “Where You Can Find More Information” above for further information concerning how to obtain copies of these SEC filings.

This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person to whom a copy of this prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents that have been or may be incorporated by reference into this prospectus. Requests for copies of any such document should be directed to the Secretary, Kennedy-Wilson Holdings, Inc., 9701 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212, phone: (310) 887-6400.

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THE INFORMATION NO LATER THAN [__], 2013, WHICH IS FIVE BUSINESS DAYS BEFORE THE EXPIRATION OF THE EXCHANGE OFFER.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus and may not contain all of the information that may be important to you. You should carefully read this together with the entire prospectus, and the documents incorporated by reference, including the “Risk Factors” section, the historical financial statements and the notes to those financial statements. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc., unless otherwise stated or the context otherwise requires.

Our Company

Founded in 1977, we are an international real estate investment and services firm. We are a vertically integrated real estate operating company with approximately 300 professionals in 24 offices throughout the United States, United Kingdom, Ireland, Spain and Japan. Based on management’s estimate of fair value as of September 30, 2012, we had approximately $11.9 billion of real estate and real estate-related assets under our management (“AUM”), totaling over 58 million square feet of properties throughout the United States, Europe and Japan. This included ownership in 13,950 multifamily apartment units, of which 204 units were owned by our consolidated subsidiaries and 13,746 were held in joint ventures.

AUM generally refers to the properties and other assets with respect to which we provide (or participate in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, and investments in joint ventures. Our AUM is intended principally to reflect the extent of our presence in the real estate market, not the basis for determining our management fees. Our AUM consists of the total estimated fair value of the real estate properties and other assets either owned by third parties, wholly owned by us or held by joint ventures and other entities in which our sponsored funds or investment vehicles and client accounts have invested. Committed (but unfunded) capital from investors in our sponsored funds is not included in our AUM. The estimated value of development properties is included at estimated completion cost.

Our Business Segments

Our operations are defined by two core business units: KW Investments and KW Services. KW Investments invests our capital and our partners’ capital in real estate-related assets, including multifamily, commercial and residential properties and loans secured by real estate. KW Services provides a full array of real estate-related services to investors and lenders, with a strong focus on financial institution-based clients.

KW Investments

We invest our capital and our equity partners’ capital in real estate assets and loans secured by real estate through joint ventures, separate accounts, commingled funds, and wholly owned investments. We are typically the general partner in these investment vehicles, with ownership interests ranging from approximately 5% to 50%. Our equity partners include financial institutions, foundations, endowments, high net worth individuals and other institutional investors. In many cases, we get a promoted interest in the profits of our investments beyond our ownership percentage.

Our investment philosophy is based on three core fundamentals:

•	significant proprietary deal flow from an established network of industry relationships, particularly with financial institutions;

•	focus on a systematic research process with a disciplined approach to investing; and

•	superior in-house operating execution.

Our primary investment markets include California, Washington, Hawaii, the United Kingdom, Ireland and Japan, which we have identified as areas with dense populations, high barriers to entry, scarcity of land and supply constraints. We typically focus on the following opportunities:

•	real estate owners or lenders seeking liquidity;

•	under-managed or under-leased assets; and

•	repositioning opportunities.

The following table describes our investment account, which includes the following financial statement captions below, and is derived from our unaudited interim condensed consolidated balance sheet as of September 30, 2012 (dollars in millions):

Investment in joint ventures	$380.6
Real estate	111.5
Mortgage debt	(30.7)
Notes receivable	83.5
Loan pool participations	102.9
Marketable securities	10.3

Total	$658.1

The following table breaks down our investment account information derived from our unaudited interim condensed consolidated balance sheet by investment type and geographic location as of September 30, 2012, net of mortgage loans payable, where applicable (dollars in millions):

	Multifamily	Loans Secured by Real Estate	Commercial	Residential(1)	Other	Total
Western United States	$125.3	$156.3	$63.9	$85.2	$0.5	$431.2
Japan	106.4	—	9.0	—	—	115.4
United Kingdom and Ireland	11.9	72.8	10.1	—	10.2	105.0
Other	0.4	—	0.5	0.2	5.4	6.5

Total	$244.0	$229.1	$83.5	$85.4	$16.1	$658.1

(1)	Includes for-sale residential properties, condominiums and residential land.

KW Services

KW Services offers a comprehensive line of real estate services for the full lifecycle of real estate ownership and investment to clients that include financial institutions, developers, builders and government agencies. KW Services has three business lines: auction and conventional sales, property services and investment management. These three business lines generate revenue for us through commissions and fees.

Since our inception, we have sold more than $10 billion of real estate through our auction platform and have extensive experience in auction marketing and conducting live and online auctions. The auction group executes accelerated marketing programs for all types of residential and commercial real estate.

We manage over 38 million square feet of properties for institutional clients and individual investors in the United States, Europe and Japan. With 24 offices throughout the United States, the United Kingdom, Ireland, Spain and Japan, we have the capabilities and resources to provide property services to real estate owners, as well as the experience, as a real estate investor, to understand client concerns.

Through our investment management business, we provide acquisition, asset management and disposition services to our equity partners, as well as to third parties.

Additionally, KW Services plays a critical role in supporting the company’s investment strategy by providing local market intelligence and real-time data for evaluating investments, generating proprietary transaction flow and creating value through efficient implementation of asset management or repositioning strategies.

Our Competitive Strengths

We believe the combination of a service business and an investment platform provides us with significant competitive advantages and allows us to generate superior risk-adjusted returns. We use our service platform to facilitate the origination of investment opportunities, enhance the investment process and ensure the alignment of interests with our investors’ interests. Our competitive strengths include:

•

Transaction experience: Our Executive Committee has more than 125 years of combined real estate experience and has been working and investing together, on average, for over 15 years. Members of the Executive Committee have collectively acquired, developed and managed in excess of $20 billion of real estate investments in the United States, the United Kingdom, Ireland and Japan throughout various economic cycles, both at our company and throughout their careers.

•

Extensive relationship and sourcing network: We leverage our services business in order to source off-market deals. In addition, the Executive Committee and our acquisition team have transacted deals in nearly every major metropolitan market in the Western United States, as well as in the United Kingdom, Ireland and Japan. Their local presence and reputation in these markets have enabled them to cultivate key relationships with major holders of property inventory, particularly financial institutions, throughout the real estate community.

•

Structuring expertise and speed of execution: Our prior acquisitions have taken a variety of forms, including direct property investments, joint ventures, participating loans and investments in performing and non-performing mortgages. We believe that we have developed a reputation for being able to quickly execute, as well as originate and creatively structure, acquisitions, dispositions and financing transactions.

•

Vertically integrated platform for operational enhancement: We have approximately 300 employees in both KW Investments and KW Services, with 24 regional offices throughout the United States, the United Kingdom, Ireland, Spain and Japan. Our geographically diversified business model is aimed at successfully weathering real estate cycles. We have a hands-on approach to real estate investing, and we possess the local expertise in property management, leasing, construction management, development and investment sales, which, we believe, enables us to invest successfully in selected submarkets.

•

Risk protection and investment discipline: We underwrite our investments based upon a thorough examination of property economics and a critical understanding of market dynamics and risk management strategies. We conduct an in-depth sensitivity analysis on each of our acquisitions. Our analysis applies various economic scenarios that include changes to rental rates, absorption periods, operating expenses, interest rates, exit values and holding periods. We use this analysis to develop our disciplined acquisition strategies.

Recent Developments

Acquisitions

During the nine months ended September 30, 2012, we and our equity partners acquired approximately $1.5 billion of real estate-related investments. We invested $175.6 million into these investments and hold a 43.2% weighted average ownership interest in the related assets. The remainder of the purchase price for these investments was financed with property-level debt and partner equity. This indebtedness is non-recourse to us. These investments include the following:

•

Real Estate. The acquisitions by us and our equity partners included approximately $969.1 million of income-producing real estate assets. We invested approximately $80.4 million of our equity in vehicles that acquired these real estate assets and have a weighted average ownership interest of 38% in the assets. The underlying assets are located primarily in the Western United States (68% in terms of our invested equity) and Ireland (32% in terms of our invested equity) and include seven multifamily properties with 1,961 units and 11 commercial properties totaling 2.0 million square feet.

•

Loans. The acquisitions by us and our equity partners also included approximately $563.6 million aggregate unpaid principal balance of loans. These loans are secured by 108 properties located in the Western United States and Ireland and were acquired at an average discount of 20% to their unpaid principal balance (weighted based on our equity invested). In addition, we and our equity partners originated a loan of $8.6 million at a 10.8% interest rate. We invested approximately $95.2 million of our equity in the above in loans for a weighted average ownership interest in these loans of 49%.

Dispositions

During the nine months ended September 30, 2012, we and our equity partners sold four multifamily properties located in the Western United States for a total of $243.0 million, which resulted in a total gain of $32.6 million, of which our share was $7.9 million (on $17.5 million of our equity invested). We also sold our interest in a 324-unit apartment building in San Jose, California, generating a gain to us of $2.2 million (on $3.2 million of our equity invested).

Financial Results for the Third Quarter of 2012

On November 5, 2012, we reported a third quarter 2012 net loss attributable to common shareholders of $6.2 million, compared to a net loss attributable to common shareholders of $6.9 million for the same period in 2011. Net loss attributable to common shareholders, adjusted for stock-based compensation expense, was $3.3 million compared to a net loss of $5.6 million for the same period in 2011.

Our earnings before interest, our share of interest expense included in income from investments in joint ventures and loan pool participations, depreciation and amortization, our share of depreciation and amortization included in income from investments in joint ventures, loss on early extinguishment of corporate debt, income taxes, merger and related expenses and stock-based compensation expense, which we refer to as Adjusted EBITDA, for the third quarter of 2012 was $17.5 million, a 94% increase from $9.0 million for the same period in 2011. We have provided a reconciliation of our Adjusted EBITDA to our net loss under the caption “Prospectus Summary—Summary Historical Consolidated Financial and Other Data” in this prospectus.

Offering of 7.75% Senior Notes due 2042

On November and December 2012, we completed a public offering of $55.0 million aggregate principal amount of Kennedy-Wilson’s 7.75% Senior Notes due 2042 (the “2042 notes”). We received approximately $53.0 million of net proceeds from the offering, after deducting discounts and commissions and estimated offering expenses payable by us. We used a portion of the net proceeds to repay the approximately $35.0 million outstanding balance under our unsecured revolving credit facility. We intend to use the remaining proceeds for general corporate purposes, including future acquisitions and co-investments.

For a description of the terms of the 2042 notes, see “Description of Other Indebtedness—7.75% Senior Notes due 2042.”

Offering of Common Stock

In July 2012, we issued 8.6 million shares of our common stock primarily to institutional investors, resulting in gross proceeds of $112.1 million, of which $40.0 million was used to pay off the then-outstanding balance on our line of credit.

The declaration and payment of any future dividends is at the sole discretion of our Board of Directors.

Corporate Information

Kennedy-Wilson Holdings, Inc. is a Delaware corporation. Our corporate headquarters is located at 9701 Wilshire Blvd., Suite 700, Beverly Hills, California 90212, and our telephone number is (310) 887-6400.

The Exchange Offer

In this prospectus, (1) the term “outstanding notes” refers to our outstanding 8.750% Senior Notes due 2019 and the related guarantees issued in a private placement on December 6, 2012, for a total aggregate principal amount of $100,000,000; (2) the term “exchange notes” refers to our 8.750% Senior Notes due 2019 and the related guarantees offered by this prospectus in exchange for the outstanding notes; (3) the term “initial notes” refers to the $250.0 million aggregate principal amount of our 8.750% Senior Notes due 2019 issued in April 2011; (4) the term “initial exchange notes” refers to the notes we issued in exchange for the initial notes in February 2012; and (5) the term “notes” refers, collectively, to the outstanding notes, the exchange notes, the initial notes and the initial exchange notes. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc.

The summary below describes the principal terms of the exchange offer. See also the section of this prospectus titled “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

General

In connection with a private placement, we entered into a registration rights agreement with the purchasers of the outstanding notes in which we agreed, among other things, to use our reasonable best efforts to cause the exchange offer described in this prospectus to be consummated on the earliest practicable date after the registration statement of which this prospectus forms a part has become effective, but in no event later than July 5, 2013. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes, which are identical in all material respects to the outstanding notes except:

•   the offer and sale of the exchange notes will have been registered under the Securities Act;

•   the exchange notes are not entitled to any registration rights that are applicable to the outstanding notes under the registration rights agreement; and

•   the provisions of the registration rights agreement that provide for payment of additional amounts upon a registration default are no longer applicable.

The Exchange Offer

We are offering to exchange up to $100,000,000 aggregate principal amount of our 8.750% Senior Notes due 2019 and the related guarantees, the offer and sale of which have been registered under the Securities Act, for any and all of our outstanding 8.750% Senior Notes due 2019 and the related guarantees.

Outstanding notes may be exchanged only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the exchange notes for all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration of the exchange offer.

Resale	Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without the requirement to comply with the registration and prospectus-delivery provisions of the Securities Act, provided that:

•   you are acquiring the exchange notes in the ordinary course of your business; and

•   you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer expires at midnight, New York City time, in the evening of [__], 2013, unless extended by us. We do not currently intend to extend the expiration date.

Withdrawal	You may withdraw any tender of your outstanding notes at any time prior to the expiration of the exchange offer. We will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes	Each exchange note bears interest at the rate of 8.750% per annum from the most recent date on which interest has been paid on the notes or, if no interest has been paid, from October 1, 2012. The interest on the notes is payable on April 1 and October 1 of each year, commencing on April 1, 2013. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may assert or waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the procedures under DTC’s Automated Tender Offer Program by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•   you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•   you are not an “affiliate” of ours or of any guarantor within the meaning of Rule 405 under the Securities Act;

•   you are not engaged in, and do not intend to engage in, a distribution of the exchange notes;

•   you are acquiring the exchange notes in the ordinary course of your business; and

•   if you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture under which the outstanding notes were issued, except we will not have any further obligation to you to provide for the exchange and registration of the outstanding notes and related guarantees under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture under which the outstanding notes were issued. In general, the outstanding notes may not be offered or sold, except in a transaction that is registered under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not anticipate that we will register the offer and sale of the outstanding notes under the Securities Act.

U.S. Federal Income Tax Consequences of the Exchange Offer	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association, is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth under “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc., unless otherwise stated or the context otherwise requires

Issuer	Kennedy-Wilson, Inc.

Securities Offered	$100,000,000 in aggregate principal amount of 8.750 % Senior Notes due 2019 and the related guarantees.

Initial Exchange Notes

We issued $200.0 million aggregate principal amount of its 8.750% Senior Notes due 2019 on April 5, 2011 and an additional $50.0 million aggregate principal amount of such notes on April 12, 2011, which notes we refer to as the initial notes. In February 2012, we consummated an exchange offer pursuant to which all initial notes were exchanged for registered notes, which we refer to as the initial exchange notes.

The exchange notes will be fungible with the initial exchange notes and will be treated as a single series with the initial exchange notes and any outstanding notes under the indenture governing the same. Holders of the exchange notes, the outstanding notes and the initial exchange notes will vote as one class under the indenture.

Maturity	April 1, 2019

Interest Rate	The exchange notes bear interest at a rate of 8.750% per annum.

Interest Payment Dates	The interest on the notes is payable on April 1 and October 1 of each year, beginning on April 1, 2013. Interest accrues from the most recent date on which interest has been paid on the outstanding notes or the exchange notes or, if no interest has been paid, from October 1, 2012.

Guarantees	The exchange notes will be guaranteed by Kennedy-Wilson Holdings, Inc. and, subject to certain exceptions, each material existing and future domestic subsidiary of Kennedy-Wilson, Inc. The guarantees by the guarantors of the notes will rank equally in right of payment to all existing and future senior indebtedness of the guarantors and senior in right of payment to any of the guarantor’s existing and future subordinated indebtedness.

Ranking

The exchange notes will be our senior unsecured obligations and will:

•   rank senior in right of payment to all of our future subordinated indebtedness;

•   rank equally in right of payment with all our future senior indebtedness;

•   be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such debt; and

•   be structurally subordinated in right of payment to all existing and future indebtedness of any of our subsidiaries that do not guarantee the notes.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance and sale of $55.0 million aggregate principal amount of the 2042 notes in November and December 2012 and the issuance and sale of $100.0 million aggregate principal amount of the outstanding notes, after deducting discounts and commissions and estimated offering expenses:

•   we and our subsidiaries that are guarantors would have had approximately $409.4 million of total senior indebtedness outstanding, of which:

•   $4.4 million would have been secured non-recourse mortgage indebtedness; and

•   $405.0 million would have been senior unsecured indebtedness, consisting of the outstanding notes, $250.0 million aggregate principal amount of the initial exchange notes and $55.0 million aggregate principal amount of the 2042 notes; and

•   we would have no indebtedness outstanding under our unsecured revolving credit facility and would have $100 million of availability thereunder.

As of September 30, 2012, we had $40.0 million of subordinated indebtedness consisting entirely of our junior subordinated debentures due 2037, which we refer to as the “2037 debentures.”

In addition, as of such date, we and the guarantors had $29.4 million aggregate principal amount of guarantees that we and our guarantors provided in connection with loans secured by assets held in various joint ventures that have recourse to us and our guarantors.

For the nine months ended September 30, 2012 and the year ended December 31, 2011, the revenues of our non-guarantor subsidiaries constituted approximately 50.0% and 54.7%, respectively, of Kennedy-Wilson Holding’s consolidated revenues, and the operating income of our non-guarantor subsidiaries for those periods was approximately $10.4 million and $23.9 million, respectively. As of September 30, 2012, the total assets of those subsidiaries constituted approximately 14.5% of Kennedy-Wilson Holding’s consolidated total assets, and those subsidiaries had $26.4 million of secured non-recourse mortgage indebtedness, of which none has recourse to us. However, these figures are as of September 30, 2012 and do not reflect transactions that we have entered into after that date or future transactions that we may enter into. Depending on the particular terms of any acquisition or other transaction that one or more of our subsidiaries may enter into, those subsidiaries may not be required by the terms of the indenture governing the notes to guarantee the notes. Accordingly, these figures may fluctuate from time to time, and these figures may increase or decrease materially in future periods. For example, the instruments governing our acquisitions (such as the relevant loan agreement, or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the borrower, or any related joint venture agreement or the terms of any relevant co-investment vehicle or separate account or investment program) may prohibit the relevant subsidiary from guaranteeing the notes. In many such cases, the indenture does not require our subsidiaries, including those described above, to guarantee the notes.

Optional Redemption

At any time prior to April 1, 2015, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date, as described under the caption “Description of the Notes—Optional Redemption.”

At any time and from time to time on or after April 1, 2015, we may redeem the notes, in whole or in part, at the redemption prices specified under the caption “Description of the Notes—Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

Until April 1, 2014, we can choose to redeem the notes in an amount not to exceed in aggregate 35% of the original principal amount of the notes and any other additional notes issued under the indenture with money we or Kennedy-Wilson Holdings, Inc. raise in certain equity offerings as described under the caption “Description of the Notes—Optional Redemption.”

Fundamental Change	Upon a fundamental change (as defined under “Description of the Notes”), we will be required to make an offer to purchase the notes. The purchase price will equal 101% of the principal amount of the notes being purchased on the date of purchase plus accrued and unpaid interest. We may not have sufficient funds available at the time of any fundamental change to make any required debt repayment (including repurchases of the notes). See “Risk Factors – Risks Related to the Notes – We may not have the ability to raise the funds necessary to finance a fundamental change offer.”

Certain Covenants

The indenture governing the exchange notes contains covenants that limit our ability and the ability of certain of our subsidiaries to:

•   incur or guarantee additional indebtedness;

•   pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•   make investments;

•   create restrictions on the payment of dividends or other amounts to us;

•   sell the stock of our subsidiaries;

•   transfer or sell assets;

•   create liens;

•   enter into sale/leaseback transactions;

•   enter into transactions with affiliates; and

•   enter into mergers or consolidations.

However, these limitations are subject to a number of important qualifications and exceptions. See “Description of the Notes – Certain Covenants.”

Book-Entry	The exchange notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, DTC and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the exchange notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee; and these interests may not be exchanged for certificated notes, except in limited circumstances. See “Description of the Notes—Book-Entry, Delivery and Form” and “Description of the Notes—Exchange of Global Notes for Certificated Notes.”

No Listing	The exchange notes will not be listed on any securities exchange or market.

Risk Factors

You should carefully consider all of the information included and incorporated by reference in this prospectus. See “Risk Factors” included in this prospectus beginning on page 18. In addition, you should review the information set forth under “Forward-Looking Statements” before deciding to tender your outstanding notes in the exchange offer.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OTHER DATA

As used in this section of the prospectus, the terms “company,” “we,” “us” and “our” and similar expressions refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

The following summary historical consolidated financial data for each of the years in the three-year period ended December 31, 2011 and summary historical consolidated balance sheet data as of December 31, 2011 and 2010 have been derived from our audited consolidated financial statements incorporated by reference in this prospectus. The summary historical consolidated financial data for the nine-month periods ended September 30, 2012 and 2011 and summary balance sheet data as of September 30, 2012 have been derived from our unaudited interim condensed consolidated financial statements incorporated by reference in this prospectus. The summary historical balance sheet data as of December 31, 2009 have been derived from our audited consolidated financial statements not included or incorporated by reference in this prospectus.

The financial data set forth in the tables below are not necessarily indicative of the results of future operations and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and accompanying notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2011 and our quarterly report on Form 10-Q for the quarter ended September 30, 2012, each of which is incorporated by reference in this prospectus.

Some of the financial data contained or incorporated by reference in this prospectus reflects the effects of, and may not total due to, rounding.

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2009	2010	2011	2011	2012
				(unaudited)	(unaudited)
Statement of Operations:
Revenue
Management and leasing fees	$9,026,000	$8,913,000	$12,570,000	$9,657,000	$11,272,000
Management and leasing fees—related parties	10,138,000	12,417,000	14,546,000	8,151,000	18,036,000
Commissions	4,204,000	6,359,000	5,777,000	4,842,000	3,513,000
Commissions—related parties	727,000	5,375,000	24,183,000	3,587,000	2,652,000
Sale of real estate	52,699,000	3,937,000	417,000	417,000	1,275,000
Sale of real estate—related parties	6,698,000	9,535,000	—	—	—
Rental and other income	2,743,000	4,000,000	5,140,000	3,359,000	4,432,000

Total revenue	86,235,000	50,536,000	62,633,000	30,013,000	41,180,000

Operating expenses
Commission and marketing expenses	3,411,000	3,186,000	3,965,000	3,015,000	3,676,000
Compensation and related expenses	24,789,000	38,155,000	41,129,000	24,562,000	30,658,000
Merger-related compensation and related expenses	12,468,000	2,225,000	—	—	—
Cost of real estate sold	36,179,000	2,714,000	397,000	397,000	1,275,000
Cost of real estate sold—related parties	5,752,000	8,812,000	—	—	—
General and administrative	6,351,000	11,314,000	14,455,000	9,183,000	13,571,000
Merger-related general and administrative	3,652,000	—	—	—	—
Depreciation and amortization	1,122,000	1,618,000	2,798,000	1,828,000	2,903,000
Rental operating expense	1,148,000	1,913,000	3,308,000	2,248,000	2,638,000

Total operating expenses	94,872,000	69,937,000	66,052,000	41,233,000	54,721,000
Equity in joint venture income	8,019,000	10,548,000	12,507,000	7,229,000	12,472,000
Interest income from loan pool participations and notes receivable	—	11,855,000	7,886,000	5,835,000	7,126,000

Operating (loss) income	(618,000)	3,002,000	16,974,000	1,844,000	6,057,000
Non-operating income (expense)
Interest income	102,000	192,000	285,000	264,000	95,000
Interest income—related parties	400,000	662,000	2,021,000	970,000	2,408,000
Remeasurement gain	—	2,108,000	6,348,000	6,348,000	—
Gain on sale of marketable securities	—	—	—	—	2,931,000
Realized foreign currency exchange loss	—	—	—	—	(80,000)
Gain on early extinguishment of mortgage debt	—	16,670,000	—	—	—
Loss on early extinguishment of corporate debt	—	(4,788,000)	—	—	—
Interest expense	(13,174,000)	(7,634,000)	(20,507,000)	(13,874,000)	(19,979,000)

Other than temporary impairment	(328,000)	—	—	—	—

(Loss) income from continuing operations before benefit from (provision for) income taxes	(13,618,000)	10,212,000	5,121,000	(4,448,000)	(8,568,000)
Benefit from (provision for) income taxes	3,961,000	(3,727,000)	2,014,000	2,162,000	5,121,000

Income (loss) from continuing operations	(9,657,000)	6,485,000	7,135,000	(2,286,000)	(3,447,000)
Discontinued operations
Income from discontinued operations, net of income taxes	—	—	8,000	—	2,000
Gain (loss) from sale of real estate, net of income taxes	—	—	335,000	—	(212,000)

Net (loss) income	(9,657,000)	6,485,000	7,478,000	(2,286,000)	(3,657,000)
Net loss attributable to the non-controlling interests	(5,679,000)	(2,979,000)	(1,132,000)	(1,295,000)	(2,990,000)

Net (loss) income attributable to Kennedy-Wilson Holdings, Inc.	$(15,336,000)	$3,506,000	$6,346,000	$(3,581,000)	$(6,647,000)

Statement of Cash Flow Data:
Cash flow (used in) provided by:
Operating activities	$(25,226,000)	$2,157,000	$(6,011,000)	$(14,469,000)	$2,835,000
Investing activities	69,007,000	(114,836,000)	(198,134,000)	(112,322,000)	(76,510,000)
Financing activities	(15,707,000)	91,160,000	272,617,000	218,872,000	84,907,000
Balance Sheet Data(1):
Cash and cash equivalents	57,784,000	46,968,000	115,926,000		126,804,000
Investment Account(2)(1)	211,522,000	363,700,000	582,800,000		658,100,000
Total assets	336,257,000	487,848,000	792,776,000		882,297,000
Total debt	127,573,000	127,782,000	320,133,000		320,173,000
Total Kennedy-Wilson Holdings, Inc. stockholders’ equity	177,314,000	300,192,000	410,235,000		504,939,000
Other Selected Data:
EBITDA(3)	18,620,000	48,108,000	66,122,000	37,793,000	50,453,000
Adjusted EBITDA(4)	37,054,000	58,427,000	71,177,000	41,554,000	55,453,000

					Pro Forma as Adjusted
					(unaudited)
Certain Pro Forma As Adjusted Financial Ratios(5):
Ratio of Total Debt(6) / Adjusted EBITDA (last 12 months)					5.6x
Ratio of Adjusted EBITDA less our share of joint venture interest expense(7) / interest expense(8)					1.4x

(1)	This data is presented as of the end of the fiscal period referred to in the applicable column heading.
(2)	Investment Account is defined as investments in joint ventures plus real estate plus notes receivable plus loan pool participations plus marketable securities less mortgage debt.
(3)	EBITDA represents net income (loss) before interest expense, our share of interest expense included in income from investments in joint ventures and loan pool participations, depreciation and amortization, our share of depreciation and amortization included in income from investments in joint ventures, loss on early extinguishment of corporate debt and income taxes. We do not adjust EBITDA for gains or losses on the extinguishment of mortgage debt, as we are in the business of purchasing discounted notes secured by real estate, and, in connection with these note purchases, we may resolve these loans through discounted payoffs with the borrowers. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net earnings as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Our presentation of EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. EBITDA is not calculated under GAAP and should not be considered in isolation or as a substitute for net income, cash flows or other financial data prepared in accordance with GAAP or as a measure of our overall profitability or liquidity. This definition of EBITDA is different from the definition of EBITDA in the section entitled “Description of the Notes.” Our management believes EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations.
(4)

Adjusted EBITDA represents EBITDA, as defined above, adjusted to exclude merger related expenses and stock based compensation expense. Our management uses Adjusted EBITDA to analyze our business because it adjusts EBITDA for items we believe do not have an accurate reflection of the nature of our business going forward or are non-cash in nature. Such items may vary for different companies for reasons unrelated to overall operating performance. Additionally, we believe Adjusted EBITDA is useful to investors to assist them in getting a more accurate picture of our results from operations. However, EBITDA and Adjusted EBITDA are not recognized measurements under GAAP, and, when analyzing our operating performance, readers should use EBITDA and Adjusted EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for our management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA and Adjusted EBITDA also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
(5)	These financial ratios are presented on a pro forma basis as of September 30, 2012 to reflect the issuance and sale of $55.0 million aggregate principal amount of the 2042 notes in November 2012 and December 2012 and the issuance and sale of $100.0 million aggregate principal amount of the outstanding notes in December 2012.
(6)	Total debt is defined as total consolidated debt and does not include debt of unconsolidated investment vehicles.
(7)	Adjusted EBITDA less our share of joint venture interest expense means Adjusted EBITDA before our share of interest expense included in income from investments in joint ventures and loan pool participations.
(8)	Interest expense is calculated on a pro forma basis as if our issuance of $55.0 million aggregate principal amount of the 2042 notes and the issuance of the outstanding notes occurred on October 1, 2011.

The following table sets forth a reconciliation of EBITDA and Adjusted EBITDA to Net (loss) income, the most directly comparable GAAP financial measure, for each of the periods indicated:

	For the Years Ended December 31,			For the Nine Months Ended September 30,
	2009	2010	2011	2011	2012
				(unaudited)	(unaudited)
Net (loss) income	$(9,657,000)	$6,485,000	$7,478,000	$(2,286,000)	$(3,657,000)
Add back:
Interest expense	13,174,000	7,634,000	20,507,000	13,874,000	19,979,000
Kennedy Wilson’s share of interest expense included in investment in joint ventures and loan pool participation	10,468,000	13,802,000	23,453,000	14,981,000	23,364,000
Depreciation and amortization	1,122,000	1,618,000	2,798,000	1,828,000	2,903,000
Kennedy Wilson’s share of depreciation and amortization included in investment in joint ventures	7,474,000	10,054,000	13,900,000	11,558,000	12,985,000
Loss on early extinguishment of corporate debt	—	4,788,000	—	—	—
(Benefit from) provision for income taxes	(3,961,000)	3,727,000	(2,014,000)	(2,162,000)	(5,121,000)

EBITDA	18,620,000	48,108,000	66,122,000	37,793,000	50,453,000
Add back:
Merger related expenses, including compensation related and general and administrative(1)	16,120,000	2,225,000	—	—	—
Stock based compensation expense(2)	2,314,000	8,094,000	5,055,000	3,761,000	5,000,000

Adjusted EBITDA	$37,054,000	$58,427,000	$71,177,000	$41,554,000	$55,453,000

(1)	Expenses incurred in connection with our merger with a wholly owned subsidiary of Prospect Acquisition Company in 2009.
(2)	Expenses related to stock-based compensation pursuant to our equity participation plan and the award of restricted stock to certain of our executive officers and employees.

Ratio Of Earnings To Fixed Charges

The following table sets forth Kennedy-Wilson Holdings’ ratio of earnings to fixed charges for the periods indicated:

	For the Years Ended December 31,									For the Nine Months Ended September 30,
	2007		2008		2009		2010	2011		2012
Ratio of earnings to fixed charges(1)	n/a	(2)	n/a	(2)	n/a	(2)	1.51	n/a	(2)	n/a	(2)

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings, as defined, by fixed charges, as defined. For this purpose, “earnings” consists of pretax income from continuing operations before non-controlling interest and our equity in income of joint ventures plus operating distributions from equity investees, and “fixed charges” consists of interest expense, whether capitalized or expensed, amortization related to indebtedness and premiums or discounts of stock issuances and an estimate of interest expense within rental expense.

(2)	For the years ended December 31, 2007, 2008, 2009 and 2011 and the nine months ended September 30, 2012, Kennedy-Wilson Holdings’ earnings were insufficient to cover fixed charges, and the deficiency of earnings was $13.6 million, $9.5 million, $21.1 million, $6.5 million and $2.2 million, respectively.

RISK FACTORS

Before deciding to tender your outstanding notes in the exchange offer, you should consider the risks described below and the other information included or incorporated by reference in this prospectus, including the risks under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as well as the other reports we file from time to time with the SEC that are incorporated by reference herein. The risks and uncertainties described below and in the incorporated documents are not the only risks and uncertainties that we face . Any of the following risks could materially and adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In any such case, the market price of our exchange notes could decline and you could lose all or part of your investment. In addition, we may not be able to make payments of interest and principal on the exchange notes. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Statements” in this prospectus. In addition to the risk factors incorporated by reference herein, you should consider the additional risk factors below.

As used in this section of the prospectus, the terms “company,” “we,” “us” and “our” and similar expressions refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

Risks Relating to the Exchange Offer

If you do not exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes. In general, the outstanding notes may not be offered or sold unless in transactions that are registered, or exempt from registration, under, or not subject to, the Securities Act (including pursuant to Rule 144 under the Securities Act, as and when available) and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information on how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the aggregate principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to reduction in liquidity. In addition, if you do not exchange your outstanding notes in the exchange offer, you will no longer be entitled to exchange your outstanding notes for exchange notes registered under the Securities Act and you will no longer be entitled to have your outstanding notes registered for resale under the Securities Act.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We do not intend to apply for listing of the exchange notes on any securities exchange or market. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the outstanding notes may make a market in the exchange notes as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. In addition, such market-making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. In addition, subsequent to their initial issuance, the exchange notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Risks Relating to the Notes

Ratings of the notes may affect the market price and marketability of the notes.

Any ratings of the outstanding notes or the initial exchange notes are limited in scope and do not address all material risks relating to an investment in the exchange notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that those ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that these ratings may be lowered in connection with future events, such as future acquisitions. Holders of notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the notes.

Our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance and sale of $55.0 million aggregate principal amount of the 2042 notes in November and December 2012 and the issuance and sale of $100.0 million aggregate principal amount of the outstanding notes in December 2012, after deducting discounts and commissions and estimated offering expenses, Kennedy-Wilson and its subsidiaries that are guarantors would have had $409.4 million of outstanding senior indebtedness, of which $4.4 million would have been non-recourse mortgage indebtedness and $405.0 million would have been senior unsecured indebtedness, consisting of the outstanding notes, $250.0 million aggregate principal amount of the initial exchange notes and $55.0 million aggregate principal amount of the 2042 notes. As of September 30, 2012, Kennedy-Wilson and its subsidiaries that are guarantors had $40.0 million of indebtedness that is subordinated in right of payment to the outstanding notes and the initial exchange notes and will be subordinated to the exchange notes. In addition, as of such date, we had $29.4 million aggregate principal amount of guarantees that we provided in connection with loans secured by assets held in various joint ventures that have recourse to us. Our substantial indebtedness could have important consequences for you including the following:

•	it may limit our ability to borrow money or sell stock to fund our working capital, capital expenditures and debt service requirements;

•	it may limit our flexibility in planning for, or reacting to, changes in our business;

•	we may be more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	it may make us more vulnerable to a downturn in our business or the economy;

•	the debt service requirements of our other indebtedness could make it more difficult for us to make payments on our indebtedness, including the notes;

•	a substantial portion of our cash flow from operations could be dedicated to the repayment of our indebtedness and would not be available for other purposes; and

•	there would be a material adverse effect on our business and financial condition if we were unable to service our indebtedness, including the notes, or obtain additional financing, as needed.

In addition, each of the indenture governing the notes, the indenture governing the 2042 notes, the indenture governing the 2037 debentures and our unsecured revolving credit facility contains financial and restrictive covenants that limit our ability to engage in activities that may be in our long-term best interest. Our failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of all of our debts.

Despite our substantial indebtedness, we may still incur significantly more debt. This could exacerbate the risks described above.

Each of the indenture governing the notes, the indenture governing the 2042 notes and our unsecured revolving credit facility permits us and our subsidiaries to incur significant additional indebtedness in the future. As of November 30, 2012, we had no outstanding indebtedness under our unsecured revolving credit facility and $100 million available for additional borrowing under that facility, subject to certain conditions.

We may not have the ability to raise the funds necessary to finance a fundamental change offer.

Upon the occurrence of a fundamental change (as defined in the indenture governing the notes and the indenture governing the 2042 notes), which includes a change of control event or delisting of our common stock, we will be required to offer to repurchase all of the notes and the 2042 notes. There may be insufficient funds available for us to make any required repurchases of the notes or the 2042 notes upon a change of control. In addition, our unsecured revolving credit facility provides that the occurrence of a change of control constitutes a default. Our failure to purchase tendered notes and 2042 notes would constitute a default under the relevant indenture governing the same, which, in turn, would constitute a default under the credit facility. See “Description of the Notes—Fundamental Change.”

In the event of a change of control or termination of trading of our common stock, our Series A and Series B preferred stock will be redeemable at the option of the stockholders thereof.

Under the indentures governing the notes and the 2042 notes, upon the occurrence of a fundamental change (as defined in those indentures), which includes a change of control event or a delisting of our common stock, each noteholder will have the right to require us to purchase such noteholder’s notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the repurchase date. The occurrence of a fundamental change will also trigger a redemption right held by the holders of our Series A and Series B preferred stock under the applicable certificate of designation. Under the terms of these indentures, Kennedy-Wilson may not make any restricted payment to facilitate a redemption of the Series A and Series B preferred stock unless Kennedy-Wilson has restricted payment capacity or has previously made an offer to noteholders to purchase their notes and 2042 notes. If the noteholders, however, fail for any reason to tender all of their notes and 2042 notes under the offer to purchase them, and our preferred stockholders accept the offer to purchase the Series A and Series B preferred stock, we will be required to use cash to fund the purchase of our Series A and Series B preferred stock. In the event this occurs, it may make it more difficult for us to make scheduled payments on the untendered notes and 2042 notes. See “Description of the Notes—Fundamental Change.” In addition, we may not redeem the Series A and Series B preferred stock without the consent of the lenders under our unsecured revolving credit facility. Our failure to purchase the Series A and B preferred stock when required could give the holders thereof a legal claim against us.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary guarantee can be voided, or claims under the subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor, if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee or, in some states, when payments become due under the subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the subsidiary guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

A subsidiary guarantee may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the subsidiary guarantee with the actual intent to hinder, delay or defraud its creditors.

A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its subsidiary guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending on the governing law. Generally, a subsidiary guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of its obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

The notes will not be guaranteed by all of our subsidiaries.

The notes are not and will not be guaranteed by a number of our subsidiaries. To the extent that any of our subsidiaries do not guarantee the notes, the notes will be structurally subordinated to all existing and future obligations, including indebtedness, of those non-guarantor subsidiaries. The claims of creditors of the non-guarantor subsidiaries, including trade creditors, will have priority as to the assets of those subsidiaries. As a result, if we default on our obligations under the notes, you will not have any claims against any of our subsidiaries that do not guarantee the notes. For the nine months ended September 30, 2012 and the year ended December 31, 2011, the revenues of our non-guarantor subsidiaries constituted approximately 50.0% and 54.7%, respectively, of our consolidated revenues, and the operating income of our non-guarantor subsidiaries for those periods was approximately $10.4 million and $23.9 million, respectively. As of September 30, 2012, the total assets of those subsidiaries constituted approximately 14.5% of our consolidated total assets, and those subsidiaries had $26.4 million of secured non-recourse mortgage indebtedness, of which none has recourse to us. However, these figures are as of September 30, 2012 and do not reflect transactions that we have entered into after that date or future transactions that we may enter into. Depending on the particular terms of any acquisition or other transaction that one or more of our subsidiaries may enter into, those subsidiaries may not be required by the terms of the indenture governing the notes to guarantee the notes. Accordingly, these figures may fluctuate from time to time, and these figures may increase or decrease materially in future periods. For example, the instruments governing our acquisitions (such as the relevant loan agreement, or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the borrower, or any related joint venture agreement or the terms of any relevant co-investment vehicle or separate account or investment program) may prohibit the relevant subsidiary from guaranteeing the notes. In many such cases, the indenture does not require our subsidiaries, including those described above, to guarantee the notes.

We may not have access to the cash flow and other assets of our subsidiaries and our joint ventures that may be needed to make payment on the notes.

Although our operations are conducted through our subsidiaries and joint ventures, our subsidiaries and joint ventures are not obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes depends on the earnings of, and the distribution of funds from, our subsidiaries and joint ventures. Furthermore, our subsidiaries will be permitted under the terms of the indenture governing the notes, the indenture governing the 2042 notes, our unsecured revolving credit facility and the instruments governing other indebtedness to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by those subsidiaries to us. The agreements governing the future indebtedness of our subsidiaries may not permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund scheduled interest and principal payments on the notes when due. See “Description of Other Indebtedness.”

To service our indebtedness, including the notes, we will require a significant amount of cash. The ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

However, our business may not generate sufficient cash flow from operations, current capital spending projects may require significant additional funds to complete or be successful and future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we consummate an acquisition, our debt service requirements could increase. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We may be unable to refinance any of our indebtedness, including our unsecured revolving credit facility, the notes and the 2042 notes, on commercially reasonable terms or at all.

An active trading market for the notes may not develop.

Prior to this exchange offer, there was no public market for the outstanding notes and only a limited public market for the initial exchange notes. The initial purchasers of the outstanding notes may make a market in the outstanding notes or the initial exchange notes. However, the initial purchasers may cease their market-making activities at any time. In addition, the liquidity of the trading market in the notes and the market price quoted for the notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally. As a result, an active trading market may not develop or be maintained for the notes. If an active market does not develop or is not maintained, the market price of the notes may decline and the liquidity of the notes may be limited.

Furthermore, if you do not tender your outstanding notes for exchange, you will not receive any exchange notes and your outstanding notes will not be fungible with the initial exchange notes or the exchange notes. If other holders tender their outstanding notes and you do not, then the market for the outstanding notes will also likely be adversely affected due to the reduction in the amount of outstanding notes. Each of these events will adversely affect the market and liquidity of the outstanding notes and your ability to resell your outstanding notes at a favorable price, if at all.

Our debt agreements contain restrictions that will limit our flexibility in operating our business.

Each of the indenture governing the notes, the indenture governing the 2042 notes and the agreement governing our unsecured revolving credit facility contains various covenants that limit our ability to engage in specified types of transactions. These covenants limit Kennedy-Wilson and its restricted subsidiaries’ ability to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends or distributions on capital stock or redeem or repurchase capital stock;

•	make investments;

•	create restrictions on the payment of dividends or other amounts to us;

•	sell the stock of our subsidiaries;

•	transfer or sell assets;

•	create liens;

•	enter into sale/leaseback transactions;

•	enter into transactions with affiliates; and

•	enter into mergers or consolidations.

Additionally, the agreement governing our unsecured revolving credit facility requires us to maintain certain financial ratios. A breach of any of these covenants could result in a default under the indentures governing the notes and the 2042 notes and the agreement governing our unsecured revolving credit facility. We may also be unable to take advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our indebtedness. See “Description of Other Indebtedness.”

FORWARD-LOOKING STATEMENTS

As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc., unless otherwise stated or the context otherwise requires.

Statements made by us in this prospectus and in other reports and statements released by us that are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21 of the Securities Exchange Act. These forward-looking statements are necessary estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as “believe,” “anticipate,” “estimate,” “intend,” “could,” “plan,” “expect,” “project” or the negative of these, as well as similar expressions, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements, expressed or implied by such forward-looking statements. For a discussion of factors that could impact our future results, performance or transactions, please carefully read the section entitled “Risk Factors” above. Such factors include:

•	disruptions in general economic and business conditions, particularly in geographic areas where our business may be concentrated;

•

the continued volatility and disruption of the capital and credit markets, higher interest rates, higher loan costs, less desirable loan terms, and a reduction in the availability of mortgage loans and mezzanine financing, all of which could increase costs and could limit our ability to acquire additional real estate assets;

•	continued high levels of, or increases in, unemployment and a general slowdown in commercial activity;

•	our leverage and ability to refinance existing indebtedness or incur additional indebtedness;

•	an increase in our debt service obligations;

•	our ability to generate a sufficient amount of cash from operations to satisfy working capital requirements and to service our existing and future indebtedness;

•	our ability to achieve improvements in operating efficiency;

•	foreign currency fluctuations;

•	adverse changes in the securities markets;

•	our ability to retain our senior management and attract and retain qualified and experienced employees;

•	our ability to attract new user and investor clients;

•	our ability to retain major clients and renew related contracts;

•	trends in the use of large, full-service commercial real estate providers;

•	changes in tax laws in the United States, Europe or Japan that reduce or eliminate our deductions or other tax benefits;

•	future acquisitions may not be available at favorable prices or with advantageous terms and conditions; and

•	costs relating to the acquisition of assets we may acquire could be higher than anticipated.

Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. Except as required by law, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

CAPITALIZATION

As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc., unless otherwise stated or the context otherwise requires.

The following table sets forth the cash and cash equivalents and consolidated capitalization of Kennedy-Wilson Holdings, Inc., as of September 30, 2012:

•	on an actual basis; and

•	on a pro forma basis to give effect to:

•

the issuance and sale of $55.0 million aggregate principal amount of the 2042 notes in November and December 2012, after deducting underwriting discounts and commissions and estimated offering expenses to be paid by us; and

•	the issuance and sale of $100.0 million aggregate principal amount of the outstanding notes, after deducting discounts and commissions and estimated offering expenses to be paid by us.

No adjustments have been made to reflect normal course operations by us or other developments with our business after September 30, 2012, except as described above. As a result, the pro forma information provided below is not indicative of our actual cash and cash equivalents position or consolidated capitalization as of any date. You should read this table in conjunction with our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus.

	As of September 30, 2012
	Actual	Pro Forma
Cash and cash equivalents(1)	$126,804,000	$284,719,000

Debt:
Secured Mortgage Loans	$30,748,000	$30,748,000
Unsecured Revolving Credit Facility(2)	—	—
The Outstanding Notes and the Initial Exchange Notes(3)	250,000,000	350,000,000
2042 Notes(4)	—	55,000,000
2037 Debentures	40,000,000	40,000,000

Total Debt	320,748,000	475,748,000
Total Kennedy-Wilson Holdings, Inc. Shareholders’ Equity(5)	504,939,000	504,939,000
Non-Controlling Interest	1,540,000	1,540,000

Total Capitalization	$827,227,000	$982,227,000

(1)	As described in note (2) below, approximately $35.0 million of the net proceeds from the November 2012 offering of 2042 notes were used on November 28, 2012 to repay the outstanding balance under our unsecured revolving credit facility. On a pro forma basis, after giving effect to this repayment, our cash and cash equivalents as of September 30, 2012 would have been $244.9 million.
(2)	Total availability, as of September 30, 2012, of $100.0 million to finance the acquisition of commercial real property or pools of notes secured by commercial real property and for general business purposes, including working capital needs and equity investments. The average amount of revolver borrowings fluctuates during the year. As of November 14, 2012, we had $35.0 million of outstanding indebtedness under our unsecured revolving credit facility. On November 28, 2012, we used a portion of the proceeds from the offering of the 2042 notes in November 2012 to repay the outstanding balance under this credit facility. As of November 28, 2012, after giving effect to this repayment, we had no borrowings and $100.0 million of availability under our unsecured revolving credit facility, and we had no letters of credit outstanding thereunder.
(3)	The outstanding notes and the initial exchange notes are presented at their face amount and do not reflect the actual amount of net proceeds from the sale of the outstanding notes of approximately $105.0 million and the net proceeds from the sale of the initial notes for which the initial exchange notes were exchange of approximately $242.3 million.
(4)	The $55.0 million of the 2042 notes are presented at their face amount and do not reflect the actual approximate amount of net proceeds from the 2042 notes of $53.0 million.
(5)	Includes $99.8 million of Series A mandatory convertible preferred with a May 19, 2015 conversion date at $12.41 per share and $32.5 million of Series B mandatory convertible preferred with a November 3, 2018 conversion date at $10.70 per share.

USE OF PROCEEDS

None of Kennedy-Wilson, Inc. or the guarantors will receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, Kennedy-Wilson, Inc. will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights or additional interest upon a failure to fulfill certain obligations under the registration rights agreement. The outstanding notes surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

THE EXCHANGE OFFER

As used in this section of the prospectus, the terms “we,” “us” and “our” and similar expressions refer only to Kennedy-Wilson, Inc. and not to its subsidiaries or Kennedy-Wilson Holdings, Inc., unless otherwise stated or the context otherwise requires.

General

We are offering to exchange a like principal amount of exchange notes for any or all outstanding notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your outstanding notes pursuant to the exchange offer, in permitted denominations.

As of the date of this prospectus, $100,000,000 aggregate principal amount of 8.750% Senior Notes due 2019 is outstanding. This prospectus, together with the letter of transmittal, is first being sent to all registered holders of outstanding notes known to us on or about [        ], 2013. Our obligation to accept outstanding notes for exchange pursuant to the exchange offer is subject to the satisfaction or waiver of certain conditions set forth under “—Conditions to the Exchange Offer” below. We anticipate that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose and Effect of the Exchange Offer

We issued $100 million in aggregate principal amount of the outstanding notes on December 6, 2012 (the “original issue date”). In connection with the private offering and sale of the outstanding notes, we and the guarantors of the notes entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The following description of the registration rights agreement is only a brief summary of the agreement. It does not purport to be complete and is qualified in its entirety by reference to all of the terms, conditions and provisions of the registration rights agreement. For further information, please refer to the registration rights agreement attached as exhibits to our Current Reports on Form 8-K filed with the SEC on December 7, 2012 and listed in the exhibit index in the registration statement of which this prospectus forms a part. Pursuant to the registration rights agreement, we agreed use our reasonable best efforts to cause the registration statement of which this prospectus forms a party to become effective and to cause the exchange offer to be consummated on the earliest practicable date after the date such registration statement has become effective, but in no event later than July 4, 2013. The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act, and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement.

Pursuant to the registration rights agreement and under the circumstances set forth below, we and the guarantors of the notes agreed to use our reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and to keep the shelf registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer;

•	if, for any other reason, we do not consummate the exchange offer on or before July 4, 2013;

•

if an initial purchaser of the outstanding notifies us following consummation of the exchange offer that outstanding notes held by it are not eligible to be exchanged for exchange notes in the exchange offer; or

•

certain holders are prohibited by law or SEC policy from participating in the exchange offer or may not resell the exchange notes acquired by them in the exchange offer to the public without delivering a prospectus.

If we fail to comply with specified obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes. Such additional interest will generally be required to be paid if:

•	we fail to consummate the exchange offer on or before July 4, 2013;

•

we are required to file a shelf registration statement because applicable interpretations of the SEC staff do not permit the us to effect the exchange offer, and we fail to file such shelf registration statement with the SEC on or before April 5, 2013 or the shelf registration statement does not become effective under the Securities Act on or before June 4, 2013;

•

we are required to file a shelf registration statement for any reason other than the fact that applicable interpretations of the SEC staff do not permit us to effect the exchange offer, and we fail to file the shelf registration statement with the SEC on or before the 90th day after the date on which the shelf registration statement is required to be filed;

•

after the registration statement of which this prospectus forms a part or the shelf registration statement, as the case may be, is effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions).

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you will acquire the exchange notes in the ordinary course of your business;

•

at the time of the commencement of the exchange offer, you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•

you are not our “affiliate” or an “affiliate” of any guarantor of the notes, as defined by Rule 405 of the Securities Act, or if you are an “affiliate,” you will comply with the registration and prospectus-delivery requirements of the Securities Act to the extent applicable; and

•	you are not engaged in, and do not intend to engage in, a distribution of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus-delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are our “affiliate,” or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus-delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, or for the resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, we will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. We will issue $2,000 principal amount or an integral multiple of $1,000 in excess thereof of exchange notes in exchange for a corresponding principal amount of outstanding notes surrendered in the exchange offer. In exchange for each outstanding note surrendered in the exchange offer, we will issue exchange notes with a like principal amount.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes, except that the offer and sale of the exchange notes will be registered under the Securities Act and the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional payments upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will be issued under and entitled to the benefits of the indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $100,000,000 aggregate principal amount of the outstanding notes is outstanding. This prospectus and the letters of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and be entitled to the rights and benefits that such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement, except we will not have any further obligations to provide for the registration of the outstanding notes under the registration rights agreement.

We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer and to refuse to accept outstanding notes for exchange upon the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the information under the caption “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means midnight, New York City time, in the evening of [        ], 2013. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which an exchange offer is open, we will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notification will set forth, among other things, the approximate number of outstanding notes tendered to date.

We reserve the right, in our sole discretion:

•	to delay accepting for exchange any outstanding notes (only in the case that we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied by giving written notice of such delay, extension or termination to the exchange agent; and

•

subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner. In the event of a material change in the exchange offer, including the waiver of a material condition, we will extend the offer period, if necessary, so that at least five business days remain in such offer period following notice of the material change.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice to the registered holders of the outstanding notes. If we amend an exchange offer in a manner that we determine to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, we will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes, and we may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in our reasonable judgment:

•	the exchange offer, or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer and “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” and

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the offer and sale of the exchange notes under the Securities Act.

We expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

We expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration date.

In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, you must comply with either of the following conditions:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are held in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding notes, you should promptly instruct the registered holder to tender outstanding notes on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. We are not responsible for any delays in any such transfer.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act, unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also so indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

Any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, we will promptly issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our “affiliate” or an “affiliate” of any guarantor of the notes within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

Our interpretation of the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and our resolution of all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange will be final and binding on all parties. We reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in our or our counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured before the expiration date. Neither we, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will we or any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, which we refer to as a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes, but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to the expiration date. For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the certificate numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution, unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine, in our reasonable discretion, all questions as to the validity, form and eligibility, including time of receipt of notices of withdrawal, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Overnight Courier or Mail: Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	By Registered or Certified Mail: Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed	By Hand: Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attention: Sam Hamed

(if by mail, registered or certified recommended)

By Facsimile: (302) 636-4139 Attention: Sam Hamed	To Confirm by Telephone: (302) 636-6181

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person for soliciting tenders of outstanding notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of the notes.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

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certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

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as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes except in transactions that are registered under the Securities Act or if the offer or sale is exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF OTHER INDEBTEDNESS

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our,” “company” or “Kennedy-Wilson” refer to Kennedy-Wilson, Inc. and its subsidiaries.

Unsecured Revolving Credit Facility with U.S. Bank and East-West Bank

Since 2008, we have maintained an unsecured revolving credit facility with U.S. Bank and East-West Bank. The borrower under the unsecured revolving credit facility is Kennedy-Wilson, Inc., and Kennedy-Wilson Holdings, Inc. is the sole guarantor.

Under the revolving loan agreement, we have: (a) a $75.0 million senior unsecured facility to finance our or our subsidiaries’ or affiliates’ acquisition of commercial real property or pools of notes secured by commercial real property, so long as we have management control of those subsidiaries or affiliates (“Facility A”); and (b) a $25 million senior unsecured facility for general business purposes, including working capital needs and equity investments (“Facility B”). Both Facility A and Facility B bear interest at the London Interbank Offered Rate (“LIBOR”) plus 2.75%. All principal and other amounts owing with respect to advances made under the revolving credit agreement will be due and payable in full on June 30, 2015.

On November 16, 2012, U.S. Bank National Association and East-West Bank, as lenders under this facility, executed and delivered a letter agreement consenting to our issuance of certain notes, including the outstanding notes and the 2042 notes. This consent letter also provides that (i) the lenders must consent to any change to the notes that would have a material adverse effect on our ability to repay our obligations under the unsecured revolving credit facility and (ii) if there occurs an event of default, as that term is defined in the indenture governing the notes, that event will constitute an event of default under this facility.

During 2010, 2011 and the nine months ended September 30, 2012, the average outstanding borrowings under the unsecured revolving credit facility were $16.3 million, $13.6 million and $7.0 million, respectively, with the high and low outstanding balances during each of those periods being $27.8 million and $0.0 million, $55.0 million and $0.0 million, and $40.0 million and $0.0 million, respectively. The borrowings under Facility A had an annual interest rate of 3% during the nine-months ended September 31, 2012, 4% during the year ended December 31, 2011 and 3.23% to 4.00% during the year ended December 31, 2010. The borrowings under Facility B had an annual interest rate of 3% during the nine-months ended September 31, 2012 and 4% during the year ended December 31, 2011. We did not draw any amount from Facility B during the year ended December 31, 2010. As of September 30, 2012, December 31, 2011 and December 31, 2010, the principal amount outstanding under this unsecured revolving credit facility was $0.0 million, $0.0 million and $27.8 million, respectively. As of November 14, 2012, we had $35.0 million of outstanding indebtedness under this facility. On November 28, 2012, we used a portion of the proceeds from the offering of the 2042 notes in November 2012 to repay the outstanding balance under this credit facility. As of November 28, 2012, after giving effect to this repayment, we had no borrowings and $100.0 million of availability under this facility, and we had no letters of credit outstanding thereunder.

The unsecured revolving credit facility contains customary financial, affirmative and negative covenants. The financial covenants under the revolving credit facility require us:

•	to maintain a minimum rent-adjusted fixed charge coverage ratio (as defined in the unsecured revolving credit facility) of not less than 1.50 to 1.00, measured on a four-quarter rolling average basis;

•	to maintain unrestricted cash, cash equivalents and publicly traded marketable securities in the aggregate amount of at least $40.0 million, tested quarterly;

•	to maintain a maximum balance sheet leverage (as defined in the unsecured revolving credit facility) of not greater than 1.50 to 1.00, measured at the end of each calendar quarter; and

•	to maintain an effective tangible net worth (as defined in the unsecured revolving credit facility) equal to or greater than $250.0 million, measured at the end of each calendar quarter.

In addition to customary reporting and compliance requirements, the principal negative and affirmative covenants under the revolving credit facility require us, among other things:

•	not to incur indebtedness, other than those permitted by the revolving credit facility, without the prior written consent of the lenders;

•	not to permit any incurrence of liens, other than those permitted by the revolving credit facility;

•	not to purchase or acquire capital stock or make other investments in another entity, except as permitted by the revolving credit facility;

•	not to enter into a merger, consolidation, reorganization or recapitalization or to reincorporate in a different jurisdiction, liquidate or sell substantially all of our assets;

•	not to dispose of assets other than in the ordinary course of business;

•

not to (i) permit a person or group (other than William McMorrow, Fairfax Financial Holdings Limited and its affiliates, the heirs, assigns and successors of the foregoing, certain employee benefit plans and certain other persons) to acquire more than 35% of Kennedy-Wilson Holdings, Inc.’s equity securities entitled to vote for members of its board of directors on a fully diluted basis; or (ii) otherwise suffer a change in control (as defined in the revolving credit facility);

•

not to engage in transactions with affiliates, except in the ordinary course of business and upon fair and reasonable terms that are no less favorable than that which we would have obtained in an arms-length transaction with non-affiliates;

•	not to guaranty or otherwise become in any way liable with respect to the obligations of any third person, other than as permitted by the revolving credit facility;

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not to make corporate acquisitions in excess of $5.0 million without the prior written consent of the lenders; provided, that any such acquisitions approved by the lenders satisfy all other applicable requirements of the revolving credit facility;

•

not to prepay, redeem, retire, defease, purchase or otherwise acquire any indebtedness owing to any third person, other than (i) pursuant to a permitted refinancing, (ii) a purchase (for investment or sale) of pools of notes secured by commercial real property and (iii) the obligations under the revolving credit facility;

•

not to amend, modify, alter, increase or change, materially and adversely, any of the terms or conditions of any agreement, instrument, document, indenture or writing evidencing or concerning certain indebtedness permitted to be incurred under the revolving credit facility;

•	not to declare or pay corporate dividends without the prior written consent of the lenders, except as permitted by the revolving credit facility;

•	to maintain insurance policies with certain minimum coverage; and

•	not to make a change in the principal nature of our business;

As of September 30, 2012, we were in compliance with such covenants. We pay customary fees to the agent and the revolving lenders under our unsecured revolving credit facility.

7.75% Senior Notes due 2042

In November 2012, we completed a public offering of $50.0 million aggregate principal amount of Kennedy-Wilson’s 7.75% Senior Notes due 2042 (the “2042 notes”), and in December 2012, the underwriters exercised their over-allotment option of $5.0 million aggregate principal amount of the 2042 notes. The 2042 notes will mature on December 1, 2042 and bear interest at a rate of 7.75% per annum, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2013.

The 2042 notes are Kennedy-Wilson’s unsecured senior obligations and rank equally in right of payment with all of Kennedy-Wilson’s existing and future unsecured and unsubordinated indebtedness and are guaranteed on a senior unsecured basis by Kennedy-Wilson Holdings, Inc. and the same subsidiaries that guarantee the notes. The 2042 notes contain substantially similar restrictive covenants as those contained in the indenture governing the notes, including, among others, limitations on Kennedy-Wilson’s ability and the ability of certain of its subsidiaries to incur or guarantee additional indebtedness, make restricted payments, pay dividends or make any other distributions from restricted subsidiaries, redeem or repurchase capital stock, sell assets or subsidiary stock, engage in transactions with affiliates, create or permit liens on assets, enter into sale/leaseback transactions and enter into consolidations or mergers.

At any time prior to December 1, 2017, Kennedy-Wilson may redeem the 2042 notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after December 1, 2017, Kennedy-Wilson may redeem the 2042 notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date.

8.750% Senior Notes due 2019

We issued $200.0 million in aggregate principal amount of initial notes with an effective yield of 8.875% in a private placement on April 5, 2011 and an additional $50.0 million in aggregate principal amount of initial notes with an effective yield of 8.486% on April 12, 2011. Interest on the notes is payable on April 1 and October 1 of each year. In December 2011, we commenced a registered exchange offer for the outstanding initial notes. The exchange offer was completed in February 2012, and all initial notes issued in the private placements were exchanged for initial exchange notes.

The initial exchange notes have substantially identical terms as the outstanding notes and the exchange notes, as described under “Description of the Notes,” and will be treated as a single series with the outstanding notes and the exchange notes. Holders of the initial exchange notes, the outstanding notes and the exchange notes will vote as one class under the indenture.

Junior Subordinated Debentures

In 2007, we issued junior subordinated debentures (the “2037 debentures”) in the amount of $40.0 million. The 2037 debentures were issued to a trust established by us, which contemporaneously issued $40.0 million of trust preferred securities to Merrill Lynch International. The interest rate on the 2037 debentures is fixed for the first ten years at 9.06%, and variable thereafter at LIBOR plus 3.70%. Interest is payable quarterly with the principal due in April 30, 2037.

Prior to April 30, 2012, we were permitted to redeem the 2037 debentures, upon a Special Event, as defined in the indenture, at a redemption price equal to 107.5% of the outstanding principal amount. After April 30, 2012, we may redeem the 2037 debentures, in whole or in part, on any interest payment date at par plus accrued and unpaid interest, if any.

The indenture governing the 2037 debentures require us to be in compliance with certain financial covenants, including, among others:

•	a fixed charge coverage ratio not less than 1.75 to 1.00;

•	a ratio of total debt to net worth not to exceed 3.0 to 1.00;

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a Tangible Net Worth (as defined in the indenture) not less than the sum of (i) $15.0 million, plus (ii) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our Net Worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (iii) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date hereof; and

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a Net Worth (as defined in the indenture) not less than the sum of (i) $40.0 million, plus (ii) 60% of any net income (but only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ended March 31, 2007 until such time as our Net Worth equals or exceeds $75.0 million and then 50% of any net income for each completed fiscal quarter thereafter, plus (iii) 50% of all proceeds of equity interests issued by us or our subsidiaries after the date hereof.

As of September 30, 2012, we were in compliance with all such covenants.

If an event of default occurs and is continuing, we are prohibited from (i) declaring or paying any dividends or distributions on, or redeeming or purchasing any of our equity interest, (ii) allowing any of our subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase or otherwise retire any shares of any such subsidiary’s preferred stock or other equity interests entitling the holders thereof to a stated rate of return, or (iii) making any payment of principal of or any interest or premium, if any, on or repaying, repurchasing or redeeming any of our debt securities that rank pari passu with, or junior to, our 2037 debentures.

Other Consolidated Debt

Woodstone Apartments Mortgage

In October 2011, KW Ravenswood LLC, an entity in which we own a majority of the ownership interests, borrowed approximately $14.4 million from, and issued a promissory note in the same amount to, CBRE Capital Markets, Inc. The promissory note was later assigned to Freddie Mac. The loan is secured by our Woodstone Apartments multifamily project in Lompoc, California. The loan bears interest, payable monthly, at a rate of 4.19% per annum and matures on November 1, 2018. The proceeds of this loan were used to retire a prior loan from General Electric Capital Corporation that was secured by this property As of September 30, 2012, the outstanding balance under this loan was approximately $14.4 million.

East-West Bank Loan Pool

In 2010, KW Loan Partners II, LLC, an entity in which we own a majority of the ownership interests, entered into a loan agreement with East-West Bank to finance a purchase of a pool of loans held by East-West Bank by KW Loan Partners II, LLC. The loan was for a principal amount of approximately $19.9 million and is secured by the loan pool promissory notes and related loans documents purchased by KW Loan Partners II, LLC. The loan bears interest at a variable interest rate of 1.00% over prime and interest is due quarterly. The loan matures on May 1, 2013.

The deed of trust in connection with the loan agreement contains customary affirmative and negative covenants, including, among others, limitations on changes in control and limitations on liens. As of September 30, 2012, the outstanding balance under this loan was approximately $4.4 million.

Hegenberger Mortgage Payable

In connection with our acquisition of an office portfolio located in Oakland, California, we incurred a mortgage loan that is secured by such office. This loan bears interest, payable monthly, at a rate of 6.75% per annum and matures in June 2016. As of September 30, 2012, the principal amount of this loan was $12.0 million.

DESCRIPTION OF OUTSTANDING PREFERRED STOCK

Unless otherwise stated or the context otherwise requires, as used in this section, the words “we,” “us,” “our” or the “company” refer to Kennedy-Wilson Holdings, Inc. and its subsidiaries.

In 2010, we entered into a 6.0% Convertible Series A Preferred Stock Purchase Agreement (the “Series A Purchase Agreement”) with Fairfax Financial Holdings Limited (“Fairfax”) for the issuance and sale in a private placement of up to 100,000 shares of series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), at a purchase price of $1,000 per share. We sold and issued to certain affiliates of Fairfax a total of 100,000 shares of Series A Preferred Stock for a total purchase price of $100,000,000. In accordance with the terms of the Series A Purchase Agreement, we also entered into a Registration Rights Agreement with Fairfax (the “Series A Registration Rights Agreement”). Under the Series A Registration Rights Agreement, the holders of the Series A Preferred Stock have certain demand and piggy-back registration rights with respect to the Series A Preferred Stock and the shares of our common stock issuable upon conversion of the Series A Preferred Stock.

The Series A Preferred Stock has the rights, privileges, preferences and restrictions set forth in the Certificate of Designation (the “Series A Certificate of Designation”) we filed with the Secretary of State of the state of Delaware. Under the Series A Certificate of Designation, prior to May 19, 2015, each share of Series A Preferred Stock is convertible, at the option of the holder at any time, into approximately 81 shares of our common stock, subject to adjustment under certain circumstances. On May 19, 2015, each outstanding share of Series A Preferred Stock will automatically be converted into shares of our common stock. Cumulative dividends on the Series A Preferred Stock accrue at an annual rate of 6% per $1,000 of shares of Series A Preferred Stock. The dividends are payable quarterly in arrears. Subject to limited exceptions, holders of the Series A Preferred Stock will have no voting or management rights. The Series A Certificate of Designation contains customary anti-dilution protection.

We also entered into a Convertible Series B Preferred Stock Purchase Agreement (the “Series B Purchase Agreement”) with Fairfax, for the issuance and sale in a private placement of 32,550 shares of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”), at a purchase price of $1,000 per share or a total purchase price of $32,550,000. The Series B Preferred Stock is convertible into approximately 3 million shares of our common stock. In accordance with the terms of the Series B Purchase Agreement, we also entered into a Registration Rights Agreement (the “Series B Registration Rights Agreement”) and Shareholders Agreement with Fairfax. Under the Series B Registration Rights Agreement, the holders of the Series B Preferred Stock have certain demand and piggy-back registration rights with respect to the Series B Preferred Stock and the shares of our common stock issuable upon conversion of the Series B Preferred Stock. Under the Shareholders Agreement, certain of our stockholders have agreed to vote all of the shares of voting stock held by such stockholders in favor of Fairfax’s designee to our Board of Directors. We also agreed to nominate Fairfax’s designee as a member of the Board of Directors.

The Series B Preferred Stock has the rights, privileges, preferences and restrictions set forth in the Certificate of Designation (the “Series B Certificate of Designation,” and, together with the Series A Certificate of Designation, the “Certificates of Designation”) we filed with the Secretary of State of the state of Delaware. Under the Series B Certificate of Designation, prior to November 3, 2018, each share of Series B Preferred Stock is convertible, at the option of the holder at any time, into approximately 93 shares of our common stock, subject to adjustments under certain circumstances (the “Series B Conversion Rate”). At any time on or after May 3, 2017 and prior to November 3, 2018, we have the option to convert all or part of the outstanding shares of Series B Preferred Stock into shares of our common stock at the Series B Conversion Rate. On November 3, 2018, each outstanding share of Series B Preferred Stock will automatically be converted into shares of our common stock at the Series B Conversion Rate. Cumulative dividends on the Series B Preferred Stock accrue at an annual rate of $64.52 per share. The dividends are payable quarterly in arrears. Subject to limited exceptions, holders of the Series B Preferred Stock will have no voting rights. The Series B Certificate of Designation contains customary anti-dilution protection.

Under the Certificates of Designation, upon a change of control of or a delisting of our common stock (as such terms are defined in the Certificates of Designation), a fundamental change will have deemed to have occurred. In the event a fundamental change occurs, we must offer to purchase all of the outstanding Series A Preferred Stock and Series B Preferred Stock immediately prior to the change of control or delisting of our common stock at a purchase price per share equal to

$1,150 plus all accumulated and accrued dividends to the effective date of such fundamental change. On November 30, 2012, in connection with this offering, Fairfax waived the requirement set forth in the Certificates of Designation that provides that the offer to purchase upon a fundamental change be made at least 20 business days prior to the effective date (as such term is defined in the Certificates of Designation) of the fundamental change. Instead, we are required to complete such an offer within 90 days following completion of the fundamental change offer made to holders of the notes.

Preferred Stock converted after a fundamental change will automatically receive a number of shares of our common stock as provided for in the applicable Certificates of Designation.

DESCRIPTION OF THE NOTES

In this description, (1) the words “we,” “us,” “our” and “Issuer” refer to Kennedy-Wilson, Inc. and not to any of its subsidiaries; and (2) “Kennedy-Wilson Holdings” refers to Kennedy-Wilson Holdings, Inc. and its subsidiaries. Certain terms used in this description are defined under the subheading “—Certain Definitions.”

The Issuer issued $200.0 million aggregate principal amount of Notes on April 5, 2011 and an additional $50.0 million aggregate principal amount of Notes on April 12, 2011 (together, the “Initial Notes”) under an Indenture dated as of April 5, 2011 (the “Indenture”) by and among the Issuer, the Guarantors party thereto and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee (the “Trustee”).

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because that agreement, and not this description, defines your rights as holders of these Notes. You may request a copy of the Indenture at our address set forth under the heading “Incorporation of Certain Documents by Reference.”

Brief Description of the Notes

The Notes:

•	are unsecured senior obligations of the Issuer;

•	are senior in right of payment to all existing and any future Subordinated Obligations of the Issuer; and

•	are guaranteed by Kennedy-Wilson Holdings, Inc. (“Parent”) and each Subsidiary Guarantor on a senior basis.

Principal, Maturity and Interest

$350.0 million aggregate principal amount of Notes are currently outstanding. Notes are issuable only in denominations of $2,000 and any greater integral multiple of $1,000. The Notes will mature on April 1, 2019. Subject to our compliance with the covenant described under the subheading “—Certain Covenants—Limitation on Indebtedness,” we are permitted to issue more notes under the Indenture in an unlimited aggregate principal amount (the “Additional Notes”), provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, the Additional Notes will have a separate CUSIP number. The outstanding notes to which the exchange offer relates constitute Additional Notes. The Initial Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single series of Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Holders of the Initial Notes and any the Additional Notes will vote as one class under the Indenture.

Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued, including the outstanding notes to which the exchange offer relates, and “Original Issue Date” refers to April 5, 2011, the date the Notes were initially issued.

Interest on the Notes will accrue at the rate of 8.750% per annum and, in the case of the outstanding notes to which the exchange offer relates and any exchange notes issued pursuant to the exchange offer, will accrue from, and including, October 1, 2012. Interest on the Notes is payable semiannually in arrears on April 1 and October 1, commencing, in the case of such outstanding notes and exchange notes, on April 1, 2013. We will make each interest payment to the holders of record of the Notes on the immediately preceding March 15 and September 15. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes at our option.

On and after April 1, 2015, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period commencing on April 1 of the years set forth below:

Period	Redemption Price
2015	104.375%
2016	102.188%
2017 and thereafter	100.000%

In addition, before April 1, 2014, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount ) of 108.750%, plus accrued and unpaid interest, if any, to the redemption date, with an amount not to exceed the net cash proceeds from one or more Equity Offerings (provided that if the Equity Offering is an offering by Parent, a portion of the Net Cash Proceeds thereof equal to the amount required to redeem any such Notes is contributed to the equity capital of the Issuer); provided that:

(1) at least 65% of such aggregate principal amount of Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Issuer or its Affiliates); and

(2) each such redemption occurs within 90 days after the date of the related Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice, may, at the Issuer’s discretion, be subject to the completion of the related Equity Offering.

Prior to April 1, 2015, we will be entitled, at our option, to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the redemption date (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means with respect to a Note at any redemption date, as provided by the Issuer, the greater of (1) 1.00% of the principal amount of such Note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Note on April 1, 2015 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued and unpaid interest) plus (ii) all required remaining scheduled interest payments due on such Note through April 1, 2015 (but excluding accrued and unpaid interest, if any, to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date and as provided by the Issuer, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H. 15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after April 1, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the date that the applicable redemption notice is first mailed, in each case, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to April 1, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to April 1, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Issuer, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Issuer.

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors and assigns and Morgan Stanley & Co. LLC (formerly Morgan Stanley & Co. Incorporated) and its successors and assigns.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding date that the applicable redemption notice is first mailed.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method in accordance with the procedures of DTC.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

No Sinking Fund; Open Market Purchases

We are not required to make any sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under the captions “—Fundamental Change” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” We may at any time and from time to time purchase Notes in the open market or otherwise.

Guaranties

Parent and each Subsidiary Guarantor of the Issuer jointly and severally guarantee, on a senior unsecured basis, our obligations under the Indenture and the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guaranty are designed to be limited as necessary to prevent such Subsidiary Guaranty from constituting a fraudulent conveyance under applicable law and, therefore, is be expressly limited to the maximum amount that such Subsidiary Guaranty could guarantee without such Subsidiary Guaranty constituting a fraudulent conveyance. This limitation, however, may not be effective to prevent such Subsidiary Guaranty from constituting a fraudulent conveyance. See “Risk Factors—Risks Related to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

If a Subsidiary Guaranty were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guaranty could be reduced to zero. See “Risk Factors—Risks Related to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the Notes from relying on that subsidiary to satisfy claims.”

The Subsidiary Guaranty of a Subsidiary Guarantor will be released:

(1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;

(2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

(3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary pursuant to the terms of the Indenture;

(4) upon the defeasance of the Notes, as provided under “—Defeasance and Satisfaction and Discharge”; or

(5) as described under “—Amendments and Waivers,”

in the case of clause (1) or (2), other than to the Issuer or a Restricted Subsidiary and as permitted by the Indenture.

Not all of our Subsidiaries will guarantee the Notes. Also, the joint venture and fund entities in which we have investments and their respective Subsidiaries (which are not Subsidiaries of the Issuer as of the date of the Indenture) are not guarantors and are not subject to any of the obligations and covenants described hereunder. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. For the nine months ended September 30, 2012 and the year ended December 31, 2011, the revenues of our non-guarantor subsidiaries constituted approximately 50.0% and 54.7%, respectively, of Kennedy-Wilson Holding’s consolidated revenues, and the operating income of our non-guarantor subsidiaries for those periods was approximately $10.4 million and $23.9 million, respectively. As of September 30, 2012, the total assets of those subsidiaries constituted approximately 14.5% of Kennedy- Wilson Holding’s consolidated total assets, and those subsidiaries had $26.4 million of secured non-recourse mortgage indebtedness, of which none has recourse to us. However, these figures are as of September 30, 2012 and do not reflect transactions that we have entered into after that date or future transactions that we may enter into. Depending on the particular terms of any acquisition or other transaction that one or more of our subsidiaries may enter into, those subsidiaries may not be required by the terms of the Indenture to guarantee the Notes. Accordingly, these figures may fluctuate from time to time, and these figures may increase or decrease materially in future periods. For example, the instruments governing our acquisitions (such as the relevant loan agreement, or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the borrower, or any related joint venture agreement or the terms of any relevant Co-investment Vehicle or separate account or investment program) may prohibit the relevant subsidiary from guaranteeing the Notes. In many such cases, the Indenture does not require our subsidiaries, including those described above, to guarantee the Notes.

Ranking

The indebtedness evidenced by the Notes and the Guaranties will be senior unsecured obligations and will rank pari passu in right of payment with all other unsecured Senior Indebtedness of the Issuer or the applicable Guarantor, as the case may be.

As of September 30, 2012, on a pro forma basis after giving effect to the issuance and sale of $55.0 million aggregate principal amount of the 2042 notes in November and December 2012 and the issuance and sale in December 2012 of $100.0 million aggregate principal amount of the outstanding notes to which the exchange offer relates, after deducting discounts and commissions and estimated offering expenses to be paid by us:

(a) the Issuer and the Subsidiary Guarantors would have had $409.4 million of outstanding Senior Indebtedness, of which:

(1) $4.4 million would have been secured non-recourse mortgage indebtedness; and

(2) $405.0 million would have been unsecured Senior Indebtedness, consisting of the $100.0 million aggregate principal amount of outstanding notes to which the exchange offer relates, $250.0 million aggregate principal amount of the Exchange Notes outstanding as of the date of this prospectus and $55.0 million aggregate principal amount of the 2042 notes;

(b) the Issuer had no indebtedness outstanding under the Credit Facility and had $100.0 million of availability thereunder; and

(c) the Issuer had $40.0 million of subordinated Indebtedness, consisting entirely of the Subordinated Debentures.

In addition, as of such date, the Issuer and the Guarantors would have had $29.4 million aggregate principal amount of Guarantees that the Issuer and the Guarantors provided in connection with loans secured by assets held in various joint ventures and that are recourse to the Issuer and the Guarantors.

The Notes and the Guaranties are unsecured obligations of the Issuer and the Guarantors, as the case may be. Secured debt and other secured obligations of the Issuer and the Guarantors will be effectively senior to the Notes and the Guaranties to the extent of the value of the assets securing such debt or other obligations. In addition, all Indebtedness and trade payables of non-guarantor Subsidiaries will be effectively senior to the Notes and the Guaranties.

Not all of our subsidiaries will guarantee the notes. See “Risk Factors—Risks Related to the Notes—The notes will not be guaranteed by all of our subsidiaries.”

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial and, subject to the limitations set forth in the covenants described under “—Certain Covenants—Limitation on Liens,” such Indebtedness may be secured Indebtedness. See “—Certain Covenants—Limitation on Indebtedness” and “—Limitation on Liens.”

Fundamental Change

Upon the occurrence of a Fundamental Change, each noteholder shall have the right to require that the Issuer purchase such noteholder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Fundamental Change, unless we have exercised our option to redeem all the Notes as described under “—Optional Redemption,” we will mail a notice to each noteholder with a copy to the Trustee (the “Fundamental Change Offer”) stating:

(1) that a Fundamental Change has occurred and that such noteholder has the right to require us to purchase such noteholder’s Notes at a purchase price in cash equal to 101 % of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of noteholders of record on the relevant record date to receive interest on the relevant interest payment date);

(2) the circumstances and relevant facts regarding such Fundamental Change (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Fundamental Change);

(3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4) the instructions, as determined by us, consistent with the covenant described hereunder, that a noteholder must follow in order to have its Notes purchased.

We will not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Fundamental Change Offer made by us and purchases all Notes validly tendered and not withdrawn under such Fundamental Change Offer or if we have exercised our option to redeem all the Notes pursuant to the provisions described under “—Optional Redemption.”

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes as a result of a Fundamental Change. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Fundamental Change purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer and, thus, the removal of incumbent management. The Fundamental Change purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control and we do not foresee the occurrence of a Termination of Trading, although it is possible that, in the future, we could decide to engage in a transaction involving a Change of Control or a Termination of Trading occurs. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture or result in a Termination of Trading, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” and “—Limitation on Liens,” which limitations may terminate as described under “—Defeasance and Satisfaction and Discharge” below. Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

Holders may not be entitled to require us to purchase their Notes in certain circumstances involving a significant change in the composition of our Board of Directors, including in connection with a proxy contest where our Board of Directors does not approve a dissident slate of directors but approves them as continuing directors, even if our Board of Directors initially opposed the directors.

The Credit Agreement provides that the occurrence of certain change of control events with respect to the Issuer would constitute a default thereunder. Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Fundamental Change or require the purchase of such indebtedness upon a Fundamental Change. Moreover, the exercise by the holders of their right to require us to purchase the Notes could cause a default under such indebtedness, even if the Fundamental Change itself does not, due to the financial effect of such purchase on us. Our ability to pay cash to the holders of Notes following the occurrence of a Fundamental Change may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to finance a fundamental change offer.”

The occurrence of a Fundamental Change will also trigger a redemption right held by the holders of Parent’s Series A Preferred Stock and Series B Preferred Stock under their respective certificates of designation. Pursuant to paragraph (a) and clause (11) of paragraph (b) under the covenant described under “—Certain Covenants—Limitation on Restricted Payments,” we may not make any Restricted Payment to redeem or repurchase Parent’s Series A Preferred Stock and Series B Preferred Stock, unless we have sufficient restricted payment capacity or we have previously made an offer to noteholders to repurchase the Notes. If the noteholders, however, reject our Fundamental Change Offer or fail for any reason to tender all of their Notes, and the stockholders of Parent’s Series A Preferred Stock and Series B Preferred Stock accept Parent’s offer to repurchase such shares of Series A Preferred Stock and Series B Preferred Stock, we may have to pay dividends or make other payments to Parent so that it can use cash to fund the repurchase or redemption of its Series A Preferred Stock and Series B Preferred Stock. In the event this occurs, it may be it more difficult for us to make scheduled payments on the untendered Notes. See “Risk Factors—Risks Related to the Notes—In the event of a change of control or termination of trading of our common stock, our Series A and Series B preferred stock will be redeemable at the option of the stockholders thereof.”

Notwithstanding anything to the contrary herein, a Fundamental Change Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of such Fundamental Change Offer.

The phrase “all or substantially all,” as used with respect to the assets of the Issuer in the definition of “Change of Control,” is subject to interpretation under applicable state law, and its applicability in a given instance would depend upon the facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” the assets of the Issuer has occurred in a particular instance, in which case a holder’s ability to obtain the benefit of these provisions could be unclear.

The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Fundamental Change may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

For purposes of this discussion of a repurchase of the Notes following a Fundamental Change “Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 35% (or, in the case of any Permitted Holder, 50%) of the total voting power of the Voting Stock of the Parent;

(2) individuals who on the Original Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the directors of the Parent then still in office who were either directors on the Original Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent then in office;

(3) the adoption of a plan relating to the liquidation or dissolution of the Parent;

(4) the merger or consolidation of the Parent with or into another Person or the merger of another Person with or into the Parent, or the sale of all or substantially all the consolidated assets of Parent (but in any event, upon the sale of more than 35% of the consolidated assets of the Parent), to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Parent immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own, directly or indirectly, at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or

(5) the Parent ceases to own, directly, 100% of the Capital Stock of the Issuer.

For the avoidance of doubt, for purposes of determining beneficial ownership under clause (1) above, no Permitted Holder shall be deemed to be a “person” or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) with Fairfax.

“Fundamental Change” shall mean the occurrence of a Change of Control or a Termination of Trading.

“Termination of Trading” shall mean the termination (but not the temporary suspension) of trading of the Common Stock of Parent, which will be deemed to have occurred if the Common Stock or other securities into which the Parent’s Series A Preferred Stock and Series B Preferred Stock are convertible are not, or are not permitted to be, listed for trading on the New York Stock Exchange or any other U.S. national securities exchange.

Certain Covenants

The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer and the Restricted Subsidiaries will be entitled to Incur Indebtedness (including revolving credit Indebtedness) if, on the date of such Incurrence and after giving effect thereto, no Default has occurred and is continuing and the Maximum Balance Sheet Leverage Ratio is no greater than 1.5 to 1.0.

(b) Notwithstanding the foregoing paragraph (a), the Issuer and the Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

(1) Indebtedness Incurred by the Issuer pursuant to any Credit Facility (including the Credit Agreement); provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $100.0 million;

(2) Indebtedness owed to and held by the Issuer or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

(3) the Notes and the Exchange Notes (other than any Additional Notes);

(4) Indebtedness of the Issuer and its Subsidiaries outstanding on the Original Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

(5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided, however, at the time of such acquisition and after giving effect thereto, the aggregate principal amount of all Indebtedness Incurred pursuant to this clause (5) and then outstanding does not exceed $15.0 million;

(6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4), (5), or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(7) Hedging Obligations of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for the purpose of speculation;

(8) obligations in respect of letters of credit, performance, bid and surety bonds, completion guarantees, budget guarantees, payment obligations in connection with self-insurance or similar requirements provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(10) Indebtedness with respect to workers’ compensation claims in the ordinary course of business;

(11) any Guarantee (including the Subsidiary Guaranties) by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary is permitted under the terms of the Indenture;

(12) Indebtedness arising from agreements providing for indemnification, deposits, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) in the case of a disposition, the maximum liability in respect of such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being determined at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer or such Restricted Subsidiary in connection with such disposition;

(13) Non-Recourse Indebtedness, Permitted Non-Recourse Carve-Out Guarantees and Permitted Co-investments;

(14) Indebtedness constituting Subordinated Obligations, the net cash proceeds of which are used to purchase, repurchase, redeem, defease or otherwise acquire or retire for value the Subordinated Debentures and with a Stated Maturity that is no earlier than 180 days after the Stated Maturity of the Notes; and

(15) Indebtedness of the Issuer or any Restricted Subsidiary (together with any refinancing thereof) in an aggregate principal amount which, when taken together with all other Indebtedness of the Issuer and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (14) above or paragraph (a)), does not exceed $25.0 million.

(c) Notwithstanding the foregoing (except to the extent provided in the foregoing clause (14)), none of the Issuer or any Subsidiary Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Subsidiary Guaranty to at least the same extent as such Subordinated Obligations.

(d) For purposes of determining compliance with this covenant: (1) any Indebtedness outstanding under the Credit Agreement on the Original Issue Date will be treated as having been incurred on the Original Issue Date under clause (1) of paragraph (b) above; (2) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will be permitted to classify all or a portion of such item of Indebtedness at the time of Incurrence, or later reclassify all or a portion of such item of Indebtedness, in one of the above clauses in any manner that complies with the covenant; and (3) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above. Notwithstanding the foregoing, Indebtedness incurred under the Credit Agreement will be deemed to have been incurred under clause (1) of paragraph (b) above and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness, but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligations arising under any Guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall not be double counted.

(e) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced,

except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Issuer will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment:

(1) a Default shall have occurred and be continuing (or would result therefrom);

(2) the Issuer is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; or

(3) the aggregate amount of such Restricted Payment and all other Restricted Payments made on or after the Original Issue Date would exceed the sum of (without duplication):

(A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 2011 to the end of the most recent fiscal quarter ended for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B) 100% of the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to Original Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Issuer from its shareholders subsequent to the Original Issue Date; plus

(C) the amount by which Indebtedness of the Issuer is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Original Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange).

(b) The preceding provisions will not prohibit:

(1) (A) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees) subsequent to the Original Issue Date or (B) any Restricted Payment made out of a substantially concurrent cash capital contribution received by the Issuer from its shareholders subsequent to the Original Issue Date; provided, however, that (i) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness”; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

(3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

(4) (A) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary pursuant to incentive plans designed to pay employees amounts reflecting incentive compensation in recognition of performance thresholds achieved by such employees or (B) payments or distributions to employees of Parent, the Issuer or any Restricted Subsidiary of “co-investment return,” “carried interest” or other form of incentive compensation or performance fees or any distribution of an equity interest in respect thereof, or any other incentive distributions from Investment Subsidiaries or Co-investment Vehicles; provided, however, that such payments or distributions shall be excluded in the calculation of the amount of Restricted Payments;

(5) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of Parent or the Issuer or any of the Issuer’s Subsidiaries from employees (including substantially full-time independent contractors), former employees, directors, former directors or consultants of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors or consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Parent or its Subsidiaries under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock (including pursuant to any net exercise or net settlement provisions); provided, however, that the aggregate amount of such repurchases and other acquisitions for cash shall not exceed the sum of (A) $5.0 million, (B) the Net Cash Proceeds from the sale of Capital Stock to members of management, consultants or directors of the Issuer and its Subsidiaries that occurs after the Original Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above) and (C) the cash proceeds of any “key man” life insurance policies that are used to make such repurchases; provided further, however, that (x) such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments and (y) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(6) dividends to Parent to be used by Parent solely to pay its franchise taxes and other fees required to maintain its corporate existence and to pay for general corporate and overhead expenses (including salaries, insurance and other compensation of the employees) incurred by Parent in the ordinary course of its business; provided, however, that such dividends shall not exceed $1.5 million in any calendar year; provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

(7) so long as no Event of Default has occurred and is continuing, dividends or other payments to Parent to be used by Parent to pay dividends to the holders of the Parent’s Series A Preferred Stock and Series B Preferred Stock issued and outstanding as of the Original Issue Date, provided, however, that the aggregate amount of such dividends or other payments shall not exceed $8.5 million per year (provided that any unused amounts in any year continue to carry forward and increase such limit in each subsequent year); provided further, however, that such dividends or other payments shall be excluded in the calculation of the amount of Restricted Payments;

(8) payments to Parent in respect of Federal, state and local taxes directly attributable to (or arising as a result of) the operations of the Issuer and its consolidated Subsidiaries; provided, however, that the amount of such payments in any fiscal year do not exceed the amount that the Issuer and its consolidated Subsidiaries would be required to pay in respect of Federal, state and local taxes for such fiscal year were the Issuer to pay such taxes as a stand-alone taxpayer (whether or not all such amounts are actually used by Parent for such purposes); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

(9) Investments made pursuant to commitments to Invest if at the date such commitment was made, such Investment would have complied with this covenant; provided, however, that such Investment shall be excluded in the calculation of the amount of Restricted Payments;

(10) upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the Fundamental Change Offer (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or the Subsidiary Guarantors that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control (or similarly defined term in other Indebtedness), at a purchase price not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(11) upon the occurrence of a Fundamental Change (or similarly defined term in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock) and within 90 days after completion of the Fundamental Change Offer (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of Parent’s Series A Preferred Stock and Series B Preferred Stock (or any dividend or other payment to Parent for such purpose) that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Fundamental Change (or similarly defined term in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock), at a purchase price not greater than the respective purchase prices specified in the certificates of designation of Parent’s Series A Preferred Stock and Series B Preferred Stock as in effect on the Original Issue Date;

(12) within 90 days after completion of any offer to repurchase Notes pursuant to “—Limitation on Sales of Assets and Subsidiary Stock” (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or the Subsidiary Guarantors that is contractually subordinated to the Notes or to any Subsidiary Guaranty that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Disposition (or similarly defined term in other Indebtedness), at a purchase price not greater than 100% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(13) the payment of any amounts in respect of Capital Stock by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity: (a) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Issuer or any Restricted Subsidiary), or (b) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary; provided, however, that except in the case of clause (b), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom; provided, further, however, such amounts shall be excluded in the calculation of the amount of Restricted Payments;

(14) the payment of any dividend or distributions by a Restricted Subsidiary of the Issuer to the holders of its Capital Stock pursuant to the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the Restricted Subsidiary; provided, however, that such amounts shall be excluded in the calculation of the amount of Restricted Payments; and

(15) Restricted Payments in an aggregate amount which, when taken together with all Restricted Payments made pursuant to this clause (15) which have not been repaid, does not exceed $25.0 million; provided, however, that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

As of September 30, 2012, the sum of the amounts referred to in paragraphs (A), (B) and (C) of clause (a)(3) above, less the amount of Restricted Payments made pursuant to clause (a) above on or before such date, was approximately $209.8 million.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Issuer will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

(1) with respect to clauses (a), (b) and (c),

(A) any encumbrance or restriction pursuant to an agreement of the Issuer or any of its Subsidiaries in effect at or entered into on the Original Issue Date;

(B) any encumbrance or restriction contained in the terms of any agreement pursuant to which such Indebtedness was issued if (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Issuer determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes and (y) the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings or agreements (as determined by the Board of Directors in good faith);

(C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

(D) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D) or contained in any amendment to an agreement referred to in clause (A), (B) or (C) of clause (1) of this covenant or this clause (D); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not materially less favorable, taken as a whole, to the noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

(E) any encumbrance or restriction pursuant to customary restrictions on, or customary conditions to the payment of dividends or other distributions on, equity interests owned by the Issuer or any Subsidiary in any joint venture or similar enterprise contained in the constitutive documents, including shareholders’ or similar agreements, of such joint venture or enterprise, to the extent encumbrances or restrictions apply solely to the income of such joint venture or similar enterprise;

(F) any encumbrance or restriction pursuant to customary restrictions contained in (i) agreements governing any Non-Recourse Indebtedness or Permitted Co-investments, or (ii) the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness or of any Co-investment Vehicle;

(G) any encumbrance or restriction contained in the terms of any agreement governing Indebtedness directly or indirectly secured by real property or other related assets that are customary for real property financing transactions, such as cash collateral accounts or impounds or reserves required for payment of taxes, insurance, security deposits, capital expenditures and repairs, interest and tenant improvements and leasing commissions; and

(H) any encumbrance or restriction pursuant to applicable law; and

(2) with respect to clause (c) only,

(A) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests or licenses of intellectual property to the extent such provisions restrict the transfer of the lease or the property leased or licensed thereunder;

(B) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

(C) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(D) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and

(E) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of the property or assets of the Issuer or any Restricted Subsidiary in a manner material to the Issuer and its Restricted Subsidiaries, taken as a whole.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all noncash consideration), as determined in good faith by members of the Issuer’s senior management, of the shares and assets subject to such Asset Disposition;

(2) at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents, Temporary Cash Investments or Replacement Assets or a combination of cash and cash equivalents, Temporary Cash Investments, and Replacement Assets; provided, however, that with respect to the sale of one or more real estate properties, up to 75% of the consideration may consist of Indebtedness of the purchaser of such real estate properties so long as such Indebtedness is secured by a first or second priority Lien on the real estate property or properties sold;

(3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be):

(A) first, to the extent the Issuer elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase secured Indebtedness of the Issuer or any Restricted Subsidiary or Indebtedness (other than Disqualified Stock) of any other Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Issuer elects, to make a capital expenditure or to acquire Replacement Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

(C) third, to the extent of the Excess Proceeds (as defined below), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Senior Indebtedness of the Issuer) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; provided further, however, the Issuer will be deemed to have complied with clause (B) above if and to the extent that, within 365 days after the later of the Asset Disposition or the receipt of Net Available Cash, the Issuer or any of its Restricted Subsidiaries has entered into and not abandoned or rejected a binding agreement to make a capital expenditure or to acquire Replacement Assets, and that such capital expenditure or acquisition is thereafter completed within 180 days after the end of such 365-day period.

The Net Available Cash of an Asset Disposition not applied pursuant to clauses (3)(A) and (B) above constitute “Excess Proceeds.” Excess Proceeds of less than $5.0 million will be carried forward and accumulated. When accumulated Excess Proceeds equal or exceed such amount, the Issuer must, within 30 days, make an offer to purchase the Notes, in accordance with clause (3)(C) above. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

For the purposes of this covenant, the following are deemed to be cash or cash equivalents:

(1) the assumption of Indebtedness of the Issuer or any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

(2) securities received by the Issuer or any Restricted Subsidiary from the transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of receipt.

(b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Issuer) pursuant to clause (a)(3)(C) above, the Issuer will purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and such other Senior Indebtedness of the Issuer) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Issuer was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest, if any, (or, in respect of such other Senior Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness of the Issuer) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuer will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $2,000 principal amount or multiples of $1,000 greater thereof. The Issuer shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Issuer) pursuant to this covenant if the Excess Proceeds are less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

(c) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Issuer will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer (an “Affiliate Transaction”) unless:

(1) the terms of the Affiliate Transaction are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Issuer disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

(3) if such Affiliate Transaction involves an amount in excess of $20.0 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries or is not less favorable to the Issuer and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph (a) will not prohibit:

(1) any Investment or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments”;

(2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

(3) loans or advances to employees or consultants in the ordinary course of business of the Issuer or its Restricted Subsidiaries;

(4) the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers, employees and consultants of the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(5) any transaction between or among the Issuer, any Restricted Subsidiary, any Co-investment Vehicle or joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an Investment Subsidiary) which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, Co-investment Vehicle, joint venture or similar entity (including any separate account or investment program managed, operated or sponsored by an Investment Subsidiary);

(6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer or Parent;

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) or warrant agreement to which it is a party as of the Original Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Original Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the noteholders in any material respect;

(8) any agreement as in effect on the Original Issue Date and described in the Original Offering Memorandum, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Issuer or the Restricted Subsidiaries) and the transactions evidenced thereby;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

(10) the repurchase or other acquisition of the Parent’s warrants outstanding as of the Original Issue Date, pursuant to the terms of a plan (or amendment thereto) approved by the Board of Directors of Parent.

Limitation on Liens

The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Original Issue Date or thereafter acquired, securing any Obligations, other than Permitted Liens, without effectively providing that the Notes (or a Subsidiary Guaranty in the case of an Initial Lien of a Subsidiary Guarantor) shall be secured equally and ratably with (or, in the event the Lien related to Subordinated Obligations, prior to) the Obligations so secured for so long as such Obligations are so secured. Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

Limitation on Sale/Leaseback Transactions

The Issuer will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1) the Issuer or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens”;

(2) the net proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale/ Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors of the Issuer) of such property; and

(3) the Issuer applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock.”

Merger and Consolidation

The Issuer will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture;

(2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on Indebtedness”; and

(4) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture;

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Issuer or (B) the Issuer merging with an Affiliate of the Issuer solely for the purpose and with the sole effect of reincorporating the Issuer in another jurisdiction.

The Successor Company will be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, and the predecessor Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

The Issuer will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Issuer or an Affiliate of the Issuer), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Issuer provides an Officer’s Certificate to the Trustee to the effect that the Issuer will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Parent will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

(1) the resulting, surviving or transferee Person (if not Parent) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, all the obligations of Parent, if any, under its Guaranty;

(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

(3) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the Indenture.

Future Guarantors

On the Original Issue Date, Parent and each of the initial Subsidiary Guarantors executed and delivered to the Trustee a Guaranty Agreement pursuant to which Parent and each such Subsidiary Guarantor fully and unconditionally Guaranteed the Notes on an unsecured, senior basis. The Issuer has agreed to cause each domestic Restricted Subsidiary, other than Non-Material Subsidiaries and other than any Restricted Subsidiary prohibited from providing a Guarantee by any agreement governing Non-Recourse Indebtedness (or the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document of the entity that is the borrower under any Non-Recourse Indebtedness), any joint venture agreement or the terms of any Co-investment Vehicle or any separate account or investment program managed, operated or sponsored by an Investment Subsidiary, to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such domestic Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

Not all of our subsidiaries that acquire properties or other assets in the future will become guarantors of the Notes. For example, the terms of the Non-Recourse Indebtedness agreements, partnership agreements, limited liability company operating agreements, other governing documents, joint venture agreements, Co-investment Vehicles, separate accounts and investment programs referred to above may prohibit the relevant subsidiary from guaranteeing the Notes. In many cases, the Indenture does not require these subsidiaries to guarantee the Notes. Accordingly, noteholders will not have a direct claim against these subsidiaries for payments on the Notes. See “Risk Factors—Risks Related to the Notes—The notes will not be guaranteed by all of our subsidiaries.”

SEC Reports

Notwithstanding that the Issuer may not be subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, the Issuer will file with the SEC and make available to the Trustee and noteholders within 15 days after it files them with the SEC such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed with the SEC at the times specified for the filings of such information, documents and reports under such Sections; provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to the Trustee and noteholders within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Sections 13 or 15(d) of the Exchange Act; provided further, however, that (a) so long as Parent is the Guarantor of the Notes, the reports, information and other documents required to be filed and provided as described hereunder may, at the Issuer’s option, be filed by and be those of Parent rather than the Issuer and (b) in the event that Parent conducts any business or holds any significant assets other than the capital stock of the Issuer at the time of filing and providing any such report, information or other document containing financial statements of Parent, Parent shall include in such report, information or other document summarized financial information (as defined in Rule 1-02(bb) of Regulation S-X promulgated by the SEC) with respect to the Issuer.

In addition, the Issuer will furnish to the holders of the Notes and to prospective investors, upon the requests of such holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1) a default in the payment of interest on the Notes when due, continued for 30 days;

(2) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3) the failure by the Issuer, Parent or any Subsidiary Guarantor to comply with its obligations under “—Certain Covenants—Merger and Consolidation”;

(4) the failure by the Issuer, Parent or any Subsidiary Guarantor, as the case may be, to comply for 60 days after receipt of written notice with any of its agreements contained in the Indenture, including its obligations in the covenants described above under “—Fundamental Change” (other than a failure to purchase Notes), “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries,” “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” (other than a failure to purchase Notes), “—Certain Covenants—Limitation on Affiliate Transactions,” “—Certain Covenants—Limitation on Liens,” “—Certain Covenants—Limitation on Sale/Leaseback Transactions” or “—Certain Covenants—Future Guarantors”;

(5) the failure by the Issuer or Parent, as the case may be, to comply for 180 days after receipt of written notice with any of its obligations in the covenant described above under “—Certain Covenants—SEC Reports” (provided that, if applicable, failure by the Issuer or Parent to comply with the provisions of Section 314(a) of the Trust Indenture Act will not in itself be deemed a Default or an Event of Default under the Indenture);

(6) Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the “cross acceleration provision”);

(7) certain events of bankruptcy, insolvency or reorganization of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary (the “bankruptcy provisions”);

(8) any final judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10.0 million is entered against the Issuer, any Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment becoming final and is not discharged, waived or stayed within 10 days after notice (the “judgment default provision”); or

(9) the Parent Guaranty or a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Guaranty) or a Guarantor denies or disaffirms its obligations under its Guaranty.

However, a default under clauses (4), (5) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default in writing and the Issuer does not cure such default within the time specified after receipt of such notice. In the event of any Event of Default specified under clause (6), such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if within 30 days after such Event of Default arose: (a) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (b) the default that is the basis for such Event of Default has been cured.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest, if any, on all the Notes to be due and payable. Upon such declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties and rights of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

Notwithstanding anything to the contrary in the Indenture, holders of the Notes will have an absolute and unconditional right to receive payment of the principal of, and interest on, the Notes on or after the due dates expressed in the Indenture and the Notes and to institute suit for the enforcement of payment.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

As to the waiver of defaults, see “—Amendments and Waivers.”

Amendments and Waivers

Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1) reduce the amount of Notes whose holders must consent to an amendment;

(2) reduce the rate of or extend the time for payment of interest on any Note;

(3) reduce the principal of or extend the Stated Maturity of any Note;

(4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “—Optional Redemption”;

(5) make any Note payable in money other than that stated in the Notes;

(6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(7) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions;

(8) make any change in the ranking or priority of any Note or Guaranty that would adversely affect the noteholders; or

(9) voluntarily release a Subsidiary Guarantor other than in accordance with the Indenture.

Notwithstanding the preceding, without the consent of any holder of the Notes, the Issuer, Parent, the Subsidiary Guarantors and Trustee may amend the Indenture:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to provide for the assumption by a successor corporation of the obligations of the Issuer, Parent or any Subsidiary Guarantor under the Indenture;

(3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code), or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

(4) to add guarantees with respect to the Notes, including any Subsidiary Guaranties, or to secure the Notes;

(5) to add to the covenants of the Issuer, Parent or any Subsidiary Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, Parent or any Subsidiary Guarantor;

(6) to make any change that does not materially adversely affect the rights of any holder of the Notes;

(7) to comply with any requirement of the SEC in connection with any required qualification of the Indenture under the Trust Indenture Act;

(8) to conform the text of the Indenture, Guaranties or the Notes to any provision of this “Description of the Notes” to the extent that such provision was intended to be a verbatim recitation of a provision of the Indenture, the Guaranties or the Notes as certified in an Officer’s Certificate delivered to the Trustee; or

(9) to amend the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of holders to transfer Notes.

Notwithstanding the foregoing, the lenders under the Credit Agreement have the right to consent to any amendment, supplement or other modification of the Indenture or any other change relating to the Notes that occurs after the Issue Date if such amendments, supplements or changes would have a material adverse effect on the Issuer’s ability to repay its obligations under the Credit Agreement.

The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Issuer nor any Affiliate of the Issuer may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all holders and is paid to all holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Transfer

The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance and Satisfaction and Discharge

At any time, we may terminate all our and each Guarantor’s obligations under the Notes, the Guaranties and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Fundamental Change” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above and our Guarantor’s obligations under the Guaranties and the Indenture (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (7), (8) (with respect only to Significant Subsidiaries) or (9) under “—Defaults” above or because of the failure of the Issuer to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guaranty.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law).

In addition, the Issuer’s obligations under the Notes and with respect to the Notes under the Indenture, and each Guarantor’s obligations under its Guaranty, will terminate (a “satisfaction and discharge”), subject to certain limitations set forth in the Indenture, if:

(1) all Notes previously authenticated and delivered (other than (i) destroyed, lost or stolen Notes that have been replaced or (ii) Notes that are paid or (iii) Notes for whose payment money or U.S. Government Obligations have been held in trust and then repaid to the Issuer in accordance with the Indenture) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it under the Indenture; or

(2) (A) the Notes mature within 60 days, or all of them are to be called for redemption within 60 days under arrangements satisfactory to the Trustee for giving the notice of redemption,

(B) the Issuer irrevocably deposits in trust with the Trustee, as trust funds solely for the benefit of the holders, money or U.S. Government Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate delivered to the Trustee, without consideration of any reinvestment, to pay principal of and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder,

(C) no Default has occurred and is continuing on the date of the deposit,

(D) the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Issuer is a party or by which it is bound, and

(E) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for in the Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Concerning the Trustee

Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), is the Trustee under the Indenture. We have appointed Wilmington Trust, National Association, as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, if it acquires any conflicting interest and the Notes are in default, it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

Subject to certain rights of the Trustee, holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s affairs. Subject to such provisions, the Trustee is be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member or stockholder or control person of the Issuer or any Guarantor will have any liability for any obligations of the Issuer or any Guarantor under the Notes, any Guaranty or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the covenants described under “—Certain Covenants—Limitation on Restricted Payments,” “—Certain Covenants—Limitation on Affiliate Transactions” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof. Solely for purposes of the covenant described under “—Certain Covenants—Limitation on Affiliate Transactions” the term “Affiliate” shall be deemed to exclude Fairfax Financial Holdings Limited, a corporation organized under the laws of Canada, or any subsidiary or affiliate thereof (collectively, “Fairfax”); provided, however, that Fairfax will be deemed to be an “Affiliate” of the Issuer for purposes of clause (1) under paragraph (a) of “—Certain Covenants—Limitation on Affiliate Transactions” and shall comply with the requirements set forth under such clause; provided further, however, that such requirements shall be deemed to have been satisfied in respect of any agreement as in effect on the Original Issue Date or any renewals, extension or amendments of any such agreements (so long as such renewals, extensions or amendments are not less favorable to the Issuer and its Restricted Subsidiaries) and the transactions evidenced thereby.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(3) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary,

other than, in the case of clauses (1), (2) and (3) above,

(A) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(B) for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, a disposition that constitutes a Restricted Payment permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” or a Permitted Investment;

(C) any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(D) a disposition of Temporary Cash Investments in the ordinary course of business;

(E) the disposition of property or assets that are obsolete, damaged or worn out;

(F) the lease or sublease of office space in the ordinary course of business;

(G) the sale of interests or investments in real estate or related assets and related personal property by an Investment Subsidiary or Co-investment Vehicle; and

(H) a disposition of assets with a fair market value of less than $2.5 million (a “de minimis disposition”);

provided, however, that a disposition of all or substantially all the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “—Fundamental Change” and/or the provisions described above under the caption “—Certain Covenants—Merger and Consolidation” and not by the provisions described above under the caption “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” covenant.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2) the sum of all such payments.

“Bank Indebtedness” means all Obligations pursuant to the Credit Agreement.

“Board of Directors” means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

“Business Day” means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased. For the avoidance of doubt, Capital Lease Obligations will not include ground leases of real property entered into in the ordinary course of business of the Issuer or its Restricted Subsidiaries.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, whether outstanding at the Original Issue Date or issued thereafter, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Co-investment Vehicle” shall mean an entity (other than a Restricted Subsidiary) formed for the purpose of investing principally, directly or indirectly, in (i) real estate related assets (including Indebtedness secured by real estate or equity interests in entities, directly or indirectly, owning real estate or related assets) or (ii) unsecured loans that are part of a loan pool, more than 90% of the aggregate principal balance of which falls within the preceding clause (i).

“Common Stock” shall mean the Class A common stock of Parent.

“Consolidated Net Income” means, for any period, the net income or loss of the Issuer and its consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP after net income or loss attributable to the noncontrolling interests and before preferred stock dividends and accretion of issuance costs, plus depreciation and amortization of any real property (including furniture and equipment and other real estate assets); provided, however, that there shall be excluded:

(a) the income of any such consolidated subsidiary to the extent that the declaration or payment of dividends or similar distributions by such consolidated subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, statute, rule or governmental regulation applicable to such consolidated subsidiary,

(b) the net income or net loss of any Person, other than the Issuer or a Restricted Subsidiary, except that, subject to the exclusion contained in clause (h) below, the aggregate amount of cash actually distributed by such Person to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in clause (a) above) shall be included in determining Consolidated Net Income,

(c) the income or loss of any person accrued prior to the date it becomes a consolidated subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its consolidated subsidiaries or the date that such person’s assets are acquired by the Issuer or any of its consolidated subsidiaries,

(d) any reduction for charges made in accordance with Financial Accounting Standard No. 141, 141R, 142 or 144 or any amendments or successors thereto,

(e) all extraordinary gains and extraordinary losses and any gains or losses attributable to sales of assets out of the ordinary course of business (for the avoidance of doubt, the sale of real estate and real estate related assets shall always be deemed to be in the ordinary course of business),

(f) any noncash compensation expense attributable to grants of stock options, restricted stock or similar rights to officers, directors and employees of Parent, the Issuer or any of its consolidated Subsidiaries,

(g) any net noncash gain or loss resulting in such period from Hedging Obligations incurred in the ordinary course of business and made in accordance with Financial Accounting Standard No. 815, and

(h) all gain or loss realized as a result of the cumulative effect of changes in accounting principles;

provided further, however, that Consolidated Net Income for any period shall be increased (i) by cash received during such period by the Issuer or any of its consolidated subsidiaries in respect of commissions receivable (net of related commissions payable to brokers) on transactions that were completed by any acquired business prior to the acquisition of such business and which purchase accounting rules under GAAP would require to be recognized as an intangible asset purchased, (ii) increased, to the extent otherwise deducted in determining Consolidated Net Income for such period, by the amortization of intangibles relating to purchase accounting in connection with any acquisition permitted by the Indenture and (iii) increased (or decreased, as the case may be), in connection with the sale of real estate during such period, to eliminate the effect of purchase price allocations to such real estate resulting from the consummation of any acquisition permitted by the Indenture.

“Credit Agreement” means the Revolving Loan Agreement among the Issuer, as borrower, Parent and certain Subsidiaries of the Issuer, as guarantors, U.S. Bank National Association as the administrative agent and the lenders from time to time party thereto, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness, including an indenture, incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Revolving Loan Agreement or a successor Credit Agreement.

“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreement, indenture or similar agreement, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreement executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1) matures (excluding any maturities as a result of an optional redemption by the issuer thereof) or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy obligations as a result of such employee’s death or disability; provided further, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale,” “change of control” or “termination of trading” occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

(1) the “asset sale,” “change of control” or “termination of trading” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Fundamental Change”; and

(2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

For the avoidance of doubt, the following shall not constitute Disqualified Stock:

(x) the Series A Preferred Stock and the Series B Preferred Stock outstanding on the Original Issue Date; and

(y) future issuances of Capital Stock having terms substantially similar to those of the Series A Preferred Stock and the Series B Preferred Stock, provided that, the “change of control” or “termination of trading” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under “—Fundamental Change”; and any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

“Effective Tangible Net Worth” means as of any date of determination, stockholders’ equity of the Issuer and its Restricted Subsidiaries (excluding any amounts attributable to Disqualified Stock), less Intangible Assets.

“Equity Offering” means any primary offering of Capital Stock of Parent or the Issuer (other than Disqualified Stock) to Persons who are not Affiliates of Parent or the Issuer other than (1) public offerings with respect to the Parent’s Common Stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Parent or any of its Restricted Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Issuer issued pursuant to the Indenture in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, provided, however, that GAAP shall mean the generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date in the event of a change in GAAP after the Original Issue Date that would have a material adverse or positive effect on the Issuer, including those set forth in:

(1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(2) statements and pronouncements of the Financial Accounting Standards Board;

(3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

(4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership or other ownership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) customary environmental indemnities and non-recourse carve-out guarantees requested by lenders in financing transactions secured by real property or (iii) completion and budget guarantees. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor” means Parent and/or a Subsidiary Guarantor.

“Guaranty” means the Parent Guaranty and/or a Subsidiary Guaranty.

“Guaranty Agreement” means the Indenture as of the Original Issue Date or any supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Issuer’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement, commodity price protection or hedging agreement or other similar agreements.

The term “holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness,” (1) amortization of debt discount or the accretion of principal with respect to a noninterest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 20th Business Day following payment on the letter of credit);

(5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends), provided that, provisions relating to waterfall priority returns, carried interest and tax allocations included in partnership agreements, shareholder agreements, limited liability company operating agreements or other constitutive documents entered into in the ordinary course of business shall not constitute Preferred Stock of any Subsidiary of such Person;

(6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

(8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Issuer or any Restricted Subsidiary of any business or real property, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or post-closing prorations or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 60 days thereafter. Indebtedness of any Person shall include all Indebtedness of any partnership or other entity in which such Person is a general partner or other equity holder with unlimited liability other than (x) Indebtedness which is non-recourse to such Person and its assets (other than pursuant to Permitted Non-Recourse Carve-Out Guarantees) and (y) if such Person is an Investment Subsidiary, the indebtedness of a related Co-investment Vehicle.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that the principal amount of any noninterest bearing or other discount security at any date will be the principal amount thereof that would be shown on a balance sheet of such Person dated such date prepared in accordance with GAAP.

For purposes of calculating the Maximum Balance Sheet Leverage Ratio under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” the term Indebtedness shall exclude Hedging Obligations of the Issuer and its Restricted Subsidiaries.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Issuer.

“Initial Purchasers” means, collectively, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

“Intangible Assets” means, as of any date of determination, intangible assets of the Issuer and its Restricted Subsidiaries under GAAP.

“Interest Rate Agreement” means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value. For the avoidance of doubt, leases to tenants in the ordinary course of business of the Issuer or any Restricted Subsidiary shall not be deemed to constitute “Investments”.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investment” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Investment Subsidiary” shall mean (1) any Subsidiary engaged principally in the business of directly or indirectly buying, holding, transferring or selling real estate related assets, including securities of companies engaged principally in such business and Indebtedness secured by real estate or equity interests in entities directly or indirectly owning real estate or related assets, and (2) any Subsidiary engaged principally in the business of investment management, including investing in and/or managing Co-investment Vehicles.

“Issue Date” means December 6, 2012.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof). For the avoidance of doubt, the grant by any Person of a non-exclusive license to use intellectual property owned by, licensed to, or developed by such Person and such license activity shall not constitute a grant by such Person of a Lien on such intellectual property.

“Maximum Balance Sheet Leverage Ratio” means as of any date of determination with respect to the Issuer and its Restricted Subsidiaries, the ratio of total Indebtedness (excluding Non-Recourse Indebtedness) to Effective Tangible Net Worth, in each case as of the previous quarter end; provided, however, that:

(1) if the Issuer or any Restricted Subsidiary has issued any Indebtedness (including if the proceeds of such Indebtedness have been deposited in an escrow account (as described in the definition of “Refinancing Indebtedness”)) since the previous quarter end that remains outstanding or if the transaction giving rise to the need to calculate the Maximum Balance Sheet Leverage Ratio is an issuance of Indebtedness, or both, the Maximum Balance Sheet Leverage Ratio shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the last day of the previous quarter, and

(2) if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness (including any discharge of Indebtedness to occur upon release of such funds from any escrow account as referenced above) since the previous quarter end or if the transaction giving rise to the need to calculate Maximum Balance Sheet Leverage Ratio will include the repayment, repurchase, defeasance or discharge of Indebtedness, or both, the Maximum Balance Sheet Leverage Ratio shall be calculated after giving effect on a pro forma basis to the discharge of such Indebtedness, as if such discharge had occurred on the last day of the previous quarter.

For purposes of this definition, whenever pro forma effect is to be given to an issuance of Indebtedness or the discharge of Indebtedness, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the SEC.

Solely for purposes of calculating the Maximum Balance Sheet Leverage Ratio under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness,” the term Indebtedness shall exclude Guarantees of Indebtedness of a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary in an amount not to exceed $50.0 million in the aggregate at any time outstanding and Permitted Non-Recourse Carve-Out Guarantees.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all legal, accounting, investment banking and brokerage fees, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must, by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

(4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Non-Material Subsidiaries” means all domestic Restricted Subsidiaries designated as Non-Material Subsidiaries by the Issuer; provided that all such domestic Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Issuer and its domestic Restricted Subsidiaries equity interest in such entities) constituting more than 5% of the Issuer’s total assets on a consolidated basis based on the Issuer’s most recent internal financial statements.

“Non-Recourse Indebtedness” means Indebtedness (including any and all refinancings thereof that would meet the criteria set forth below) of an Investment Subsidiary; provided, however, that (1) such Indebtedness is incurred solely in relation to the permitted investment activities (including investments in Permitted Mortgage Investments) or real estate related activities of such Investment Subsidiary or a Co-investment Vehicle or a separate account or investment program managed, operated or sponsored by an Investment Subsidiary, and (2) such Indebtedness is not Guaranteed by, or otherwise recourse to the Issuer or any Restricted Subsidiary (other than pursuant to a Permitted Non-Recourse Carve-Out Guarantee)

other than the Investment Subsidiary that is the borrower; provided, further, that, if any such Indebtedness is partially Guaranteed by or otherwise recourse to the Issuer or any Restricted Subsidiary (other than pursuant to a Permitted Non-Recourse Carve-Out Guarantee and other than with respect to the Investment Subsidiary that is the borrower) and therefore does not meet the criteria set forth above, the portion of such Indebtedness that does meet the criteria set forth above shall be “Non-Recourse Indebtedness” hereunder.

“Notes” means the Issuer’s 8.750% Senior Notes due 2019.

“Obligations” means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Officer” means the chairman of the board of directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary of Parent or the Issuer.

“Officer’s Certificate” means a certificate signed on behalf of Parent or the Issuer, as the case may be, by an Officer of Parent or the Issuer, respectively.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to Parent or the Issuer, satisfactory to the Trustee.

“Original Issue Date” means April 5, 2011.

“Original Offering Memorandum” means the confidential Offering Memorandum dated March 31, 2011, pursuant to which the outstanding notes to which the exchange offer relates were initially offered to investors.

“Parent” means Kennedy-Wilson Holdings, Inc., a Delaware corporation, and its successors.

“Parent Guaranty” means the Guarantee by Parent of the Issuer’s obligations with respect to the Notes contained in the Indenture.

“Permitted Co-investment” means any Investment by the Issuer or any of its Restricted Subsidiaries in, or any Guarantee by the Issuer or any of its Restricted Subsidiaries of the Indebtedness of, a Co-investment Vehicle or separate account or investment program managed, operated or sponsored by an Investment Subsidiary; provided, however, that if, and only if such Investment or Guarantee (other than a Permitted Non-Recourse Carve-Out Guarantee), as applicable, is in an amount greater than $10.0 million, then (i) such Investment shall not be greater than 25% of the aggregate commitment (including both committed equity and Indebtedness) of such Co-investment Vehicle or separate account or investment program and (ii) such Guarantee (other than a Permitted Non-Recourse Carve-Out Guarantee) shall not be greater than 25% of the aggregate committed Indebtedness of such Co-investment Vehicle or separate account or investment program; provided further, however, that the total amount of such Guarantees (other than Permitted Non-Recourse Carve-Out Guarantees) shall not exceed $50.0 million in the aggregate at any time outstanding.

“Permitted Holders” means (1) William J. McMorrow, (2) any per Person both the Capital Stock and Voting Stock of which (or in the case of a trust, the beneficial interests of which) are majority owned by William J. McMorrow or a family member of William J. McMorrow, and (3) any family member of William J. McMorrow, or the estate or heirs of William J. McMorrow or any of his family members.

“Permitted Investment” means an Investment by the Issuer or any Restricted Subsidiary in:

(1) the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that (A) the primary business of such Restricted Subsidiary is a Related Business and (B) such Restricted Subsidiary is not restricted from making dividends or similar distributions by contract, operation of law or otherwise, other than restrictions on dividends or distributions permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Restrictions on Distributions from Restricted Subsidiaries”;

(2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3) Investments made by Parent or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Disposition made in compliance with the covenant described above under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or from any other disposition or transfer of assets not constituting an Asset Disposition;

(4) Investments represented by guarantees that are otherwise permitted by the Indenture;

(5) cash and Temporary Cash Investments;

(6) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(7) payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(8) loans or advances to employees or independent contractors made in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(9) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(10) any Person where such Investment was acquired by the Issuer or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(11) Hedging Obligations entered into in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business and not for the purpose of speculation;

(12) any Person to the extent such Investment exists on the Original Issue Date or replaces or refinances an Investment in such Person existing on the Original Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; provided, however, that the new Investment is on terms and conditions no less favorable than the Investment being renewed or replaced;

(13) Investments in insurance on the life of any participant in any deferred compensation plan of the Issuer made in the ordinary course of business;

(14) Permitted Co-investments; Permitted Non-Recourse Carve-Out Guarantees; Permitted Mortgage Investments and Capital Stock of any Qualified REIT; and

(15) so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (15) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed $20.0 million at any time outstanding (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts, including deposits under agreements that provide that such deposit constitutes liquidated damages upon breach of such agreement (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s and repairmen’s Liens and other similar Liens, in each case for sums not yet due and payable or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Issuer or any Restricted Subsidiary to provide collateral to the depository institution;

(3) Liens for taxes, fees, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(5) Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations and Attributable Debt), statutory obligations, appeal bonds, performance bonds, mechanic’s lien release bonds and other obligations of a like nature, in each case in the ordinary course of business;

(6) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or conditions, covenants and restrictions, deed restrictions, zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7) Liens securing Indebtedness (including Capital Lease Obligations and Attributable Debt) Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property (real or personal, tangible or intangible), plant or equipment of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(8) Liens arising out of judgments or awards in respect of which the Issuer or any Restricted Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings; provided that the aggregate amount of all such judgments or awards (and any cash and the fair market value of any property subject to such Liens) does not exceed $10.0 million at any time outstanding;

(9) Liens existing on the Original Issue Date (other than the Liens securing Indebtedness pursuant to any Credit Facility);

(10) Liens on property (real or personal, tangible or intangible) or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(11) Liens on property at the time such Person or any of its Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(12) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(13) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same properly securing such Hedging Obligations;

(14) (A) Liens securing Senior Indebtedness Incurred in compliance with the covenant described under “—Certain Covenants—Limitation on Indebtedness” in an aggregate amount not to exceed the amount of Indebtedness Incurred under clause (b)(1) of such covenant and then outstanding, and (B) Liens on Senior Indebtedness securing any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by Liens permitted by this clause (14);

(15) Liens on specific items of inventory or other goods of such Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person solely to facilitate the purchase, shipment or storage of such inventory or other goods;

(16) Liens arising solely by virtue of any statutory or common law provision relating to bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Issuer or any Subsidiary of the Issuer in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States and (B) such deposit account is not intended by the Issuer or any Subsidiary to provide collateral to such depository institution;

(17) Liens securing Non-Recourse Indebtedness or guarantees thereof (and Refinancings of any of the foregoing) on assets or Capital Stock of Restricted Subsidiaries formed solely for the purpose of, and which engage in no business other than the business of, making Permitted Co-investments;

(18)	Liens encumbering the assets of or secured by Permitted Mortgage Investments or Co-investment Vehicles;

(19) Liens securing Indebtedness which, taken together with all other Indebtedness secured by Liens (excluding Liens permitted by clauses (1) through (18) above or clause (20) below) at the time of determination, does not exceed $25.0 million; and

(20) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (9), (10) or (11); provided, however, that:

(A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such properly or proceeds or distributions thereof); and

(B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (9), (10) or (11) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

“Permitted Mortgage Investment” means any Investment in secured notes, mortgages, deeds of trust, collateralized mortgage obligations, commercial mortgage-backed securities, other secured debt securities, secured debt derivatives or other secured debt instruments, so long as such Investment does not individually exceed $10.0 million and relates directly or indirectly to real property that constitutes or is used as land, office, multifamily, residential, industrial, retail, hotel or mixed-use property.

“Permitted Non-Recourse Carve-Out Guarantees” means customary completion or budget guarantees, indemnities or other customary guarantees provided to lenders (including by means of separate indemnification agreements or carve-out guarantees) provided in the ordinary course of business and consistent with past practice by the Issuer or a Restricted Subsidiary in financing transactions that are directly or indirectly secured by real property or other related assets (including Capital Stock) of a Restricted Subsidiary (including an Investment Subsidiary), Co-Investment Vehicle, joint venture, Unrestricted Subsidiary or a separate account or investment program managed, operated or sponsored by an Investment Subsidiary and that may be full or partial recourse or non-recourse to the Restricted Subsidiary (including an Investment Subsidiary), Co-Investment Vehicle, joint venture, Unrestricted Subsidiary or separate account or investment program managed, operated or sponsored by an Investment Subsidiary, in each case that is the borrower in such financing, but is non-recourse to Issuer or any other Restricted Subsidiary except for such customary completion or budget guarantees, indemnities or other customary guarantees (including by means of separate indemnification agreements or carve-out guarantees).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

The “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Qualified REIT” means a REIT or its operating partnership subsidiary into which Parent, the Issuer or its Restricted Subsidiaries contribute direct or indirect interests in real estate and related assets in exchange for the Capital Stock of the REIT or its operating partnership subsidiary.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Original Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(4) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Issuer or (B) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; and provided further, however, that to the extent any new Indebtedness to be applied to Refinance any Indebtedness of the Issuer or its Restricted Subsidiaries:

(x) is incurred in compliance with clauses (1), (2), (3) and (4) above and with the covenant described under “—Certain Covenants—Limitation on Indebtedness,”

(y) the net proceeds of which are deposited into an escrow account at a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one “nationally recognized statistical rating organization” (as defined in Rule 436 under the Securities Act) to be held in escrow for a period of not more than 90 days from the date of receipt of such net proceeds, and

(z) are to be held in such escrow account (together with any additional necessary funds) for the satisfaction and discharge, defeasance or other extinguishment of the Indebtedness to be Refinanced in connection with its Stated Maturity or in connection with an irrevocable notice of redemption, then such new Indebtedness shall be deemed to be “Refinancing Indebtedness” for the purposes of this definition, notwithstanding that such old Indebtedness remains outstanding pending release of such funds from escrow.

“Registration Rights Agreement” means the Registration Rights Agreement dated the Issue Date, among the Issuer, Parent, the Subsidiary Guarantors, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC.

“Related Business” means any business in which the Issuer was engaged on the Original Issue Date and any business related, ancillary or complementary to any business of the Issuer in which the Issuer was engaged on the Original Issue Date.

“Replacement Assets” means (1) any property or other assets (other than Indebtedness and Capital Stock) used or useful in a Related Business, (2) substantially all the assets of a Related Business or a majority of the Voting Stock of any Person engaged in a Related Business that will become on the date of acquisition thereof a Restricted Subsidiary, (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary that is engaged in a Related Business, (4) any Permitted Co-investment, or (5) Capital Stock of any Qualified REIT.

“Restricted Payment” with respect to any Person means:

(1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Issuer or a Restricted Subsidiary, and other than dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary in accordance with its organizational documents to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock);

(3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person, if such Person is the Issuer or a Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

(4) the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Group.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Issuer or a Restricted Subsidiary on the Original Issue Date or thereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer of a Restricted Subsidiary leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person:

(1) Indebtedness of such Person, whether outstanding on the Original Issue Date or thereafter Incurred; and

(2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to any Subsidiary;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person;

(5) any Capital Stock; or

(6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; provided, however, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indenture for purposes of this clause (6) if (x) the holders of such Indebtedness or their representative or the Issuer shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officer’s Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indenture and (2) shall have received an Officer’s Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indenture.

“Series A Preferred Stock” means the Parent’s 6.00% Series A Preferred Stock.

“Series B Preferred Stock” means the Parent’s 6.452% Series B Preferred Stock.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Debentures” means the Issuer’s junior subordinated debentures due 2037, outstanding on the Original Issue Date.

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Original Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1) such Person;

(2) such Person and one or more Subsidiaries of such Person; or (3) one or more Subsidiaries of such Person,

and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.

“Subsidiary Guarantor” means each Subsidiary of the Issuer that executed the Indenture as a guarantor on the Original Issue Date and each other Subsidiary of the Issuer that thereafter guarantees the Notes pursuant to the terms of the Indenture. The following Subsidiaries of the Issuer are Subsidiary Guarantors as of the date of this prospectus: Kennedy-Wilson Properties, Ltd., a Delaware corporation; Kennedy-Wilson Property Services, Inc., a Delaware corporation; Kennedy-Wilson Property Services II, Inc., a Delaware corporation; Kennedy Wilson Property Services III, L.P., a Delaware limited partnership; Kennedy-Wilson Property Equity, Inc., a Delaware corporation; Kennedy-Wilson Property Equity II, Inc., a Delaware corporation; Kennedy-Wilson Property Special Equity, Inc., a Delaware corporation; Kennedy-Wilson Property Special Equity II, Inc., a Delaware corporation; Kennedy Wilson Property Special Equity III, LLC, a Delaware limited liability company; K-W Properties, a California corporation; Kennedy Wilson Property Services III GP, LLC, a Delaware limited liability company; KW BASGF II Manager, LLC, a Delaware limited liability company; KWF Investors I, LLC, a Delaware limited liability company; KWF Investors II, LLC, a Delaware limited liability company; KWF Investors III, LLC, a Delaware limited liability company; KWF Manager I, LLC, a Delaware limited liability company; KWF Manager II, LLC, a Delaware limited liability company; KWF Manager III, LLC, a Delaware limited liability company; Kennedy Wilson Overseas Investments, Inc., a Delaware corporation; Fairways 340 Corp., a Delaware corporation; KW—Richmond, LLC, a Delaware limited liability company; SG KW Venture I Manager LLC, a Delaware limited liability company; KW Loan Partners I LLC, a Delaware limited liability company; KW Loan Partners II LLC, a California limited liability company; KW Summer House Manager, LLC, a Delaware limited liability company; KW Montclair, LLC, a Delaware limited liability company; KW Blossom Hill Manager, LLC, a Delaware limited liability company; KW Serenade Manager, LLC, a Delaware limited liability company; K-W Santiago Inc., a California corporation; KW Redmond Manager, LLC, a Delaware limited liability company; Dillingham Ranch Aina LLC, a Delaware limited liability company; 68-540 Farrington, LLC, a Delaware limited liability company; KW Dillingham Aina LLC, a Delaware limited liability company; Kennedy Wilson Fund Management Group, LLC, a California limited liability company; Kennedy-Wilson International, a California corporation; Kennedy- Wilson Tech, Ltd., a California corporation; KWP Financial I, a California corporation; Kennedy-Wilson Properties, LTD., an Illinois corporation; Kennedy Wilson Auction Group Inc., a California corporation; KWF Manager IV, LLC, a Delaware limited liability company; KWF Manager V, LLC, a Delaware limited liability company; KW Ireland, LLC, a Delaware limited liability company; Kennedy Wilson Property Equity IV, LLC, a Delaware limited liability company; KW Builder Marketing Services, Inc., a California corporation; KW Fund IV—Kohanaiki, LLC, a Delaware limited liability company; KW Telstar Partners, LLC, a Delaware limited liability company; KWF Investors IV, LLC, a Delaware limited liability company; KWF Investors V, LLC, a Delaware limited liability company; Meyers Research, LLC, a Delaware limited liability company; KW Armacost, LLC, a Delaware limited liability company; Santa Maria Land Partners Manager, LLC, a

Delaware limited liability company; KW Investment Adviser, LLC, a Delaware limited liability company; Kennedy-Wilson Capital, a California corporation; KW Captowers Partners, LLC, a Delaware limited liability company; KW Four Points, LLC, a Delaware limited liability company; KW Loan Partners VII, LLC, a Delaware limited liability company; KWF Investors VII, LLC, a Delaware limited liability company; KWF Manager VII, LLC, a Delaware limited liability company; KW Residential Capital, LLC, a Delaware limited liability company; KW Boise Plaza, LLC, a Delaware limited liability company; KW Loan Partners VIII, LLC, a Delaware limited liability company; KW UR Investments 1, LLC, a Delaware limited liability company; KW UR Investments 2, LLC, a Delaware limited liability company; Kennedy Wilson Property Services IV, L.P., a Delaware limited partnership; Kennedy Wilson Property Services IV GP, LLC, a Delaware limited liability company; KW/CV Third-Pacific Manager, LLC, a Delaware limited liability company; KW EU Loan Partners II, LLC, a Delaware limited liability company; KWF Investors VIII, LLC, a Delaware limited liability company; KWF Manager VIII, LLC, a Delaware limited liability company; KW 1200 Main, LLC, a Delaware limited liability company; KW Harrington LLC, a Delaware limited liability company; KW 5200 Lankershim Manager, LLC, a Delaware limited liability company; KWF Manager X, LLC, a Delaware limited liability company; KWF Manager XI, LLC, a Delaware limited liability company; and KWF Manager XII, LLC, a Delaware limited liability company.

“Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Issuer’s obligations with respect to the Notes.

“Temporary Cash Investments” means any of the following:

(1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(2) investments in time deposit accounts, bankers’ acceptances, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above and clauses (4) and (5) below entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than one year from the date of creation thereof, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; and

(5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” (irrespective of whether that covenant remains in effect) and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under “—Certain Covenants—Limitation on Indebtedness,” whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

The exchange notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Book-Entry, Delivery and Form—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A. /N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee nor any agent of the Issuer or the Trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Issuer. Neither the Issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf of delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Issuer that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and DTC fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes under prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture)

Same Day Settlement and Payment

The Issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations relevant to the exchange of the outstanding notes for exchange notes pursuant to the exchange offer, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, United States Treasury regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules, including, without limitation:

•	banks, insurance companies and other financial institutions;

•	United States expatriates and certain former citizens or long-term residents of the United States;

•	holders subject to the alternative minimum tax;

•	dealers in securities;

•	traders in securities;

•	partnerships, S corporations or other pass-through entities;

•	real estate investment trusts or regulated investment companies;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	tax-exempt organizations;

•	persons holding the notes as part of a “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell the notes under the constructive sale provisions of the Code.

Holders of notes should consult their tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes exchanged therefor and the same tax consequences to holders as the exchange notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 180 days after the day the registered exchange offer expires, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may request in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain matters will be passed on for us by Kulik, Gottesman & Siegel, LLP, Los Angeles, California. The validity of the exchange notes and the related guarantees offered hereby will be passed upon for us by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Kennedy-Wilson Holdings, Inc. and the related financial statement schedule as of December 31, 2011 and 2010, and for each of the years in the three year period then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011 have been audited by KPMG LLP, an independent registered public accounting firm, as set forth in their report. KPMG LLP did not audit the December 31, 2009 financial statements of KW Residential, LLC, a 35% owned investee company as of December 31, 2009. Kennedy-Wilson Holdings, Inc.’s equity in joint venture income from KW Residential, LLC was $5,949,000 for the year ended December 31, 2009.

The consolidated balance sheet of KW Residential LLC and subsidiaries, as of December 31, 2010, and the related consolidated statements of operations and comprehensive income, members’ equity and cash flows for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations and comprehensive income, members’ equity and cash flows of KW Residential LLC and subsidiaries for the year ended December 31, 2009, have been incorporated by reference herein in reliance upon the report of Grant Thornton Taiyo ASG, independent registered public accounting firm, whose report appears in Kennedy-Wilson Holdings, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2011, and is incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The combined statement of financial condition of KW Property Fund III, L.P. and KW Property Fund III (QP-A), L.P. including the combined schedule of investments as of December 31, 2010, and the related combined statements of operations, partners’ capital, and cash flows for the year then ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The combined balance sheet of KW/WDC Portfolio Member LLC and subsidiaries and One Carlsbad as of December 31, 2010, and the related combined statements of operations, equity, and cash flows for the year then ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The consolidated balance sheet of Bay Fund Opportunity, LLC and subsidiaries as of December 31, 2011, and the related combined statements of operations, members’ equity and cash flows for the year then ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The consolidated balance sheet of KWF Real Estate Venture VI, L.P. and subsidiary as of December 31, 2011, and the related consolidated statements of operations and comprehensive loss, partners’ capital and cash flows for the period from October 5, 2011 (inception) through December 31, 2011 have been audited by KPMG LLP, independent auditors, as set forth in their report.

The balance sheet of Bay Area Smart Growth Fund II, LLC as of December 31, 2011, and the related statements of operations, members’ equity and cash flows for the year then ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The combined balance sheets of KWI America Multifamily, LLC and subsidiaries and KW SV Investment West Coast, LLC as of December 31, 2011, and the related combined statements of operations, members’ equity and cash flows for the year then ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The consolidated balance sheet of SJ Real Estate Investors, LLC as of December 31, 2011, and the related consolidated statements of operations, members’ equity and cash flows for the year ended have been audited by KPMG LLP, independent auditors, as set forth in their report.

The statements of revenues and certain expenses of 5200 Lankershim Boulevard for the year ended December 31, 2011 have been audited by KPMG LLP, independent auditors, as set forth in their report.

The statements of revenues and certain expenses of 1500 7th Street for the year ended December 31, 2011 have been audited by KPMG LLP, independent auditors, as set forth in their report.

The statements of revenues and certain expenses of 1900 South State College Boulevard for the year ended December 31, 2011 have been audited by KPMG LLP, independent auditors, as set forth in their report.

The historical summaries of gross income and direct operating expenses of 303-333 Hegenberger for the years ended December 31, 2010, 2009, and 2008 and the historical summary of gross income and direct operating expenses of 9320 Telstar Avenue for the year ended December 31, 2010 have been audited by KPMG LLP, independent auditors, as set forth in their report. KPMG LLP’s reports refer to the fact that the historical summaries of gross income and direct operating expenses of 303-333 Hegenberger and the historical summary of gross income and direct operating expenses of 9320 Telstar Avenue were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of gross income and direct operating expenses.

The statement of revenues and certain expenses (Historical Summary) of 950 Harrington Avenue (the Property) for the year ended December 31, 2011 has been audited by KPMG LLP, independent auditors, as set forth in their report.

The statement of revenues and certain expenses (Historical Summary) of 1492 East Spring Lane (the Property) for the year ended December 31, 2011 has been audited by KPMG LLP, independent auditors, as set forth in their report.

$100,000,000

Kennedy-Wilson, Inc.

Exchange Offer for

8.750% Senior Notes due 2019

PROSPECTUS

[    ], 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.

Kennedy-Wilson, Inc.’s Amended and Restated Certificate of Incorporation provides as follows:

“SEVENTH.

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation.

The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was, or has agreed to become a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a action or proceeding, had no reasonable cause to believe his conduct was unlawful. The plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section 6 below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation.

2. Actions of Suits by or in the Right of the Corporation.

The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action of suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware of such other court shall deem proper.

3. Indemnification for Expenses of Successful Party.

Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections I and 2 of this Article, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, he shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by him or on his behalf in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his conduct was unlawful, the Indemnitee shall be considered for the purpose hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim.

As a condition precedent to his right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section 4. The Indemnitee shall have the right to employ his own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

5. Advance of Expenses.

Subject to the provisions of Section 6 below, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys’ fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.

6. Procedure for Indemnification.

In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section 1, 2 or 5 the Corporation determines, by clear and convincing evidence, within such 60-day period that the Indemnitee did not meet the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance by (i) a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), even though less than a quorum, (ii) if there are no such disinterested directors, or if such disinterested directors so direct, by independent legal counsel (who may be regular legal counsel to the corporation) in a written opinion, (iii) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit or proceeding in question, or (iv) the Delaware Court of Chancery.

7. Remedies.

The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section 6. Unless otherwise provided by law, the burden of proving that the

Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee’s expenses (including attorneys’ fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Subsequent Amendment.

No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

9. Other Rights.

The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time (0 time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

10.	Partial Indemnification.

If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

11.	Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

12.	Merger or Consolidation.

If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation.

13.	Savings Clause.

If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by an applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14.	Definitions.

Terms used herein and defined in Section l45(h) and Section l45(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section l45(h) and Section l45(i).

15.	Subsequent Legislation.

If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitees, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.”

Kennedy-Wilson, Inc.’s Amended and Restated By-Laws provides as follows:

“Article VII.—Indemnification.

7.1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such proceeding is alleged action or failure to act in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto) (as used in this Article 7, the “Delaware Law”), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in §7.2 hereof with respect to Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Delaware Law so requires, an Advancement of Expenses incurred by an Indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article 7 or otherwise.

7.2. Right of Indemnitee to Bring Suit. If a claim under §7.1 hereof is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the Delaware Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article 7 or otherwise shall be on the Corporation.

7.3. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

7.4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 7 or under the Delaware Law.

7.5. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the Advancement of Expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article 7 with respect to the indemnification and Advancement of Expenses of directors and officers of the Corporation.”

Kennedy-Wilson Holdings, Inc.’s second amended and restated certificate of incorporation provides as follows:

“SEVENTH: The following paragraphs shall apply with respect to liability and indemnification of the Corporation’s officers and directors and certain other persons:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Kennedy-Wilson Holdings, Inc.’s amended and restated by-laws provides as follows:

“Article VII Indemnification of Directors and Officers

7.1 The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

7.2 The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

7.3 To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

7.4 Any indemnification under sections 1 or 2 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(a) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(b) If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(c) By the stockholders.

7.5 Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

7.6 The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

7.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII.

7.8 For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VII with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

7.9 For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the

Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.”

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Subsidiary Guarantors

Delaware Corporate Subsidiary Guarantors

The subsidiary guarantors that are Delaware corporations are subject to the provisions of the DGCL described above with respect to Kennedy-Wilson, Inc. and Kennedy-Wilson Holdings, Inc.

The Certificates of Incorporation of each of Kennedy-Wilson Property Services II, Inc., Kennedy-Wilson Property Equity II, Inc. and Kennedy-Wilson Property Special Equity II, Inc. provide as follows:

“Ninth: A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.”

The Certificate of Incorporation of Fairways 340 Corp. provides as follows:

“EIGHTH. To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents of this corporation (and any other persons to which the General Corporation Law permits this corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders and others.”

The By-Laws of each of Kennedy-Wilson Property Services II, Inc., Kennedy-Wilson Property Equity II, Inc. and Kennedy-Wilson Property Special Equity II, Inc. provide as follows:

“ARTICLE VIII—INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Right to Indemnification.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Section 2. Right to Advancement of Expenses.

The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in sections Section 1 and Section 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Section 3. Right of Indemnitee to Bring Suit.

If a claim under Section 1 and Section 2 of this ARTICLE VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights.

The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Section 6. Indemnification of Employees and Agents of the Corporation.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.”

The Bylaws of Fairways 340 Corp. provides as follows:

“Section 16. Indemnification of Agents of the Corporation; Purchase of Liability Insurance.

(a) For the purpose of this Section, “agent” shall means any person who is or was a director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that predecessor corporation of this Corporation or of another enterprise at the request of such predecessor corporation; “proceeding” shall mean any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” shall include, without limitation, attorneys’ fees and all expenses of establishing a right to indemnification under subdivisions (d) or (e) of this Section 16.

(b) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonable incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of this Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of this Corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

(c) This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of this Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of this Corporation and its stockholders. No indemnification shall be made under this subdivision for any of the following: (1) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to this Corporation in the performance of such person’s duty to this Corporation and its stockholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine; (2) Of amounts paid in settling or otherwise disposing of a pending action without court approval; or (3) Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(d) To the extent that an agent of this Corporation has been successful on the merits in defense of any proceeding referred to in subdivisions (b) or (c) of this Section 16, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

(e) Except as provided in the Certificate of Incorporation or in subdivision (d) of this Section 16, any indemnification under this Section shall be made by this Corporation only if authorized in the specific case, upon a determination that indemnification. of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in subdivisions (b) or ( c) of this Section 16; by any of the following: (1) A majority vote of a quorum consisting of directors who are not parties to such proceeding; (2) If such a quorum of directors is not obtainable, by independent legal counsel in a written opinion; (3) Approval or ratification by the affirmative vote of a majority of the shares of this Corporation entitled to vote represented at a duly held meeting at which a quorum is present or by written consent of holders of a majority of the outstanding shares entitled to vote. For such purpose, the shares owned by the person to be indemnified shall not be considered outstanding or entitled to vote thereon; or (4) The court in which such proceeding is or was pending, upon application made by this Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or person is opposed by this Corporation.

(f) This Corporation may advance expenses incurred by an agent in defending any proceeding prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Section 16.

(g) The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person. Nothing contained in this Section 16 shall affect any right to indemnification to which persons other than directors and officers of this Corporation or any subsidiary hereof may be entitled by contract or otherwise.

(h) No indemnification or advance shall be made under this Section 16, except as provided in subdivisions (d) or (e)(3) of this Section 16, in any circumstance where it appears: (1) That it would be inconsistent with the Certificate of Incorporation, a resolution of the stockholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(i) Upon and in the event of a determination-by the Board of Directors to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not this Corporation would have the power to indemnify the agent against such liability under the provisions of this Section 16.”

The Certificates of Incorporation and Bylaws of each of Kennedy-Wilson Properties, Ltd., Kennedy-Wilson Property Services, Inc., Kennedy Wilson Property Services III, L.P., Kennedy-Wilson Property Equity, Inc., Kennedy-Wilson Property Special Equity, Inc., Kennedy Wilson Overseas Investments, Inc., and Kennedy Wilson Property Services IV, L.P. are silent with respect to indemnification.

Delaware Limited Liability Company Subsidiary Guarantors

The subsidiary guarantors that are Delaware limited liability companies are subject to the provisions of the Delaware Limited Liability Company Act. Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The Certificates of Formation of each of KWF Investors I, LLC, KWF Investors II, LLC, KWF Investors III, LLC, KW- Richmond, LLC, SG KW Venture I Manager LLC, KW Loan Partners I LLC, KWF Investor IV, LLC, KWF Investor V, LLC, Dillingham Ranch Aina LLC, KW Ireland, LLC, Kennedy Wilson Property Equity IV, LLC, KW Fund IV—Kohanaiki, LLC, KW Telstar Partners, LLC, KW BASGF II Manager, LLC, 68-540 Farrington, LLC, KW Summer House Manager, LLC, KWF Manager I, LLC, KWF Manager II, LLC, KWF Manager III, LLC, KWF Manager IV, LLC, KWF Manager V, LLC, Kennedy-Wilson Property Special Equity III, LLC, Kennedy Wilson Property Services III GP, LLC, KW Montclair, LLC, KW Blossom Hill Manager, LLC, KW Serenade Manager, LLC, KW Redmond Manager, LLC, KW Dillingham Aina LLC, Meyers Research, LLC, KW Armacost, LLC, Santa Maria Land Partners Manager, LLC, KW Investment Adviser, LLC, KW Captowers Partners, LLC, KW Four Points, LLC, KW Loan Partners VII, LLC, KWF Investors VII, LLC, KWF Manager VII, LLC, KW Residential Capital, LLC, KW Boise Plaza, LLC, KW Loan Partners VIII, LLC, KW UR Investments 1, LLC, KW UR Investments 2, LLC, Kennedy Wilson Property Services IV GP, LLC, KW/CV Third Pacific Manager, LLC, KW EU Loan Partners II, LLC, KWF Investors VIII, LLC, KWF Manager VIII , LLC, KW 1200 Main, LLC, KW Harrington, LLC, KW 5200 Lankershim Manager, LLC, KWF Manager X, LLC, KWF Manager XI, LLC, and KWF Manager XII, LLC are are silent with respect to indemnification.

The Limited Liability Company Agreements of each of KW—Richmond, LLC, KWF Investors I, LLC, KWF Investors II, LLC, KWF Investors III, LLC, SG KW Venture I Manager, LLC, KW Loan Partners I, LLC, KWF Investors V, LLC and KWF Investors IV, LLC provide as follows:

“ARTICLE XI: INDEMNIFICATION

11.l Indemnification. The Company shall indemnify and hold harmless each of the Members and Manager, and each of their respective officers, directors, shareholders, partners, members, trustees, beneficiaries, employees, agents, heirs, assigns, successors-in-interest and Affiliates, (collectively, “Indemnified Persons”) from and against any and all losses, damages, liabilities and expenses, (including costs and reasonable attorneys’ fees), judgments, fines, settlements and other amounts (collectively “Liabilities”) reasonably incurred by any such Indemnified Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil, criminal, administrative or investigative and whether threatened, pending or completed (collectively a “Proceeding”), in which any such Indemnified Person may be involved or with which any such Indemnified Person may be threatened, with respect to or arising out of any act performed by the Indemnified Person or any omission or failure to act if (a) the performance of the act or the omission or failure was done in good faith and within the scope of the authority conferred upon the Indemnified Person by this Agreement or by the Act, except for acts of willful misconduct, gross negligence or reckless disregard of duty, or acts which constitute a material breach of this Agreement or from which such Indemnified Person derived an improper personal benefit or (b) a court of competent jurisdiction determines upon application that, in view of all of the circumstances, the Indemnified Person is fairly and reasonably entitled to indemnification from the Company for such Liabilities as such court may deem proper. The Company’s indemnification obligations hereunder shall apply not only with respect to any Proceeding brought by the Company or a Member but also with respect to any Proceeding brought by a third party. As a condition to the indemnification and other rights granted to an Indemnified Person pursuant to this Article, however, that Indemnified Person may not settle any action, suit or proceeding without the written consent of the Manager.

11.2 Contract Right: Expenses. The right to indemnification conferred in this ARTICLE XI shall be a contract right and shall include the right to require the Company to advance the expenses incurred by the Indemnified Person in defending any such Proceeding in advance of its final disposition: provided, however, that, if the Act so requires, the payment of such expenses in advance of the final disposition of a Proceeding shall be made only upon receipt by the Company of an undertaking, by or on behalf of the indemnified Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this ARTICLE XI or otherwise.

11.3 Indemnification of Officers and Employees. The Company may, to the extent authorized from time to time by the Manager, grant rights to indemnification and to advancement of expenses to any officer, employee or agent of the Company to the fullest extent of the provisions of this ARTICLE XI with respect to the indemnification and advancement of expenses of Members and Manager of the Company.

11.4 Insurance. The Company may purchase and maintain insurance on behalf of any Person who is or was an agent of the Company against any liability asserted against that Person and incurred by that Person in any such capacity or arising out of that Person’s status as an agent, whether or not the Company would have the power to indemnify that Person against liability under the provisions of Section 11.1 or under applicable law.”

The Amended and Restated Limited Liability Company Agreement of Dillingham Ranch Aina, LLC and the Limited Liability Company Agreements of each of KW Telstar Partners, LLC, KW Ireland, LLC, KW Fund IV—Kohanaiki, LLC, Kennedy Wilson Property Equity IV, LLC, Santa Maria Land Partners Manager, LLC, KW Captowers Partners, LLC, KW Four Points, LLC, KW Loan Partners VII, LLC, KW Residential Capital, LLC, KW Boise Plaza, LLC, KW Loan Partners VIII, LLC, KW/CV Third Pacific Manager, LLC, KW EU Loan Partners II, LLC, KWF Investors VIII, LLC, KWF Manager VIII, LLC, KW 1200 Main, LLC, KW Harrington, LLC, and KW 5200 Lankershim Manager, LLC provide as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and, if the Sole Member so elects by notice to any such other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member, or by any such other Person, arising out of any claim based upon any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expenses and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreements of each of Kennedy Wilson Property Special Equity III, LLC, Kennedy Wilson Property Services III GP, LLC, and Kennedy Wilson Property Services IV GP, LLC provide as follows:

“Section 7. Liability: Indemnification.

(a) Any Member, Manager or officer, employee or agent of the Company (including a person having more than one such capacity) shall not be personally liable for any expenses, liabilities, debts or obligations of the Company solely by reason of acting in such capacity, except as otherwise provided by the Act.

(b) To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Member, Manager and officer, employee and agent of the Company from and against any and all losses, claims, damages, liabilities or expenses of whatever nature (each, a “Claim”), as incurred, arising out of or relating to the management or business of the Company; provided that such indemnification shall not apply to any such person if a court of competent jurisdiction has made a formal determination that such person (x) failed to act in good faith or, (y) was either grossly negligent or engaged in willful misconduct.”

The Limited Liability Company Agreements of each of KWF Manager I, LLC, KWF Manager II, LLC, KWF Manager III, LLC, KWF Manager IV, LLC, KWF Manager V, LLC, KWF Manager XI, LLC, and KWF Manager XII, LLC provide as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and, if the Sole Member so elects by notice to any other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member or by any such other person, arising out of any claim based on any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expense and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreement of 68-540 Farrington, LLC provides as follows:

“Section 5.6. Indemnification. Subject to the limitations contained in Article 11 of the Act, the Company, to the fullest extent permitted by law and to the extent of its assets legally available for that purpose, will indemnify and hold harmless the Members and any partner, shareholder, director, officer, agent and Affiliate (collectively, the “Indemnified Persons”), from and against any and a1110s8, damage, expense (including without limitation reasonable fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person does or refrains from doing for, or in connection with, the business or affairs of, the Company (including, without limitation, recordkeeping and reporting activities under Sections 6.1 and tax matters under Sections 6.2. 6.5 and 6.6), except to the extent that the loss, damage, expense or liability results primarily from the Indemnified Person’s gross negligence or willful breach of a material provision of this Agreement which in either event causes actual, material damage to the Company.”

The Limited Liability Company Agreement of KW Summer House Manager, LLC provides as follows:

“5.4 Indemnification of Member. The Company, its receiver or trustee, shall indemnify and hold harmless Member and its affiliates, and their respective officers, directors, shareholders, partners, members, employees, agents, subsidiaries and assigns, from and against any liability, loss or damage incurred by them by reason of any act performed or omitted to be performed by them in connection with the Company business, including costs and attorneys’ fees, and any amounts expended in the settlement of any claims of liability, loss or damage, unless the loss, liability or damage was caused by the willful misconduct or fraud of Member or the indemnified person. Indemnification shall be made’ out of the assets or revenues of the Company without requiring additional capital contributions.”

The Operating Agreements of each of KW Montclair, LLC, KW Blossom Hill Manager, LLC, KW Serenade Manager, LLC, KW Redmond Manager, LLC and KW Dillingham Aina LLC provide as follows:

“Indemnification. The Company shall indemnify, defend, and hold harmless the Manager from and against any and all liabilities of every kind, arising from or relating to the Company’s Business, except as to those matters arising from such Manager’s fraud, gross negligence, willful misconduct, or breach of fiduciary duty.”

The Limited Liability Company Agreement of KW BASGF II Manager, LLC provides as follows:

“The Company shall indemnify, defend, protect and hold harmless each officer duly appointed hereunder from any claim, damage, loss or liability which he or she may suffer which arises from or relates to the performance of the duties assigned to him or her by the President and/or Member. Any individual may hold any number of offices. No officer need be a resident of the State of California, Delaware or citizen of the United States. If the Member is a corporation, such corporation’s officers may serve as officers of Company if appointed by the Member.”

The Limited Liability Company Agreement of Meyers Research, LLC, KW UR Investments 1, LLC, and KW UR Investments 2, LLC provides as follows:

“13. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and, if the Sole Member so elects by notice to any such other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the

Sole Member, or by any such other Person, arising out of any claim based upon any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expenses and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreement of KW Armacost, LLC provides as follows:

“Section 19. Exculpation and Indemnification.

(a) None of the Member, any Officer, any employee or any agent of the Company, or any employee, representative, agent or Affiliate of the Member (collectively, the “Covered Persons”) shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

(b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person’s gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.

(c) To the fullest extent permitted by applicable law, expenses (including reasonable legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.

(d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

(f) The foregoing provisions of this Section 19 shall survive any termination of this Agreement.”

The Limited Liability Company Agreement of KW Investment Advisor, LLC provides as follows:

“14. Indemnification. The Company shall indemnify and hold harmless the Member to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts (collectively, “Costs”) arising from any and all claims, demands, actions, suits, or proceedings (civil, criminal, administrative, or investigative) (collectively, “Actions”) in which the Member may be involved, or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the Company. In addition, to the extent permitted by law, the Member may cause the Company to indemnify and hold harmless any managers and/or officers from and against any and all Costs arising from any or all actions arising in connection with the business of the Company or by virtue of such person’s capacity as an agent of the Company. Notwithstanding the foregoing, any and all indemnification obligations of the Company shall be satisfied only from the assets of the Company, and the Member shall have no liability or responsibility therefor.”

The Limited Liability Company Agreement of KWF Investors VII, LLC and KWF Manager VII, LLC provides as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, the Sole Member shall not be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member, the named officers of the Company under Section 11 and any other person that is appointed as an officer of the Company pursuant to Section 11 and, if the Sole Member so elects by notice to any such other Person, any of the Sole Member’s Affiliates and members, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member, or by any such other Person, arising out of any claim based upon any acts performed or omitted to be performed by the Sole Member, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expenses and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

The Limited Liability Company Agreement of KWF Manager X, LLC provides as follows:

“14. Exculpation; Indemnification by the Company. To the maximum extent permitted by law, neither the Sole Member nor any Company officer shall be liable to the Company or any other Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Sole Member or officer in good faith on behalf of the Company in the conduct of the business or affairs of the Company. Further, to the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Sole Member and each officer and, if the Sole Member or officer so elects by notice to any such other Person, any of the Sole Member’s Affiliates and members and any officer, and any of its or their respective shareholders, members, directors, officers, employees, agents, attorneys or Affiliates, from and against any and all liabilities, losses, claims, judgments, fines, settlements and damages incurred by the Sole Member or officer, or by any such other Person, arising out of any claim based upon any acts performed or omitted to be performed by the Sole Member or officer, or by any such other Person on behalf of the Sole Member, in connection with the organization, management, business or property of the Company, including costs, expenses and attorneys’ fees (which may be paid as incurred) expended in the settlement or defense of any such claims.”

California Corporate Subsidiary Guarantors

The subsidiary guarantors that are California corporations are subject to the provisions of the California Corporations Code (the “CCC”). Section 317 of the CCC authorizes a corporation to indemnify a person who is a party or is threatened to be made a party to any suit (other than a suit by or in the right of the corporation) by reason of the fact that such person is or was the corporation’s director or officer, or is or was serving at the corporation’s request as a director or officer of another entity, for expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by such person in connection with any such suit, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Section 317 provides further that a corporation may indemnify a director or officer for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of a suit by or in the right of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and its shareholders. To the extent a corporation’s director or officer is successful on the merits in the defense of any such suit, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CCC, expenses incurred in defending any suit may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the director or officer to repay that amount if it is ultimately determined that he or she is not entitled to indemnification.

The Articles of Incorporation of each of K-W Properties, K-W Santiago Inc., Kennedy-Wilson Tech Ltd. and KWP Financial I provides as follows:

“FIVE: The corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law.”

The Articles of Incorporation of Kennedy-Wilson Capital provides as follows:

“ARTICLE SIX: The corporation is authorized to indemnify the directors, officers, employees and agents of the corporation to the fullest extent permissible under California law.”

The Articles of Incorporation of each of each of Kennedy Wilson Auction Group Inc., Kennedy-Wilson International and KW Builder Marketing Services, Inc. are silent with respect to indemnification.

The Bylaws of each of K-W Properties, K-W Santiago Inc., Kennedy-Wilson Tech Ltd., KWP Financial I, Kennedy Wilson Auction Group Inc. and KW Builder Marketing Services, Inc. provides as follows:

“Article II, Section 5: Indemnification of Directors, Officers, Employees and Agents

The corporation may indemnify any Director, Officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317. In any event, the corporation shall have the right to purchase and maintain insurance on behalf of any such persons whether or not the corporation would have the power to indemnify such person against the liability insured against.”

The Bylaws of each of Kennedy-Wilson International are silent with respect to indemnification.

The Bylaws of Kennedy-Wilson Capital provides as follows:

“ARTICLE VI. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS.

Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purposes of this Article, “agent” means any person who is or was a director, officer, employee, or other agent of this corporation, or who is or was serving at the request of this corporation as a director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, or who was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; “proceeding” means any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative; and “expenses” includes, without limitation, attorney fees and any expenses of establishing a right to indemnification under Section 4 or Section 5( d) of this Article VI.

Section 2. ACTIONS OTHER THAN BY THE CORPORATION. This corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of this corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption either that the person did not act in good faith and in a manner that the person reasonably believed to be in the best interests of this corporation or that the person had reasonable cause to believe that the person’s conduct was not unlawful.

Section 3. ACTIONS BY OR IN THE RIGHT OF THE CORPORATION. This corporation will have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action by or in the right of this corporation to procure a judgment in its favor, by reason of the fact that such person is or was an agent of this corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of that action, if such person acted in good faith, in a manner such person believed to be in the best interests of this corporation and its shareholders. No indemnification will be made under this Section 3 for the following:

(a) Any claim, issue, or matter on which such person has been adjudged to be liable to this corporation in the performance of such person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending will determine on application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses, and then only to the extent that the court will determine;

(b) Amounts paid m settling or otherwise disposing of a pending action without court approval; or

(c) Expenses incurred in defending a pending action that is settled or otherwise disposed of without court approval.

Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this corporation has been successful on the merits in defense of any proceeding referred to in Sections 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, the agent will be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this Article VI, any indemnification under this section will be made by the corporation only if authorized in the specific case, after a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3 by one of the following:

(a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b) Independent legal counsel in a written opinion if a quorum of directors who are not parties to such a proceeding is not available.

(c) (i) The affirmative vote of a majority of shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present; or

(ii) the written consent of holders of a majority of the outstanding shares entitled to vote (for purposes of this subsection 5(c), the shares owned by the person to be indemnified will not be considered outstanding or entitled to vote thereon); or

(d) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by this corporation.

Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by the corporation before the final disposition of such proceeding on receipt of an undertaking by or on behalf of the agent to repay such amounts if it will be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article VI.

Section 7. OTHER CONTRACTUAL RIGHTS. The indemnification provided by this Article VI will not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under, e.g., any bylaw, agreement, or vote of shareholders or disinterested directors, both regarding action in an official capacity and regarding action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the articles of the corporation. Nothing in this section will affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8. LIMITATIONS. No indemnification or advance will be made under this Article VI, except as provided in Section 4 or Section 5(d), in any circumstance if it appears:

(a) That it would be inconsistent with a provision of the articles or bylaws, a resolution of the shareholders, or an agreement which prohibits or otherwise limits indemnification; or (b) That it would be inconsistent with any condition expressly imposed by a court in approving settlement.

Section 9. INSURANCE. This corporation may purchase and maintain insurance on behalf of any agent of the corporation insuring against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such, whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this Article VI. Despite the foregoing, if this corporation owns all or a portion of the shares of the company issuing the policy of insurance, the insuring company or the policy will meet the conditions set forth in Corporations Code §317(i).

Section 10. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article VI does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of the corporation. The corporation will have the power, to the extent permitted by Corporations Code §207(f), to indemnify, and to purchase and maintain insurance on behalf of any such trustee, investment manager, or other fiduciary of any benefit plan for any or all of the directors, officers, and employees of the corporation or any of its subsidiary or affiliated corporations.

Section 11. SURVIVAL OF RIGHTS. The rights provided by this Article VI will continue for a person who has ceased to be an agent and will inure to the benefit of the heirs, executors, and administrators of such person.

Section 12. EFFECT OF AMENDMENT. Any amendment, repeal, or modification of this Article VI will not adversely affect an agent’s right or protection existing at the time of such amendment, repeal, or modification.

Section 13. SETTLEMENT OF CLAIMS. The corporation will not be liable to indemnify any agent under this Article VI for (a) any amounts paid in settlement of any action or claim effected without the corporation’s written consent, which consent will not be unreasonably withheld, or (b) any judicial award, if the corporation was not given a reasonable and timely opportunity to participate, at its expense, in the defense of such action.

Section 14. SUBROGATION. In the event of payment under this Article VI, the corporation will be subrogated, to the extent of such payment, to all of the rights of recovery of the agent, who will execute all papers required and will do everything that may be necessary to secure such rights, including the execution of such documents as may be necessary to enable the corporation effectively to bring suit to enforce such rights.

Section 15. NO DUPLICATION OF PAYMENTS. The corporation will not be liable under this Article VI to make any payment in connection with any claim made against the agent to the extent the agent has otherwise actually received payment, whether under a policy of insurance, an agreement, or a vote, or through other means, of the amounts otherwise indemnifiable under this Article.”

California Limited Liability Company Subsidiary Guarantors

The subsidiary guarantors that are California limited liability companies are subject to the provisions of the California Limited Liability Company Act. Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Operating Agreement of Kennedy Wilson Fund Management Group, LLC provides as follows:

“4.5 Indemnification of Member.

Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company , and the Member shall not be obligated for any such debt, obligation or liability of the Company by reason of being a member of the Company. The Company shall fully indemnify the Member for any claim against the Member in the Member’s capacity as a member or a manager.”

The Limited Liability Company Agreement of KW Loan Partners II LLC provides as follows:

“The Company shall indemnify, defend, protect and hold harmless each officer from any claim, damage, loss or liability which he or she may suffer which arises from or relates to the performance or nonperformance of the duties assigned to him or her by the Member, as applicable. Any individual may hold any number of offices.”

Illinois Corporate Subsidiary Guarantor

The subsidiary guarantor that is an Illinois corporation is subject to the provisions of the Illinois Business Corporation Act of 1983, as amended (the “IBCA”). Under Section 8.75 of the IBCA, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 8.75 of the IBCA also provides that, to the extent that a present or former director, officer or employee of a corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in either of the foregoing paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The Articles of Incorporation and Bylaws of Kennedy-Wilson Properties, Ltd. are silent with respect to indemnification.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, the registrants have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

The attached exhibit index is incorporated by reference herein.

(B) FINANCIAL STATEMENT SCHEDULES

Financial schedules are omitted because they are not applicable or the information is incorporated herein by reference.

ITEM 22. UNDERTAKINGS

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson, Inc., a Delaware corporation

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	President, Chief Executive Officer (principal executive officer) and Director	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer (principal financial officer and principal accounting officer) and Secretary	February 14, 2013

/S/ KENT MOUTON Kent Mouton	Director	February 14, 2013

/S/ JERRY R. SOLOMON Jerry R. Solomon	Director	February 14, 2013

/S/ NORM CREIGHTON Norm Creighton	Director	February 14, 2013

/S/ STANLEY ZAX Stanley Zax	Director	February 14, 2013

/S/ DAVID A. MINELLA David A. Minella	Director	February 14, 2013

/S/ CATHY HENDRICKSON Cathy Hendrickson	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Holdings, Inc., a Delaware corporation

By:	/s/ WILLIAM J. MCMORROW
William J. McMorrow
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer and Chairman (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

/S/ KENT MOUTON Kent Mouton	Director	February 14, 2013

/S/ JERRY R. SOLOMON Jerry R. Solomon	Director	February 14, 2013

/S/ NORM CREIGHTON Norm Creighton	Director	February 14, 2013

/S/ STANLEY ZAX Stanley Zax	Director	February 14, 2013

/S/ DAVID A. MINELLA David A. Minella	Director	February 14, 2013

/S/ CATHY HENDRICKSON Cathy Hendrickson	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Property Services, Inc.

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Property Equity II, Inc. Kennedy-Wilson Property Special Equity, Inc. Kennedy-Wilson Property Special Equity II, Inc.

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer), Secretary and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Tech, Ltd.

By:	/s/ BARRY S. SCHLESINGER
Barry S. Schlesinger
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER	President, Chief Executive Officer (principal executive	February 14, 2013
Barry S. Schlesinger	officer) and Director

/S/ FREEMAN A. LYLE	Chief Financial Officer (principal financial officer and	February 14, 2013
Freeman A. Lyle	principal accounting officer), Secretary and Director

/S/ WILLIAM J. MCMORROW	Director	February 14, 2013
William J. McMorrow

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Tech, Ltd.

By:	/s/ WILLIAM J. MCMORROW
William J. McMorrow Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chief Executive Officer (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer), Assistant Secretary and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Property Equity, Inc.

By:	/s/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer), Secretary and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Fairways 340 Corp.

By:	/s/ FREEMAN A. LYLE
Freeman A. Lyle President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ FREEMAN A. LYLE Freeman A. Lyle	President and Chief Financial Officer (principal executive officer and principal financial and accounting officer) and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

K-W Santiago Inc.

By:	/s/ FREEMAN A. LYLE
Freeman A. Lyle President, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ FREEMAN A. LYLE Freeman A. Lyle	President and Chief Financial Officer (principal executive officer and principal financial and accounting officer), Secretary and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KWP Financial I

By:	/s/ MARY L. RICKS
Mary L. Ricks President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ MARY L. RICKS Mary L. Ricks	President (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer), Secretary and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

K-W Properties

By:	/s/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY	Chief Financial Officer (principal financial officer and	February 14, 2013
Justin Enbody	accounting officer)

/S/ FREEMAN A. LYLE	Director	February 14, 2013
Freeman A. Lyle

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President, Assistant Secretary and Director	February 14, 2013

/S/ MARY L. RICKS Mary L. Ricks	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Overseas Investments, Inc.

By:	/s/ MARY L. RICKS
Mary L. Ricks President and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ MARY L. RICKS Mary L. Ricks	President (principal executive officer), Assistant Secretary and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson International

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	President, Chief Executive Officer (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ MARY L. RICKS Mary L. Ricks	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy Wilson Auction Group, Inc.

By:	/S/ RHETT WINCHELL
Rhett Winchell President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ RHETT WINCHELL Rhett Winchell	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ MARTY CLOUSER Marty Clouser	Vice President and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Properties, LTD.

By:	/S/ JAMES ROSTEN
James Rosten President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ JAMES ROSTEN James Rosten	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer), Secretary and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Property Services II, Inc.

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Vice President and Director	February 14, 2013

/S/ JOHN C. PRABHU John C. Prabhu	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Property Special Equity III, LLC

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow Chairman

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	Chairman (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer) and Director	February 14, 2013

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy Wilson Property Services III, L.P.

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger Manager

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	Manager (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson Property Services III GP, LLC	General Partner*	February 14, 2013

By: K-W Properties its sole member By: /s/ BARRY S. SCHLESINGER Barry S. Schlesinger President

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Dillingham Ranch Aina, LLC

By:	/S/ MARY L. RICKS
Mary L. Ricks
Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name		Title	Date

/S/ MARY L. RICKS Mary L. Ricks		Vice President (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle		Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

68-540 Farrington, LLC		Sole Member*	February 14, 2013

By:	KW Dillingham Aina, LLC its sole member

By:	K-W Properties its sole member

By:	/S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

* The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

68-540 Farrington, LLC

By:	/S/ MARY L. RICKS
Mary L. Ricks
Vice President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name		Title	Date

/S/ MARY L. RICKS Mary L. Ricks		Vice President (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle		Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

KW Dillingham Aina, LLC By: K-W Properties its sole member		Sole Member*	February 14, 2013

By:	/S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

* The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Ireland, LLC

By:	/S/ MARY L. RICKS
Mary L. Ricks
President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name		Title	Date

/S/ MARY L. RICKS Mary L. Ricks		President (principal executive officer)	February 14, 2013

/S/ JOHN C. PRABHU John C. Prabhu		Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson, Inc.		Sole or Managing Member*	February 14, 2013

By:	/S/ BARRY S. SCHLESINGER Barry S. Schlesinger Chief Administrative Officer

* The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Fund IV-Kohanaiki, LLC

By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow
President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name		Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow		President (principal executive officer)	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle		Vice President (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy Wilson Property Services IV, LP		General Partner*	February 14, 2013

By:	/S/ BARRY J. SCHLESINGER Barry J. Schlesinger President

* The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Builder Marketing Services, Inc. (formerly KW Residential Group, Inc.)

By:	/S/ RHETT WINCHELL
Rhett Winchell
President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ RHETT WINCHELL Rhett Winchell	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

/S/ MARTY CLOUSER Marty Clouser	Vice President and Director	February 14, 2013

/S/ LIGHT SAYLES Light Sayles	Secretary and Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Meyers Research, LLC

By:	Kennedy-Wilson, Inc. its sole member

	By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow
President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	President of Kennedy-Wilson, Inc. (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer of Kennedy-Wilson, Inc. (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson, Inc.	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger Chief Administrative Officer

* The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Investment Adviser, LLC

By:	Kennedy-Wilson, Inc. its sole member

	By:	/S/ WILLIAM J. MCMORROW
William J. McMorrow President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ WILLIAM J. MCMORROW William J. McMorrow	President of Kennedy-Wilson, Inc. (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Chief Financial Officer of Kennedy-Wilson, Inc. (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson, Inc.	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger Chief Administrative Officer

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy-Wilson Capital

By:	/S/ MARY RICKS
Mary Ricks President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ MARY RICKS Mary Ricks	President (principal executive officer) and Director	February 14, 2013

/S/ FREEMAN A. LYLE Freeman A. Lyle	Chief Financial Officer (principal financial officer and principal accounting officer)	February 14, 2013

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	Director	February 14, 2013

/S/ WILLIAM J. MCMORROW William J. McMorrow	Director	February 14, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Four Points, LLC

By:	/S/ JOAN KRAMER
Joan Kramer President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ JOAN KRAMER Joan Kramer	President (principal executive officer)	February 14, 2013

/S/ MATT WINDISCH Matt Windisch	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson Capital	Sole or Managing Member*	February 14, 2013

By: /S/ MARY RICKS Mary Ricks President

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Residential Capital, LLC

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson, Inc.	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger Chief Administrative Officer

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Loan Partners VIII, LLC

By:	/S/ JOAN KRAMER
Joan Kramer President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ JOAN KRAMER Joan Kramer	President (principal executive officer)	February 14, 2013

/S/ MATT WINDISCH Matt Windisch	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy-Wilson Capital	Sole or Managing Member*	February 14, 2013

By: /S/ MARY RICKS Mary Ricks President

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy Wilson Property Services IV, L.P.

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

Kennedy Wilson Property Services IV GP, LLC	General Partner*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

*	The co-registrant listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KW Fund IV La Barranca, LLC (formerly named KW HP 11, LLC)

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

K-W Properties	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

*	Each of the co-registrants listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

Kennedy Wilson Property Services III GP, LLC

KW BASGF II Manager, LLC

KWF Investors I, LLC

KWF Investors II, LLC

KWF Investors III, LLC

KWF Manager I, LLC

KWF Manager II, LLC

KWF Manager III, LLC

KW-Richmond, LLC

SG KW Venture I Manager LLC

KW Loan Partners I LLC

KW Loan Partners II LLC

KW Summer House Manager, LLC

KW Montclair, LLC

KW Blossom Hill Manager, LLC

KW Serenade Manager, LLC

KW Redmond Manager, LLC

KW Dillingham Aina LLC

Kennedy Wilson Fund Management Group, LLC

KWF Manager IV, LLC

KWF Manager V, LLC

Kennedy Wilson Property Equity IV, LLC

KWF Investors IV, LLC

KWF Investors V, LLC

KW Telstar Partners, LLC

KW Armacost, LLC

Santa Maria Land Partners Manager, LLC

KW Captowers Partners, LLC

KW Loan Partners VII, LLC

KWF Investors VII, LLC

KWF Manager VII, LLC

KW Boise Plaza, LLC

KW UR Investments 1, LLC

KW UR Investments 2, LLC

Kennedy Wilson Property Services IV GP, LLC

KW/CV Third Pacific Manager, LLC

KW EU Loan Partners II, LLC

KWF Investors VIII, LLC

KWF Manager VIII, LLC

KW 1200 Main, LLC

KW Harrington, LLC

KW 5200 Lankershim Manager, LLC

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ JUSTIN ENBODY Justin Enbody	Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

K-W Properties	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

*	Each of the co-registrants listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KWF Manager X, LLC KWF Manager XII, LLC

By:	/S/ BARRY S. SCHLESINGER
Barry S. Schlesinger President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BARRY S. SCHLESINGER Barry S. Schlesinger	President (principal executive officer)	February 14, 2013

/S/ MATT WINDISCH Matt Windisch	Secretary and Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

K-W Properties	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

* Each of the co-registrants listed above has no directors or managers

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 14th day of February, 2013.

KWF Manager XI, LLC

By:	/S/ BOB HART
Bob Hart President

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints William J. McMorrow and Justin Enbody as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection with the registration statement, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of February 14, 2013.

Name	Title	Date

/S/ BOB HART Bob Hart	President (principal executive officer)	February 14, 2013

/S/ MATT WINDISCH Matt Windisch	Secretary and Treasurer (principal financial officer and principal accounting officer)	February 14, 2013

K-W Properties	Sole or Managing Member*	February 14, 2013

By: /S/ BARRY S. SCHLESINGER Barry S. Schlesinger President

*	The co-registrant listed above has no directors or managers

EXHIBIT INDEX

Exhibit No.	Description

3.1(1)	Second Amended and Restated Certificate of Incorporation of Kennedy-Wilson Holdings, Inc.

3.2(2)	Amended and Restated Bylaws of Kennedy-Wilson Holdings, Inc.

3.3(3)	Amended and Restated Certificate of Incorporation of Kennedy-Wilson, Inc.

3.4 (4)	Amended and Restated By-Laws of Kennedy-Wilson, Inc.

3.5(5)	Certificate of Incorporation of Kennedy-Wilson Properties, Ltd.

3.6(6)	Certificate of Incorporation of Kennedy-Wilson Property Services II, Inc.

3.7(7)	Certificate of Limited Partnership of Kennedy Wilson Property Services III, L.P.

3.8(8)	Certificate of Formation of Kennedy Wilson Property Special Equity III, LLC.

3.9 (9)	Certificate of Incorporation of Fairways 340 Corp.

3.10(10)	Certificate of Incorporation of Kennedy Wilson Overseas Investments, Inc.

3.11(11)	Articles of Incorporation of K-W Properties.

3.12(12)	Certificate of Formation of KWF Investors I, LLC.

3.13 (13)	Certificate of Formation of SG KW Venture I Manager LLC.

3.14 (14)	Certificate of Formation of KW Summer House Manager, LLC.

3.15*	Articles of Organization KW Loan Partners II LLC

3.16 (15)	Certificate of Formation of KW Loan Partners I LLC.

3.17*	Articles of Incorporation of Kennedy Wilson Auction Group LLC.

3.18*	Articles of Incorporation of Kennedy-Wilson Capital

3.19 (16)	Articles of Incorporation of Kennedy-Wilson Properties LTD (IL).

3.20*	Articles of Incorporation of KW Builder Marketing Services, Inc. (formerly KW Residential Group, Inc.).

3.21*	Certificate of Limited Partnership of Kennedy Wilson Property Services IV, L.P.

3.22 (17)	Bylaws of Kennedy-Wilson Property Equity, Inc.

3.23(18)	Bylaws of Kennedy-Wilson Property Services II, Inc.

3.24(19)	Bylaws of K-W Properties.

3.25 (20)	Bylaws of Fairways 340 Corp.

3.26(21)	By-Laws of Kennedy-Wilson Properties Ltd.

3.27*	Limited Liability Company Agreement of KW Armacoast, LLC

3.28(22)	Limited Liability Company Agreement of KWF Manager I, LLC.

3.29(23)	Limited Liability Company Agreement of KW Loan Partners II LLC.

3.30 (24)	Limited Liability Company Agreement of KW-Richmond, LLC.

3.31 (25)	Limited Liability Company Agreement of 68-540 Farrington, LLC.

3.32*	Limited Liability Company Agreement of KW Investment Adviser, LLC

3.33*	Bylaws of Kennedy-Wilson Capital

3.34*	Operating Agreement of CCA-Boise Plaza, LLC

3.35 (26)	Limited Liability Company Agreement of KW Summer House Manager, LLC.

3.36 (27)	Amended and Restated Limited Liability Company Agreement for Dillingham Ranch Aina LLC.

3.37(28)	Limited Liability Company Agreement of Kennedy Wilson Property Equity IV, LLC.

3.38 (29)	Limited Liability Company Agreement of KW BASGF II Manager, LLC.

3.39(30	Limited Liability Company Agreement of Kennedy Wilson Special Equity III, LLC.)

3.40(31)	Limited Liability Company Agreement of KWF Investors III, LLC.

3.41 (32)	Agreement of Limited Partnership of Kennedy Wilson Property Services III, LP.

3.42(33)	Operating Agreement of Kennedy Wilson Fund Management Group, LLC.

3.43(34)	Operating Agreement of KW Blossom Hill Manager, LLC.

3.44*	Certificate of Formation of KWF Manager X, LLC

3.45*	Amended and Restated Limited Liability Company Agreement of KWF Manager X, LLC

3.46*	Certificate of Formation of KWF Manager XI, LLC

3.47*	Limited Liability Company Agreement of KWF Manager XI, LLC

3.48*	Certificate of Formation of KWF Manager XII, LLC

3.49*	Limited Liability Company Agreement of KWF Manager XII, LLC

4.1(35)	Indenture, dated as of April 5, 2011, among Kennedy-Wilson, Inc., as Issuer, Kennedy-Wilson Holdings, Inc., as guarantor, certain subsidiaries of the Issuer signatories thereto, as guarantors, and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as trustee, including the form of 8.750% Notes due 2019.

4.2(35)	Registration Rights Agreement, dated April 5, 2011, among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc., certain subsidiaries of the Issuer signatories thereto, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated.

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Kulik, Gottesman & Siegel LLP.

10.1(36)	Registration Rights Agreement dated November 14, 2007 by and among Prospect Acquisition Corp. and Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., Capital Management Systems, Inc., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant.

10.2(37)	Forfeiture Agreement dated September 8, 2009 by and among Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.)

10.3 (37)	Letter Agreement dated September 17, 2009 by Prospect Acquisition Corp. and Citigroup Global Markets Inc. Ladenburg Thalmann & Co. Inc. and I-Bankers Securities, Inc.

10.4 (37)	Letter Agreement dated September 4, 2009 by Prospect Acquisition Corp. and De Guardiola Advisors, Inc.

10.5 (37)	Lock-Up Agreement by Prospect Acquisition Corp. and certain stockholders of Prospect.

10.6(38)	Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.

10.7(39)	Form of Amended and Restated Consultant Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.

10.8(39)	Form of Amended and Restated Employee Performance Unit Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.

10.9(39)	Form of Amended and Restated Employee Restricted Stock Award Agreement to Kennedy-Wilson Holdings, Inc. 2009 Equity Participation Plan.

10.10 (37)	Promissory Note issued by Kennedy-Wilson, Inc. to The Guardian Life Insurance Company of America on November 3, 2008.

10.11†(37)	Fifteenth Amendment to Employment Agreement by Kennedy-Wilson, Inc. and William J. McMorrow.

10.12†(37)	Employment Agreement dated August 14, 1992 between Kennedy-Wilson and William J. McMorrow.

10.13†(37)	Amendment to Employment Agreement dated as of January 1, 1993 between Kennedy-Wilson and William J. McMorrow.

10.14†(37)	Second Amendment to Employment Agreement dated as of between January 1, 1994 Kennedy-Wilson and William J. McMorrow.

10.15(40)	Third Amendment to Employment Agreement dated as of March 31, 1995 between Kennedy-Wilson and William J. McMorrow.

10.16†(40)	Fourth Amendment to Employment Agreement dated as of January 1, 1996 Kennedy-Wilson and William J. McMorrow.

10.17†(37)	Amendment to Employment Agreement dated as of February 28, 1996 between Kennedy-Wilson and William J. McMorrow.

10.18†(40)	Fifth Amendment to Employment Agreement dated as of May 19, 1997 between Kennedy-Wilson and William J. McMorrow.

10.19†(37)	Sixth Amendment to Employment Agreement dated as of August 20, 1998 between Kennedy-Wilson and William J. McMorrow.

10.20†(37)	Seventh Amendment to Employment Agreement dated as of August 9, 1999 between Kennedy-Wilson and William J. McMorrow.

10.21†(37)	Eighth Amendment to Employment Agreement dated as of January 3, 2000 between Kennedy-Wilson and William J. McMorrow.

10.22†(37)	Ninth Amendment to Employment Agreement dated as of October 1, 2000 between Kennedy-Wilson and William J. McMorrow.

10.23†(37)	Tenth Amendment to Employment Agreement dated as of April 22, 2002 between Kennedy-Wilson and William J. McMorrow.

10.24†(37)	Eleventh Amendment to Employment Agreement dated as of October 1, 2003 between Kennedy-Wilson and William J. McMorrow.

10.25†(37)	Twelfth Amendment to Employment Agreement dated as of April 21, 2004 between Kennedy-Wilson and William J. McMorrow.

10.26†(37)	Thirteenth Amendment to Employment Agreement dated as of January 1, 2008 between Kennedy-Wilson and William J. McMorrow.

10.27†(37)	Fourteenth Amendment to Employment Agreement dated as of February 1, 2009 between Kennedy-Wilson and William J. McMorrow.

10.28†(37)	Second Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Mary L. Ricks.

10.29†(37)	Employment Agreement dated February 1, 2009 between Kennedy-Wilson and Mary L. Ricks.

10.30†(37)	First Amendment to Employment Agreement dated June 1, 2009 between Kennedy-Wilson and Mary L. Ricks.

10.31†(37)	First Amendment to Employment Agreement by Kennedy-Wilson, Inc. and Donald J. Herrema.

10.32†(37)	Employment Agreement dated June 15, 2009 between Kennedy-Wilson and Donald J. Herrema.

10.33†(37)	Employment Agreement dated April 1, 1996 between Kennedy-Wilson and Freeman Lyle.

10.34†(37)	Amendment to Employment Agreement dated April 1, 1997 between Kennedy-Wilson and Freeman Lyle.

10.35†(37)	Second Amendment to Employment Agreement dated April 1, 1998 between Kennedy-Wilson and Freeman Lyle.

10.36†(37)	Third Amendment to Employment Agreement dated as of August 15, 1998 between Kennedy-Wilson and Freeman Lyle.

10.37†(37)	Fourth Amendment to Employment Agreement dated as of April 1, 1999 between Kennedy-Wilson and Freeman Lyle.

10.38†(37)	Fifth Amendment to Employment Agreement dated as of April 1, 2000 between Kennedy-Wilson and Freeman Lyle.

10.39†(37)	Sixth Amendment to Employment Agreement dated as of January 1, 2001 between Kennedy-Wilson and Freeman Lyle.

10.40†(37)	Seventh Amendment to Employment Agreement dated as of March 28, 2001 between Kennedy-Wilson and Freeman Lyle.

10.41†(37)	Eighth Amendment to Employment Agreement dated as of September 1, 2002 between Kennedy-Wilson and Freeman Lyle.

10.42†(37)	Ninth Amendment to Employment Agreement dated October 1, 2003 between Kennedy-Wilson and Freeman Lyle.

10.43†(37)	Tenth Amendment to Employment Agreement dated January 1, 2004 between Kennedy-Wilson and Freeman Lyle.

10.44†(37)	Eleventh Amendment to Employment Agreement dated January 1, 2005 between Kennedy-Wilson and Freeman Lyle.

10.45†(37)	Twelfth Amendment to Employment Agreement dated January 1, 2006 between Kennedy-Wilson and Freeman Lyle.

10.46†(37)	Thirteenth Amendment to Employment Agreement dated January 1, 2007 between Kennedy-Wilson and Freeman Lyle.

10.47†(37)	Fourteenth Amendment to Employment Agreement dated March 1, 2007 between Kennedy-Wilson and Freeman Lyle.

10.48†(37)	Fifteenth Amendment to Employment Agreement dated January 1, 2008 between Kennedy-Wilson and Freeman Lyle.

10.49†(37)	Sixteenth Amendment to Employment Agreement dated June 1, 2008 between Kennedy-Wilson and Freeman Lyle.

10.50†(37)	Seventeenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.

10.51†(37)	Amendment to Employment Agreement dated as of August 1, 2006 between KW Multi-Family Management Group and Robert Hart.

10.52†(37)	Second Amendment to Employment Agreement dated as of January 1, 2007 between KW Multi-Family Management Group and Robert Hart.

10.53†(37)	Third Amendment to Employment Agreement dated as of January 1, 2008 between KW Multi-Family Management Group and Robert Hart.

10.54†(37)	Fourth Amendment to Employment Agreement dated as of January 1, 2009 between KW Multi-Family Management Group and Robert Hart.

10.55(37)†	Business Loan Agreement dated July 29, 2009 between Kennedy-Wilson, Inc. and Pacific Western Bank.

10.56†(41)	Amended and Restated Loan Agreement dated June 5, 2008 between Kennedy-Wilson, Inc. and U.S. Bank National Association.

10.57†(37)	Junior Subordinated Indenture dated, January 31, 2007 between Kennedy-Wilson, Inc. and The Bank of New York Trust Company, National Association, as trustee.

10.58†(37)	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.

10.59(37)	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.

10.60(37)	First Amendment to Office Lease dated March 5, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.

10.61(37)	Second Amendment to Lease dated June 2, 1999 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.

10.62(37)	Third Amendment to Office Lease dated December 20, 2002 between Brighton Enterprises, LLC and Kennedy-Wilson, Inc.

10.63(37)	Fourth Amendment to Office Lease dated September 11, 2003 between Wilshire-Camden Associates and Kennedy-Wilson, Inc.

10.64(37)	Fifth Amendment to Office Lease dated January 7, 2006 between Douglas Emmett 2000, LLC and Kennedy-Wilson, Inc.

10.65(37)	Standard Office Lease dated March 3, 2009 by and among 9701-Hempstead Plaza, LLC, 9701-Carolina Gardens LLC, 9701-West Point Realty LLC, 9701-Dakota Leasing LLC and 9701-Iowa Leasing LLC and Kennedy-Wilson Inc.

10.66(37)	Second Amended and Restated Guaranty of Payment dated November 4, 2008 by Arthur S. Levine, as Trustee of the Ray J. Rutter Trust, Arthur S. Levine, as Trustee of the Susan Ray Rutter Trust, and Arthur S. Levine, as Trustee of the Robert Jonathan Rutter Trust, and Kennedy-Wilson Inc., to Bank Midwest N.A.

10.67(37)	Amended and Restated Guaranty dated October 25, 2007 Agreement by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.

10.68(37)	Amendment to Irrevocable standby letters of credit dated October 26, 2007 from Bank of America to the beneficiary, City of Walnut Creek on behalf of Fairways 340 LLC.

10.69(37)	Guaranty Agreement made as of August 14, 2007 by Kennedy-Wilson, Inc. in favor of Bank of America, N.A., as agent for lenders.

10.70(37)	Repayment Guaranty made as of September 4, 2007 by Kennedy-Wilson, Inc. in favor of Wachovia Bank, N.A., as agent for lenders.

10.71(37)	Commercial Guaranty made as of September 13, 2007 by Kennedy-Wilson, Inc., to Pacific Western Bank, on behalf of Windscape Village LLC.

10.72(37)	Repayment Guaranty made as of May 9, 2007 by Kennedy-Wilson, Inc. and KW Property Fund I, L.P. for the benefit of Wachovia Bank National Association.

10.73(37)	Commercial Guaranty dated January 16, 2009 to Pacific Western Bank by KWI Property Fund I, L.P.

10.74(37)	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.

10.75(37)	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.

10.76(37)	Guaranty made as of May 29, 2008 by Kennedy-Wilson, Inc. and KW Property Fund III, L.P. for the benefit of Deutsche Bank, AG.

10.77(37)	Guaranty made as of September 9, 2005, by Kennedy-Wilson, Inc., a Delaware corporation, in favor of Bank of America, N.A.

10.78(37)	Repayment Guaranty made as of September 4, 2007 by KWI Property Fund I, L.P. and KW Property Fund II, L.P., Delaware limited partnerships in favor of Wachovia Bank, N.A., as agent for lenders. [x]

10.79(40)	Fifteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson Properties and James Rosten.

10.80(40)	Eighteenth Amendment to Employment Agreement dated January 1, 2009 between Kennedy-Wilson and Freeman Lyle.

10.81(40)	Fifth Amendment to Employment Agreement dated January 1, 2009 between KW Multi-Family Group, Ltd. and Robert Hart.

10.82(40)	First Amendment to Forfeiture Agreement dated October 22, 2009 between Prospect Acquisition Corp., De Guardiola Advisors, Inc., De Guardiola Holdings, Inc., Flat Ridge Investments LLC, LLM Structured Equity Fund L.P, LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill, John Merchant and Kennedy-Wilson, Inc.

10.83†(40)	Waiver and Modification with respect to Employment Agreements dated October 22, 2009 between Kennedy-Wilson, Inc. and William J. McMorrow, Mary L. Ricks and Donald J. Herrema.

10.84(42)	Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Victory Park Capital Advisors, LLC.

10.85(42)	Stock Purchase Agreement, by and between Prospect Acquisition Corp. and Victory Park Special Situations Master Fund, LTD.

10.86(42)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Credit Suisse Securities (USA) LLC.

10.87(42)	Stock Purchase Agreement, dated as of November 11, 2009, by and between Prospect Acquisition Corp. and Nisswa Acquisition Master Fund, Ltd.

10.88(42)	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Milton Arbitrage Partners, LLC.

10.89(43)	Stock Purchase Agreement.

10.90(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Arrowgrass Master Fund Ltd.

10.91(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Bulldog Investors.

10.92(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Del Mar Master Fund Ltd.

10.93(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Citigroup Global Markets Inc.

10.94(44)	Share Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and IBS (MF) Ltd. In Respect of Glazer Merger Arbitrage Series.

10.95(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Offshore Fund Ltd.

10.96(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and Glazer Capital Management, LP.

10.97(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and HFR MA Select Opportunity Master Trust.

10.98(44)	Stock Purchase Agreement, dated as of November 12, 2009, by and between Prospect Acquisition Corp. and GSS Offshore SPC-Glazer Segregated Portfolio.

10.99(45)	Waiver and Modification With Respect to Employment Agreement Amendments.

10.100(46)	Securities Purchase Agreement, dated June 28, 2011, by and among Kennedy-Wilson Holdings, Inc., a Delaware corporation and the Purchasers named thereto.

10.101(47)	Transfer Agreement dated December 28, 2011 between KW Executive Loan Partners I LLC and K-W Properties.

10.102(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KW Summer House Manager, LLC, K-W Properties, KW Summer House Executives, LLC and the members of KW Summer House Executives, LLC as set forth therein.

10.103(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KW Montclair, LLC, K-W Properties, KW Montclair Executives, LLC and the members of KW Montclair Executives, LLC set forth therein.

10.104(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KW Montclair, LLC, K-W Properties, KW Montclair Executives, LLC and the members of KW Montclair Executives, LLC set forth therein

10.105(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KW Blossom Hill Manager, LLC, K-W Properties, KW Blossom Hill Executives, LLC and the members of KW Blossom Hill Executives, LLC set forth therein.

10.106(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KWF Investors I, LLC, K-W Properties, KWF Executives I, LLC and the members of KWF Executives I, LLC set forth therein

10.107(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KWF Investors II, LLC, K-W Properties, KWF Executives II, LLC, and the members of KWF Executives II, LLC set forth therein.

10.108(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KWF Investors III, LLC, K-W Properties, KWF Executives III, LLC, and the members of KWF Executives III, LLC set forth therein.

10.109(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KWF Investors V, LLC, K-W Properties, KWF Executives V, LLC, and the members of KWF Executives V, LLC set forth therein.

10.110(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among KW—Richmond, LLC, K-W Properties, KW Executives—Richmond, LLC, and the members of KW Executives—Richmond, LLC set forth therein.

10.111(47)	Membership Interest Acquisition Agreement dated December 28, 2011 by and among SG KW Venture I Manager, LLC, K-W Properties, SG KW Venture I Executives, LLC, and the members of SG KW Venture I Executives, LLC set forth therein.

10.112(48)	Kennedy-Wilson Holdings, Inc. Amended and Restated 2009 Equity Participation Plan.

10.113(49)	Modification Agreement, dated June 29, 2012, by and among Kennedy-Wilson, Inc., U.S. Bank National Association, as administrative agent, U.S. Bank National Association, as lender and East-West Bank, as lender

10.114*	Schedule of Omitted Documents.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21*	List of Subsidiaries of Kennedy-Wilson Holdings, Inc.

23.1*	Consent of KPMG LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Grant Thornton Taiyo ASG.

23.4*	Consent of KPMG LLP.

23.5*	Consent of KPMG LLP.

23.6*	Consent of KPMG LLP.

23.7*	Consent of KPMG LLP.

23.8*	Consent of KPMG LLP.

23.9*	Consent of KPMG LLP.

23.10*	Consent of KPMG LLP.

23.11*	Consent of KPMG LLP.

23.12*	Consent of KPMG LLP.

23.13*	Consent of KPMG LLP.

23.14*	Consent of KPMG LLP.

23.15*	Consent of KPMG LLP.

23.16*	Consent of KPMG LLP.

23.17	Consent of Latham & Watkins LLP (included in Exhibit 5.1 above).

23.18	Consent of Opinion of Kulik, Gottesman & Siegel LLP (included in Exhibit 5.2 above).

24	Powers of Attorney (included in the signature pages to this registration statement).

25*	Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association (Form T-1).

99.1*	Form of Letter of Transmittal with Respect to the Exchange Offer.

99.2*	Form of Notice of Guaranteed Delivery with Respect to the Exchange Offer.

99.3*	Form of Letter to DTC Participants Regarding the Exchange Offer.

99.4*	Form of Letter to Beneficial Holders Regarding the Exchange Offer.

†	Management Contract, Compensation Plan or Agreement.

(1)	Filed as Annex A to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(2)	Filed as Annex D to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(3)	Filed as Exhibit 3.2 to Amendment No. 3 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-145110) filed October 26, 2007 and incorporated by reference herein.
(4)	Filed as Exhibit 3.4 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(5)	Filed as Exhibit 3.5 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(6)	Filed as Exhibit 3.6 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.

(7)	Filed as Exhibit 3.7 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(8)	Filed as Exhibit 3.8 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(9)	Filed as Exhibit 3.9 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(10)	Filed as Exhibit 3.10 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(11)	Filed as Exhibit 3.11 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(12)	Filed as Exhibit 3.12 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(13)	Filed as Exhibit 3.13 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(14)	Filed as Exhibit 3.14 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(15)	Filed as Exhibit 3.16 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(16)	Filed as Exhibit 3.19 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(17)	Filed as Exhibit 3.22 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(18)	Filed as Exhibit 3.23 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(19)	Filed as Exhibit 3.24 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(20)	Filed as Exhibit 3.25 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(21)	Filed as Exhibit 3.26 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(22)	Filed as Exhibit 3.28 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(23)	Filed as Exhibit 3.29 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(24)	Filed as Exhibit 3.30 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(25)	Filed as Exhibit 3.31 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(26)	Filed as Exhibit 3.35 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(27)	Filed as Exhibit 3.36 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(28)	Filed as Exhibit 3.37 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(29)	Filed as Exhibit 3.38 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.

(30)	Filed as Exhibit 3.39 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(31)	Filed as Exhibit 3.40 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(32)	Filed as Exhibit 3.41 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(33)	Filed as Exhibit 3.42 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(34)	Filed as Exhibit 3.43 to Kennedy-Wilson Inc.’s Registration Statement on Form S-4 (File No. 333-177177) filed October 5, 2011 and incorporated by reference herein.
(35)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed April 8, 2011.
(36)	Filed as Exhibit 10.11 to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 10-K (File No.: 001-33824) filed on March 31, 2008 and incorporated by reference herein.
(37)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on September 24, 2009 and incorporated by reference herein.
(38)	Filed as Annex E to Amendment No. 5 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 28, 2009 and incorporated by reference herein.
(39)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-8 (File No.: 333-164928) filed on February 16, 2010 and incorporated by reference herein.
(40)	Filed as an Exhibit to Amendment No. 2 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 23, 2009 and incorporated by reference herein.
(41)	Filed as an Exhibit to Amendment No. 1 to Kennedy-Wilson Holdings, Inc.’s Registration Statement on Form S-4 (File No.: 333-162116) filed on October 16, 2009 and incorporated by reference herein.
(42)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 11, 2009.
(43)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 12, 2009.
(44)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 13, 2009.
(45)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed November 19, 2009.
(46)	Filed as an Exhibit to Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed June 29, 2011 and incorporated by reference herein.
(47)	Filed as an Exhibit to the Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed December 30, 2011.
(48)	Filed as an Exhibit to the Kennedy-Wilson Holdings, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed January 30, 2012.
(49)	Filed as Exhibit 10.1 to Kennedy-Wilson Holding, Inc.’s Current Report on Form 8-K (File No.: 001-33824) filed June 29, 2012.
*	Filed herewith.